Exhibit 4.11

EXECUTION VERSION

U.S.$3,800,000,000 and €350,000,000

FACILITIES AGREEMENT

dated 6 March 2019

for

ALCON INC.

arranged by

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DESIGNATED ACTIVITY COMPANY, BNP PARIBAS FORTIS SA/NV, CITIGROUP GLOBAL MARKETS LIMITED, MORGAN STANLEY BANK INTERNATIONAL LIMITED and UBS AG, LONDON BRANCH

with

CITIBANK EUROPE PLC, UK BRANCH

acting as Agent

Ref: L-280014

Linklaters LLP

CONTENTS

CLAUSE		PAGE

SECTION 1
INTERPRETATION

1.	Definitions and interpretation	1

SECTION 2
THE FACILITIES

2.	The Facilities	31
3.	Purpose	34
4.	Conditions of Utilisation	35

SECTION 3
UTILISATION

5.	Utilisation	37
6.	Utilisation — U.S. Dollar Swingline Loans	39
7.	U.S. Dollar Swingline Loans	41
8.	Utilisation — Euro Swingline Loans	43
9.	Euro Swingline Loans	46
10.	Optional Currencies	49

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

11.	Repayment	50
12.	Prepayment and cancellation	55

SECTION 5
COSTS OF UTILISATION

13.	Interest	63
14.	Interest Periods	67
15.	Changes to the calculation of interest	68
16.	Fees	70

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

17.	Tax gross-up and indemnities	73
18.	Increased Costs	81
19.	Other indemnities	83
20.	Mitigation by the Lenders	84
21.	Costs and expenses	85

SECTION 7
GUARANTEE

22.	Guarantee and indemnity	86

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

23.	Representations	89
24.	Information undertakings	92
25.	General undertakings	94
26.	Events of Default	99

i

SECTION 9
CHANGES TO PARTIES

27.	Changes to the Lenders	104
28.	Changes to the Obligors	109

SECTION 10
FINANCE PARTIES

29.	Role of the Agent, the Arranger and the Reference Banks	111
30.	Conduct of business by the Finance Parties	120
31.	Sharing among the Finance Parties	120

SECTION 11
ADMINISTRATION

32.	Payment mechanics	122
33.	Set-off	126
34.	Notices	126
35.	Calculations and certificates	128
36.	Partial invalidity	128
37.	Remedies and waivers	128
38.	Amendments and waivers	129
39.	Confidential Information	133
40.	Confidentiality of Funding Rates and Reference Bank Quotations	137
41.	Lending Affiliates	138
42.	Counterparts	144
43.	Contractual recognition of bail-in	145

SECTION 12
GOVERNING LAW AND ENFORCEMENT

44.	Governing law	147
45.	Enforcement	147

THE SCHEDULES

ii

THIS AGREEMENT is dated 6 March 2019 and made between:

(1)                           ALCON INC., a company incorporated in Switzerland with registration number CHE-234.781.164 (the “Company”);

(2)                           THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as original borrowers (together with the Company, the “Original Borrowers”);

(3)                           BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DESIGNATED ACTIVITY COMPANY, BNP PARIBAS FORTIS SA/NV, CITIGROUP GLOBAL MARKETS LIMITED, MORGAN STANLEY BANK INTERNATIONAL LIMITED and UBS AG, LONDON BRANCH as mandated lead arrangers and bookrunners (whether acting individually or together, the “Arranger”);

(4)                           THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(5)                           THE FINANCIAL INSTITUTIONS listed in Schedule 10 (Original Lending Affiliates) as original lending affiliates; and

(6)                           CITIBANK EUROPE PLC, UK BRANCH as agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                DEFINITIONS AND INTERPRETATION

1.1                         Definitions

In this Agreement:

“Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB+ or higher by S&P or Fitch or Baa1 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency.

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means:

(a)                                  the Agent’s spot rate of exchange; or

(b)                                  (if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Appointing Lender” has the meaning given to that term in Clause 41.1 (Lending Affiliate definitions).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)                                  in relation to the Bridge Facility, the period from and including the date of this Agreement to and including the date falling two Months after the date of this Agreement;

(b)                                  in relation to Facility A, the period from and including the date of this Agreement to and including the date falling two Months after the date of this Agreement;

(c)                                   in relation to Facility B, the period from and including the date of this Agreement to and including the date falling two Months after the date of this Agreement;

(d)                                  in relation to Facility C, the period from and including the date of this Agreement to and including the date falling two Months after the date of this Agreement; and

(e)                                   in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the date falling one week before the Termination Date applicable to the Revolving Facility, provided that any such period may be amended with the consent of the Company and all of the Lenders.

“Available Commitment” means, but without limiting Clause 6.5 (U.S. Dollar Swingline Facility — relationship with the Revolving Facility) and Clause 8.5 (Euro Swingline Facility — relationship with the Revolving Facility), in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)                                  the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)                                  in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under the Revolving Facility only, that Lender’s participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Euro Swingline Commitment” of a Euro Swingline Lender means, but without limiting Clause 8.5 (Euro Swingline Facility — relationship with the Revolving Facility), that Lender’s Euro Swingline Commitment minus:

(a)                                  the amount of its participation in any outstanding Euro Swingline Loans; and

(b)                                  in relation to any proposed Utilisation under the Euro Swingline Facility, the amount of its participation in any Euro Swingline Loans that are due to be made under the Euro Swingline Facility on or before the proposed Utilisation Date, other than that Lender’s participation in any Euro Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Euro Swingline Facility” means the aggregate for the time being of each Euro Swingline Lender’s Available Euro Swingline Commitment.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Available U.S. Dollar Swingline Commitment” of a U.S. Dollar Swingline Lender means, but without limiting Clause 6.5 (U.S. Dollar Swingline Facility — relationship with the Revolving Facility), that Lender’s U.S. Dollar Swingline Commitment minus:

(a)                                  the amount of its participation in any outstanding U.S. Dollar Swingline Loans; and

(b)                                  in relation to any proposed Utilisation under the U.S. Dollar Swingline Facility, the amount of its participation in any U.S. Dollar Swingline Loans that are due to be made under the U.S. Dollar Swingline Facility on or before the proposed Utilisation Date, other than that Lender’s participation in any U.S. Dollar Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available U.S. Dollar Swingline Facility” means the aggregate for the time being of each U.S. Dollar Swingline Lender’s Available U.S. Dollar Swingline Commitment.

“Base Currency” means:

(a)                                  in relation to the Bridge Facility, United States Dollars;

(b)                                  in relation to Facility A, United States Dollars;

(c)                                   in relation to Facility B, United States Dollars;

(d)                                  in relation to Facility C, euro;

(e)                                   in relation to the Revolving Facility, United States Dollars;

(f)                                    in relation to the U.S. Dollar Swingline Facility, United States Dollars; and

(g)                                   in relation to the Euro Swingline Facility, euro.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower (or by the Company on its behalf) for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) as adjusted to reflect any repayment, prepayment, consolidation or division of a Loan.

“Borrower” means an Original Borrower or an Additional Borrower, unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)                                  the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Bridge Facility” means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Bridge Facility Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Bridge Facility Commitment” in Part II A of Schedule 1 (The Original Parties) and the amount of any other Bridge Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Bridge Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Bridge Facility Loan” means a loan made or to be made under the Bridge Facility or the principal amount outstanding for the time being of that loan.

“Bridge Facility Repayment Date” means the Termination Date applicable to the Bridge Facility.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Geneva and Zurich and:

(a)                                  (in relation to any date for payment or purchase of a currency other than euro or USD) the principal financial centre of the country of that currency;

(b)                                  (in relation to any date for payment or purchase of USD) any New York Business Day; or

(c)                                   (in relation to any date for payment or purchase of euro) any TARGET Day.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements in a pooling or netting arrangement or otherwise.

“Commitment” means:

(a)                                  a Bridge Facility Commitment;

(b)                                  a Facility A Commitment;

(c)                                   a Facility B Commitment;

(d)                                  a Facility C Commitment;

(e)                                   a Revolving Facility Commitment;

(f)                                    a U.S. Dollar Swingline Commitment; or

(g)                                   a Euro Swingline Commitment.

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)                                  any member of the Group or any of its advisers; or

(b)                                  another Finance Party, if the information was obtained by that Finance Party directly, or indirectly, from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)                                  information that:

(A)                            is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidential Information);

(B)                            is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)                            is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)                               any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.

“Consenting Lender” has the meaning given to that term in paragraph (e) of Clause 11.7 (Extension option — Revolving Facility).

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                  which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)                                  which has otherwise rescinded or repudiated a Finance Document;

(c)                                   with respect to which an Insolvency Event has occurred and is continuing; or

(d)                                  an Affiliate of which is a Defaulting Lender,

unless, in the case of paragraph (a) above:

(i)                                  its failure to pay is caused by:

(A)                            administrative or technical error; or

(B)                            a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)                               the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Demerger” means the demerger of the Company (and its Subsidiaries) from the Novartis Group, such that the Company and the other members of the Group cease to be direct and/or indirect Subsidiaries of Novartis.

“Demerger Effective Date” means the first date on which:

(a)                                  the Demerger has been completed; and

(b)                                  shares in the Company have been admitted to trading on either or both of the SIX Swiss Exchange and the New York Stock Exchange.

“Disruption Event” means either or both of:

(a)                                  a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                  the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                  from performing its payment obligations under the Finance Documents; or

(ii)                               from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Eligible Institution” means any Lender or other bank or financial institution selected by the Company and which, in each case, is not a member of the Group.

“EONIA” means, in relation to the Euro Swingline Facility and in relation to any day:

(a)                                  the applicable Screen Rate for that day; or

(b)                                  as otherwise determined pursuant to Clause 9.6 (Unavailability of Screen Rate — Euro Swingline Facility),

and, if, in either case, that rate is less than zero, EONIA shall be deemed to be zero.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that, for the purposes of Title IV of ERISA, is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means any of the following events:

(a)

(i)                                  the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or

(ii)                               the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of that Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

(b)                                  the application for a minimum funding waiver with respect to a Plan;

(c)                                   the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

(d)                                  the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

(e)                                   the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

(f)                                    the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or

(g)                                   the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

“EURIBOR” means, in relation to any Loan in euro:

(a)                                  the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)                                  as otherwise determined pursuant to Clause 15.1 (Unavailability of Screen Rate),

and, if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.

“Euro Swingline Business Day” means any TARGET Day.

“Euro Swingline Commitment” means:

(a)                                  in relation to an Original Euro Swingline Lender, the amount in euro set opposite its name under the heading “Euro Swingline Commitment” in Part II B of Schedule 1 (The Original Parties) and the amount of any other Euro Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Euro Swingline Lender, the amount of any Euro Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Euro Swingline Facility” means the euro swingline loan facility made available under this Agreement as described in Clause 9 (Euro Swingline Loans).

“Euro Swingline Lender” means:

(a)                                  an Original Euro Swingline Lender; or

(b)                                  any other person which has become a Party as a “Lender” in respect of a Euro Swingline Commitment or a Euro Swingline Loan participation in accordance with Clause 2.2 (Increase) or Clause 27 (Changes to the Lenders),

which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

“Euro Swingline Loan” means a loan made or to be made under the Euro Swingline Facility or the principal amount outstanding for the time being of that loan.

“Euro Swingline Margin” means the Margin then applicable to the Revolving Facility, as determined in accordance with Clause 13.6 (Margin — each Term Facility and the Revolving Facility).

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Excluded Vendor Financing” means any liability under any Vendor Financing to the extent treated as off balance sheet of the Group by the auditors of the Group.

“Extension Date” has the meaning given to that term in paragraph (d) of Clause 11.7 (Extension option — Revolving Facility).

“Facility” means:

(a)                                  the Bridge Facility;

(b)                                  Facility A;

(c)                                   Facility B;

(d)                                  Facility C;

(e)                                   the Revolving Facility;

(f)                                    the U.S. Dollar Swingline Facility; or

(g)                                   the Euro Swingline Facility.

“Facility A” means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Facility A Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part II A of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Repayment Date” means the Termination Date applicable to Facility A.

“Facility B” means the term loan facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities).

“Facility B Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Part II A of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility B Repayment Date” means the Termination Date applicable to Facility B.

“Facility C” means the term loan facility made available under this Agreement as described in paragraph (d) of Clause 2.1 (The Facilities).

“Facility C Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility C Commitment” in Part II A of Schedule 1 (The Original Parties) and the amount of any other Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility C Loan” means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

“Facility C Repayment Date” means the Termination Date applicable to Facility C.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party, determined in good faith by a duly appointed officer of the Company or its relevant Subsidiary.

“FATCA” means:

(a)                                  sections 1471 to 1474 of the Internal Revenue Code and any associated regulations;

(b)                                  any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; and

(c)                                   any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                  in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Internal Revenue Code (which relates to payments of interest and certain other payments from sources within the U.S.), 1 July 2014; or

(b)                                  in relation to a “passthru payment” described in section 1471(d)(7) of the Internal Revenue Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Federal Funds Rate” means, in relation to the U.S. Dollar Swingline Facility and in relation to any day, the rate per annum equal to:

(a)                                  the weighted average of the rates on overnight Federal funds transactions with members of the U.S. Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(b)                                  if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by the Agent from three Federal funds brokers of recognised standing selected by the Agent, and, if, in either case, such rate is less than zero, the Federal Funds Rate shall be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent (including any Swingline Agent) and the Company) setting out any of the fees payable in connection with this Agreement.

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as such by the Agent and the Company.

“Finance Party” means the Agent (including, for the avoidance of doubt, any Swingline Agent), the Arranger or a Lender.

“Financial Indebtedness” means (without any double counting) any indebtedness for or in respect of:

(a)                                  moneys borrowed;

(b)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or other similar instrument;

(c)                                   the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force immediately before the adoption of IFRS16 (Leases), have been treated as an operating lease);

(d)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(e)                                   receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis or pursuant to a Qualified Securitisation Financing);

(f)                                    any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing, but excluding transactions where the duration of such borrowing is less than 180 days and/or, for the avoidance of doubt, trade payables or similar obligations to trade creditors accrued in the ordinary course of business;

(g)                                   any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(h)                                  the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (g) above,

provided that:

(i)                                  any indebtedness owing by one member of the Group to another member of the Group shall not be taken into account as Financial Indebtedness;

(ii)                               any indebtedness in respect of the issuance in the capital markets of any bond, commercial paper or other debt instrument, the proceeds of which are to be applied to refinance other existing Financial Indebtedness of the Group (provided that such proceeds are applied in refinancing that existing Financial Indebtedness within 60 days of being incurred), shall not be taken into account as Financial Indebtedness until those proceeds are so applied in such refinancing;

(iii)                            any indebtedness for or in respect of the items referred to in paragraph (d) or (g) above shall only be treated as Financial Indebtedness for the purposes of Clause 26.4 (Cross acceleration); and

(iv)                           any Excluded Vendor Financing shall not be taken into account as Financial Indebtedness.

“Fraudulent Transfer Law” means any applicable U.S. Bankruptcy Law or any applicable U.S. state fraudulent transfer or conveyance law.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 15.4 (Cost of funds) or Clause 9.8 (Cost of funds — Euro Swingline Facility).

“GAAP” means, in relation to the consolidated (or combined, in the case of the Original Financial Statements) financial statements of the Company, International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), provided that, at any time after the date of this Agreement, the Company may instead elect to apply United States

Generally Accepted Accounting Principles (US GAAP) as issued by the Financial Accounting Standards Board (FASB).

“German Entity” means a German Group Member or a member of the Group which has its centre of main interest (as that term is used in The Council of European Union Regulation No. 1346/2000 on Insolvency Proceedings) in the Federal Republic of Germany.

“German Group Member” means a member of the Group incorporated in the Federal Republic of Germany.

“Group” means the Company and its Subsidiaries for the time being.

“Group Treasury Company” means a member of the Group:

(a)                                  whose primary functions within the Group are:

(i)                                  raising external debt for the Group by way of borrowings, the issuance of bonds, commercial paper and/or other debt instruments or otherwise; and/or

(ii)                               supporting the intra-Group funding arrangements and treasury operations of the Group; and

(b)                                  which does not have any material assets not related to the activities described under paragraph (a) above.

“Guarantor” means the Company.

“Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt “Obligationen” vom April 1999), guideline S-02.130.1 in relation to money market instruments and accounts receivable of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom January 2000), circular letter no. 34 in relation to customer credit balances of 26 July 2011 (Kreisschreiben Nr. 34 vom 26. Juli 2011 betreffend “Kundenguthaben”) and the circular letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss Withholding Tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben” vom 3. Oktober 2017), in each case, as issued, amended or replaced from time to time, by the Swiss federal tax administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Impaired Agent” means the Agent (including, for the avoidance of doubt, each Swingline Agent) at any time when:

(a)                                  it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                  the Agent (including each Swingline Agent) otherwise rescinds or repudiates a Finance Document;

(c)                                   (if the Agent or the Swingline Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                  an Insolvency Event has occurred and is continuing with respect to the Agent or the Swingline Agent;

unless, in the case of paragraph (a) above:

(i)                                  its failure to pay is caused by:

(A)                            administrative or technical error; or

(B)                            a Disruption Event,

and payment is made within five Business Days of its due date; or

(ii)                               the Agent (or the Swingline Agent) is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 9 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in paragraph (a)(I) of Clause 2.2 (Increase).

“Information Package” means the documentation package approved by the Company concerning the Group which, at the Company’s request and on its behalf, was compiled in relation to this transaction and distributed by the Arranger to selected financial institutions before the date of this Agreement.

“Insolvency Event” means, in relation to a Finance Party or the Swingline Agent, that the Finance Party or the Swingline Agent:

(a)                                  is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                  becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                   makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                  institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or other official;

(e)                                   has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                  results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                               is not dismissed, discharged, stayed or restrained, in each case, within 30 days of the institution or presentation thereof;

(f)                                    has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                                   seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)                                  has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within 30 days thereafter;

(i)                                      causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)                                     takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 14 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 13.3 (Default interest).

“Internal Revenue Code” means the United States Internal Revenue Code of 1986 (26 U.S.C. §§ 1 et seq.).

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                  the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)                                  the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“IRS” means the United States Internal Revenue Service (or any successor thereto).

“Legal Opinion” means any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 28 (Changes to the Obligors).

“Legal Reservations” means:

(a)                                  the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                  the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of United Kingdom stamp duty may be void and defences of set-off or counterclaim;

(c)                                   similar principles, rights and defences under the laws of the jurisdiction in which an Obligor is incorporated; and

(d)                                  any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)                                  any Original Lender; and

(b)                                  any bank or financial institution which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase) or Clause 27 (Changes to the Lenders),

which, in each case, has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Lending Affiliate” has the meaning given to that term in Clause 41.1 (Lending Affiliate definitions).

“LIBOR” means, in relation to any Loan:

(a)                                  the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)                                  as otherwise determined pursuant to Clause 15.1 (Unavailability of Screen Rate),

and, if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means:

(a)                                  a Bridge Facility Loan;

(b)                                  a Facility A Loan;

(c)                                   a Facility B Loan;

(d)                                  a Facility C Loan;

(e)                                   a Revolving Facility Loan;

(f)                                    a U.S. Dollar Swingline Loan; or

(g)                                   a Euro Swingline Loan.

“Majority Lenders” means a Lender or Lenders whose Commitments (other than Euro Swingline Commitments and U.S. Dollar Swingline Commitments) aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction).

“Margin” means the percentage rate per annum determined in accordance with:

(a)                                  in respect of the Bridge Facility, Clause 13.5 (Margin — Bridge Facility); and

(b)                                  in respect of each Term Facility and the Revolving Facility, Clause 13.6 (Margin — each Term Facility and the Revolving Facility).

“Margin Regulations” means Regulation T, U or X, as the case may be, of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations made in respect of any of them.

“Margin Stock” means “margin stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on or a material adverse change in:

(a)                                  the ability of the Obligors (taken as a whole) to perform and comply with their payment and other material obligations under any Finance Document; or

(b)                                  the validity or enforceability of any Finance Document.

“Material Company” means, at any time:

(a)                                  an Obligor;

(b)                                  a member of the Group that holds shares in an Obligor (other than the Company); or

(c)                                   a Subsidiary of the Company which has total assets or net sales (excluding intra-Group items) representing 10 per cent. or more of the total assets or net sales (excluding intra-Group items) of the Group, calculated on a consolidated basis.

Compliance with the conditions set out in paragraph (c) above shall be determined by reference to: (i) the relevant pre-consolidation IFRS financial information in relation to that Subsidiary; and (ii) the latest audited consolidated (or combined, in the case of the Original Financial Statements) financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary.

A report by the auditors of the Company, or a report prepared in good faith by the chief accounting officer of the Company, that a Subsidiary of the Company is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                  if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one or, if there is not, on the immediately preceding Business Day; and

(b)                                  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that:

(a)                                  is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates; or

(b)                                  was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“New Lender” has the meaning given to that term in Clause 27.1 (Assignments and transfers by the Lenders).

“New York Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York City.

“Non-Consenting Lender” has the meaning given to that term in paragraph (e) of Clause 11.7 (Extension option — Revolving Facility).

“Novartis” means Novartis AG.

“Novartis Group” means Novartis and its direct and indirect Subsidiaries, excluding any member of the Group.

“Obligor” means a Borrower or the Guarantor.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto).

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Euro Swingline Lender” means an Original Lender listed in Part II B of Schedule 1 (The Original Parties) as a euro swingline lender.

“Original Financial Statements” means the audited combined financial statements of the Novartis AG Alcon Business as of and for the year ended 31 December 2018, as included in the Company’s registration statement on Form 20-F as filed with the SEC on 28 February 2019.

“Original Obligor” means an Original Borrower or the Guarantor.

“Original U.S. Dollar Swingline Lender” means an Original Lender listed in Part II B of Schedule 1 (The Original Parties) as a U.S. dollar swingline lender.

“Overall Revolving Commitment” of a Lender means:

(a)                                  its Revolving Facility Commitment; or

(b)                                  in the case of a Euro Swingline Lender or a U.S. Dollar Swingline Lender which does not have a Revolving Facility Commitment, the Revolving Facility Commitment of a Lender which is its Affiliate.

“Participating Member State” means any member state of the European Union that adopts or has adopted, and, in each case, continues to adopt, the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation of the USA established pursuant to Section 4002 of ERISA (or any entity succeeding to all or any of its functions under ERISA).

“Person” means an individual, partnership, corporation (including business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity (whether or not having separate legal personality), or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Qualified Securitisation Financing” means any financing pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to any other Person, or grant Security over, any accounts receivable (and related assets) in an aggregate principal amount equivalent to the Fair Market Value of such accounts receivable (and related assets), provided that:

(a)                                  the covenants, events of default and other provisions applicable to such financing shall be on market terms (as determined in good faith by a duly appointed officer of the Company or relevant Subsidiary) at the time such financing is entered into;

(b)                                  the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by a duly appointed officer of the Company or relevant Subsidiary) at the time such financing is entered into; and

(c)                                   such financing shall be non-recourse to the Company and each of its Subsidiaries except to a limited extent customary for such transactions.

“Qualifying Bank” means:

(a)                                  any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen); or

(b)                                  any person acting on its own account which is licensed as a bank under the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity which is licensed as a bank under the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having its own bank personnel, premises, communication devices and decision-making power, all in accordance with the Guidelines; or

(c)                                   a federal reserve or central bank (including supranational central banks such as, inter alia, the European Central Bank) and institutions with a similar function as a federal reserve or central bank in countries which do not have a federal reserve or central bank, and the Bank for International Settlements (BIS).

“Qualifying Lender” has the meaning given to that term in Clause 17.1 (Definitions).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                  (if the currency is euro) two TARGET Days before the first day of that period; or

(b)                                  (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Market for that currency, in which case, the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and, if quotations for that currency and period would normally be given on more than one day, the Quotation Day will be the last of those days).

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)                                  in relation to LIBOR as either:

(i)                                  if:

(A)                            the Reference Bank is a contributor to the applicable Screen Rate; and

(B)                            it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(ii)                               in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market;

(b)                                  in relation to EURIBOR:

(i)                                  (other than where paragraph (b)(ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(ii)                               if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(c)                                   in relation to EONIA:

(i)                                  (other than where paragraph (c)(ii) below applies) as the rate which is the weighted average of the lending rates applied to all overnight unsecured lending transactions in euro undertaken by the relevant Reference Bank in the European interbank market during the relevant day; or

(ii)                               if different, as the rate (if any and applied to the relevant Reference Bank and the relevant day) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means any three banks in the Relevant Market as may be appointed as Reference Banks by the Agent in consultation with the Company (and with the consent of each relevant bank) from time to time.

“Register” has the meaning given to it in Clause 29.20 (The Register).

“Regulation U” means Regulation U of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations made in respect of such regulation.

“Relevant Market” means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Repeating Representations” means each of the representations set out in:

(a)                                  Clause 23.1 (Status);

(b)                                  Clause 23.2 (Binding obligations);

(c)                                   Clause 23.3 (Non-conflict with other obligations);

(d)                                  Clause 23.4 (Power and authority);

(e)                                   Clause 23.5 (Validity and admissibility in evidence);

(f)                                    Clause 23.6 (Governing law and enforcement);

(g)                                   with respect to the financial statements most recently delivered (or deemed to have been delivered) to the Agent pursuant to paragraph (b) of Clause 24.1 (Reporting requirements) only, paragraphs (a) and (b) of Clause 23.9 (Financial statements);

(h)                                  Clause 23.10 (Pari passu ranking);

(i)                                      Clause 23.12 (Sanctions);

(j)                                     Clause 23.13 (U.S. Government regulation); and

(k)                                  Clause 23.14 (U.S. Margin Regulations).

“Replacement Benchmark” means a benchmark rate which is:

(a)                                  formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)                                  the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)                               any Relevant Nominating Body,

and, if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (a)(ii) above;

(b)                                  in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)                                   in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Screen Rate.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Revolving Facility” means the revolving loan facility made available under this Agreement as described in paragraph (e) of Clause 2.1 (The Facilities).

“Revolving Facility Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment” in Part II A of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Rollover Loan” means one or more Revolving Facility Loans:

(a)                                  made or to be made on the same day that one or more maturing Revolving Facility Loans is or are due to be repaid;

(b)                                  the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan(s) (unless it is more than the maturing Revolving Facility Loan(s)

solely because it arose as a result of the operation of Clause 10.2 (Unavailability of a currency));

(c)                                   in the same currency as the maturing Revolving Facility Loan(s) (unless it arose as a result of the operation of Clause 10.2 (Unavailability of a currency)); and

(d)                                  made or to be made to the same Borrower for the purpose of refinancing the maturing Revolving Facility Loan(s).

“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by:

(a)                                  OFAC;

(b)                                  the European Union;

(c)                                   Her Majesty’s Treasury of the United Kingdom; or

(d)                                  the Swiss Confederation.

“Screen Rate” means:

(a)                                  in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(b)                                  in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(c)                                   in relation to EONIA, the euro overnight index average administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed (before any correction, recalculation or republication by the administrator) on page EONIA= of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)                                  the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Obligors, materially changed;

(b)

(i)

(A)                            the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)                            information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)                               the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)                            the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)                           the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)                                   the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)                                  the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or

(ii)                               that Screen Rate is calculated in accordance with any such policy or arrangement for a period of no less than one month; or

(d)                                  in the opinion of the Majority Lenders and the Obligors, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“SEC” means the United States Securities and Exchange Commission (or any successor thereto).

“Securitisation Assets” means any accounts receivable subject to a Qualified Securitisation Financing.

“Security” means a mortgage, charge, assignment by way of security, pledge, hypothecation, lien and any other security interest securing any obligation of any person.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 14 (Interest Periods) in relation to the Bridge Facility or a Term Facility.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that:

(a)                                  is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates; or

(b)                                  was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Specified Time” means a day or time determined in accordance with Schedule 8 (Timetables).

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50 per cent. of:

(a)                                  the issued and outstanding capital stock having voting power to elect a majority of the board of directors of such corporation (without reference to any capital stock of any other class or classes of such corporation that shall or might have voting power upon the occurrence of any contingency if that contingency has not occurred);

(b)                                  the interest in the capital or profits of such limited liability company, partnership or joint venture; or

(c)                                   the beneficial interest in such trust or estate,

is at the time, directly or indirectly, owned or controlled by such Person or by one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Swingline Agent” means any Affiliate of the Agent through which the Agent performs its duties in respect of:

(a)                                  the U.S. Dollar Swingline Facility pursuant to Clause 7.7 (U.S. Dollar Swingline Agent); or

(b)                                  the Euro Swingline Facility pursuant to Clause 9.10 (Euro Swingline Agent).

“Swiss Borrower” means a Borrower incorporated in Switzerland or, if different, a Borrower which is treated as resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Non-Bank Rules” means the Ten Non-Bank Rule and the Twenty Non-Bank Rule.

“Swiss Obligor” means a Swiss Borrower or the Guarantor.

“Swiss Withholding Tax” means any tax imposed under the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Ten Non-Bank Rule” means the rule that the aggregate number of creditors under all of the Facilities which are not Qualifying Banks must not, at any time, exceed 10, all in accordance within the meaning of the Guidelines.

“Term Facility” means each of:

(a)                                  Facility A;

(b)                                  Facility B; and

(c)                                   Facility C.

“Term Facility Loan” means:

(a)                                  a Facility A Loan;

(b)                                  a Facility B Loan; or

(c)                                   a Facility C Loan.

“Termination Date” means:

(a)                                  in relation to the Bridge Facility, and subject to Clause 11.2 (Extension option — Bridge Facility), the date falling one year after the date of this Agreement;

(b)                                  in relation to Facility A, the date falling three years after the date of this Agreement;

(c)                                   in relation to Facility B, the date falling five years after the date of this Agreement;

(d)                                  in relation to Facility C, the date falling five years after the date of this Agreement; and

(e)                                   in relation to the Revolving Facility, and subject to Clause 11.7 (Extension option — Revolving Facility), the date falling five years after the date of this Agreement.

“Total Bridge Facility Commitments” means the aggregate of the Bridge Facility Commitments, being U.S.$1,500,000,000 at the date of this Agreement.

“Total Commitments” means the aggregate of:

(a)                                  the Total Bridge Facility Commitments;

(b)                                  the Total Facility A Commitments;

(c)                                   the Total Facility B Commitments;

(d)                                  the Total Facility C Commitments; and

(e)                                   the Total Revolving Facility Commitments.

“Total Euro Swingline Commitments” means the aggregate of the Euro Swingline Commitments, being EUR100,000,000 at the date of this Agreement.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being U.S.$500,000,000 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being U.S.$800,000,000 at the date of this Agreement.

“Total Facility C Commitments” means the aggregate of the Facility C Commitments, being €350,000,000 at the date of this Agreement.

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being U.S.$1,000,000,000 at the date of this Agreement.

“Total U.S. Dollar Swingline Commitments” means the aggregate of the U.S. Dollar Swingline Commitments, being U.S.$250,000,000 at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                                  the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                  the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Obligor under all its outstanding debts relevant for classification as debentures (Kassenobligation) (including debt arising under this Agreement and intra-Group loans (if and to the extent intra-Group loans are not exempt in accordance with art. 14a of the Swiss Federal Ordinance on Withholding Tax), loans, facilities and/or private placements (including under the Finance Documents)) must not at any time exceed 20, all in accordance with the meaning of the Guidelines.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“U.S.” and “United States” means the United States of America, its territories and possessions.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States.

“U.S. Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law.

“U.S. Dollar Swingline Commitment” means:

(a)                                  in relation to an Original U.S. Dollar Swingline Lender, the amount in United States Dollars set opposite its name under the heading “U.S. Dollar Swingline Commitment” in Part II B of Schedule 1 (The Original Parties) and the amount of any other U.S. Dollar Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other U.S. Dollar Swingline Lender, the amount of any U.S. Dollar Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“U.S. Dollar Swingline Facility” means the United States Dollars swingline loan facility made available under this Agreement as described in Clause 7 (U.S. Dollar Swingline Loans).

“U.S. Dollar Swingline Lender” means:

(a)                                  an Original U.S. Dollar Swingline Lender; or

(b)                                  any other person which has become a Party as a “Lender” in respect of a U.S. Dollar Swingline Commitment or a U.S. Dollar Swingline Loan participation in accordance with Clause 2.2 (Increase) or Clause 27 (Changes to the Lenders),

which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

“U.S. Dollar Swingline Loan” means a loan made or to be made under the U.S. Dollar Swingline Facility or the principal amount outstanding for the time being of that loan.

“U.S. Organised Borrower” means a Borrower that is organised, incorporated or formed under the laws of the United States or any State thereof (including the District of Columbia).

“U.S. Tax Obligor” means:

(a)                                  a Borrower which is resident for tax purposes in the U.S.; or

(b)                                  an Obligor some or all of whose payments under the Finance Documents are from sources within the U.S. for U.S. federal income tax purposes.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means, in respect of a Loan:

(a)                                  under the Bridge Facility, a Term Facility or the Revolving Facility, a notice substantially in the form set out in Part I A of Schedule 3 (Requests);

(b)                                  under the Euro Swingline Facility, a notice substantially in the form set out in Part I B of Schedule 3 (Requests); and

(c)                                   under the U.S. Dollar Swingline Facility, a notice substantially in the form set out in Part I C of Schedule 3 (Requests).

“VAT” means:

(a)                                  any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);

(b)                                  in relation to an Obligor which is a German Group Member, value added tax as provided for in the German Value Added Tax Act (Umsatzsteuergesetz); and

(c)                                   any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above or imposed elsewhere.

“Vendor Financing” means any programme or arrangement established or maintained by the Group for the purpose of raising finance for its customer(s) by way of sale, granting Security over or other dealing with revenues of the Group for the benefit of a Person that provides financing for the customer(s) of the Group.

1.2                         Construction

(a)                           Unless a contrary indication appears, any reference in this Agreement to:

(i)                                      the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)                                   “assets” includes present and future properties, revenues and rights of every description;

(iii)                                a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument;

(iv)                               a “group of Lenders” includes all the Lenders;

(v)                                  “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)                               an “Interest Period” includes each period determined under this Agreement by reference to which interest on a Euro Swingline Loan or U.S. Dollar Swingline Loan is calculated;

(vii)                            a “Lender” includes a Euro Swingline Lender or U.S. Dollar Swingline Lender unless the context otherwise requires, and the “Agent” includes a Swingline Agent unless the context otherwise requires;

(viii)                         a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)                               the terms “includes” and “including” shall not be construed in a manner which is exhaustive of the matters to which the relevant term relates;

(x)                                  a provision of law is a reference to that provision as amended or re-enacted; and

(xi)                               a time of day is a reference to London time.

(b)                           The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)                            Section, Clause and Schedule headings are for ease of reference only.

(d)                           Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                            A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(f)                             Alcon Inc. is also known as Alcon AG.

1.3                         Currency symbols and definitions

“U.S.$”, “USD” and “United States Dollars” denote the lawful currency of the United States. “€”, “EUR” and “euro” denote the single currency of the Participating Member States. “CHF” and “Swiss francs” denote the lawful currency of Switzerland.

1.4                         Non-USD Commitments

In ascertaining the Majority Lenders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents or for the purpose of the allocation of any repayment or prepayment or for the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to drawn amounts, any Commitments or drawn amounts denominated in euro shall be deemed to be converted into United States Dollars at the Agent’s Spot Rate of Exchange for the relevant day on which any such calculation or determination is made (or, in the case of a request for a consent, waiver or other vote, on the date of the relevant request).

1.5                         Credit ratings

In this Agreement:

(a)                                  “Fitch” means Fitch Ratings Inc. or any of its Affiliates;

(b)                                  “Moody’s” means Moody’s Investors Service Inc. or any of its Affiliates;

(c)                                   “S&P” means S&P Global Ratings or any of its Affiliates; and

(d)                                  “long-term credit rating” means the rating assigned to the Company’s long-term senior unsecured debt not credit enhanced.

1.6                         Third party rights

(a)                           Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                           Subject to Clause 38.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITIES

2.                                THE FACILITIES

2.1                         The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

(a)                                  a term loan facility in United States Dollars in an aggregate amount equal to the Total Bridge Facility Commitments;

(b)                                  a term loan facility in United States Dollars in an aggregate amount equal to the Total Facility A Commitments;

(c)                                   a term loan facility in United States Dollars in an aggregate amount equal to the Total Facility B Commitments;

(d)                                  a term loan facility in euro in an aggregate amount equal to the Total Facility C Commitments; and

(e)                                   a multicurrency revolving loan facility in an aggregate amount equal to the Total Revolving Facility Commitments.

2.2                         Increase

(a)                           The Company may, by giving prior notice to the Agent by no later than the date falling 15 days after the effective date of a cancellation of:

(i)                                      the Available Commitments of a Defaulting Lender in accordance with paragraph (g) of Clause 12.11 (Right of replacement or repayment and cancellation in relation to a single Lender); or

(ii)                                   the Commitments of a Lender in accordance with:

(A)                            Clause 12.1 (Illegality);

(B)                            Clause 12.2 (Change of control);

(C)                            paragraph (a) of Clause 12.11 (Right of replacement or repayment and cancellation in relation to a single Lender); or

(D)                            Clause 17.6 (Qualifying Bank status confirmation),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Commitments relating to that Facility so cancelled as follows:

(I)                                the increased Commitments will be assumed by one or more Eligible Institutions (each, an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(II)                           each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(III)                      each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(IV)                       the Commitments of the other Lenders shall continue in full force and effect; and

(V)                            any increase in the Commitments relating to a Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)                           The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)                            The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)                           Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(e)                            The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 27.4 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 27.6 (Procedure for transfer) and if the Increase Lender was a New Lender.

(f)                             If the Termination Date has been extended pursuant to Clause 11.2 (Extension option — Bridge Facility) prior to the Increase Date (and the increase relates to the Bridge Facility), then the relevant Termination Date then applicable to the Bridge Facility shall apply to any increased Commitments under the Bridge Facility to be assumed by the relevant Increase Lender.

(g)                            If the Termination Date has been extended pursuant to Clause 11.7 (Extension option — Revolving Facility) prior to the Increase Date (and the increase relates to the Revolving Facility), an Increase

Lender wi l confirm in its Increase Confirmation the Termination Date which is applicable to the Revolving Facility Commitment which it is to assume, such that:

(i)                                      in relation to an Increase Lender which is a Lender immediately prior to the Increase Date, the Termination Date applicable to the Revolving Facility Commitment to be assumed by it shall be the same as the latest Termination Date applicable to the Revolving Facility Commitment(s) made available by that Lender immediately prior to the Increase Date; or

(ii)                                   in relation to an Increase Lender which is not a Lender immediately prior to the Increase Date, that Increase Lender shall specify in its Increase Confirmation the Termination Date in respect of the Revolving Facility Commitment which it is to assume as agreed between that Increase Lender and the Company, but subject always to the Termination Date in no case being any later than the latest Termination Date then applicable to the Revolving Facility.

(h)                           The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (h).

(i)                               Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(j)                              Any increase in Commitments pursuant to this Clause 2.2 shall be subject to the condition that the assumption of such Commitments by one or more Increase Lenders would not result in the Swiss Non-Bank Rules being breached.

(k)                           Clause 27.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)                                      an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                   the “New Lender” were references to that “Increase Lender”; and

(iii)                                a “re-transfer” and “re-assignment” were references to, respectively, a “transfer” and “assignment”.

2.3                         Finance Parties’ rights and obligations

(a)                           The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                           The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                            A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.4                         Obligors’ Agent

(a)                           Each Obligor (other than the Company), by its execution of this Agreement or an Accession Letter, irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent (and releases the Company from restrictions set forth in section 181 of the German Civil Code, any restriction on self-contracting (Selbstkontrahieren) and/or double representation (Doppelvertretung) under Swiss law or any similar restriction and/or law under any other applicable legal regime) in relation to the Finance Documents and irrevocably authorises:

(i)                                      the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests and Selection Notices), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                   each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and, in each case, the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests and Selection Notices) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                           Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.                                PURPOSE

3.1                         Purpose

(a)                           Each Borrower shall apply all amounts borrowed by it under the Bridge Facility and each Term Facility for the general corporate purposes of the Group, including the repayment of intra-Group liabilities owed to members of the Novartis Group prior to the Demerger Effective Date.

(b)                           Each Borrower shall apply all amounts borrowed by it under the Revolving Facility for the general corporate purposes, including the working capital requirements, of the Group.

3.2                         Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                CONDITIONS OF UTILISATION

4.1                         Initial conditions precedent

(a)                           No Borrower may deliver a Utilisation Request (and the Company may not deliver a Utilisation Request on behalf of a Borrower) unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)                           Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2                         Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                  in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan;

(b)                                  the Repeating Representations to be made by each Obligor are true in all material respects; and

(c)                                   in the case of a Revolving Facility Loan, the Demerger Effective Date has occurred.

4.3                         Conditions relating to Optional Currencies

(a)                           A currency will constitute an Optional Currency in relation to a Revolving Facility Loan if:

(i)                                      it is readily available in the amount required and freely convertible into the Base Currency applicable to the Revolving Facility in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Loan; and

(ii)                                   it:

(A)                            is euro or Swiss francs; or

(B)                            (if not euro or Swiss francs) is a currency that has been approved by the Agent (acting on its own behalf and on the instructions of all the Lenders under the Revolving Facility) on or prior to receipt by the Agent of the relevant Utilisation Request for that Revolving Facility Loan.

(b)                           If by the Specified Time the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii)(B) above, the Agent will notify the Lenders under the

Revolving Facility of that request by the Specified Time. Based on any responses received by the Agent by the Specified Time, the Agent will confirm to the Company by the Specified Time:

(i)                                      whether or not the Agent and the Lenders under the Revolving Facility have granted their approval; and

(ii)                                   if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation under the Revolving Facility in that currency.

4.4                         Maximum number of Loans

(a)                           A Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation:

(i)                                      more than three Bridge Facility Loans would be outstanding;

(ii)                                   more than three Facility A Loans would be outstanding;

(iii)                                more than three Facility B Loans would be outstanding;

(iv)                               more than three Facility C Loans would be outstanding; or

(v)                                  more than 20 Revolving Facility Loans would be outstanding.

(b)                           A Borrower may not request that a Bridge Facility Loan or a Term Facility Loan be divided if, as a result of the proposed division:

(i)                                      more than three Bridge Facility Loans would be outstanding;

(ii)                                   more than three Facility A Loans would be outstanding;

(iii)                                more than three Facility B Loans would be outstanding; or

(iv)                               more than three Facility C Loans would be outstanding.

(c)                            Any Loan made by a single Lender under Clause 10.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5.                                UTILISATION

5.1                         Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery (or by the Company delivering on behalf of a Borrower) to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                         Completion of a Utilisation Request

(a)                           Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                      it identifies the Facility to be utilised;

(ii)                                   it identifies the Borrower of the proposed Utilisation, which must comply with paragraph (c) below;

(iii)                                the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)                               the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(v)                                  the proposed Interest Period complies with Clause 14 (Interest Periods); and

(vi)                               it specifies the account and bank to which the proceeds of the Utilisation are to be credited.

(b)                           Only one Loan may be requested in each Utilisation Request.

(c)                            The Borrower of a Loan:

(i)                                      under the Bridge Facility must be Alcon Finance Corporation;

(ii)                                   under Facility A must be Alcon Finance Corporation;

(iii)                                under Facility B must be the Company;

(iv)                               under Facility C must be the Company; and

(v)                                  under the Revolving Facility must be:

(A)                            the Company;

(B)                            Alcon Finance Corporation;

(C)                            Alcon Vision, LLC;

(D)                            Alcon Pharmaceuticals Ltd; or

(E)                             an Additional Borrower.

5.3                         Currency and amount

(a)                           The currency specified in a Utilisation Request must be the Base Currency or, in respect of the Revolving Facility only, an Optional Currency.

(b)                           The amount of the proposed Loan must be:

(i)                                      in respect of a Bridge Facility Loan, a minimum of U.S.$10,000,000 or, if less, the Available Facility;

(ii)                                   in respect of a Facility A Loan, a minimum of U.S.$10,000,000 or, if less, the Available Facility;

(iii)                                in respect of a Facility B Loan, a minimum of U.S.$10,000,000 or, if less, the Available Facility;

(iv)                               in respect of a Facility C Loan, a minimum of EUR10,000,000 or, if less, the Available Facility;

(v)                                  in respect of a Revolving Facility Loan:

(A)                            if the currency selected is the Base Currency, a minimum of U.S.$5,000,000 or, if less, the Available Facility;

(B)                            if the currency selected is euro, a minimum of EUR5,000,000 or, if less, the Available Facility;

(C)                            if the currency selected is Swiss francs, a minimum of CHF5,000,000 or, if less, the Available Facility; or

(D)                            if the currency selected is an Optional Currency other than euro and Swiss francs, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(vi)                               in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4                         Lenders’ participation

(a)                           If the conditions set out in this Agreement have been met, and subject to Clauses 11.6 (Repayment of Revolving Facility Loans) and 12.1 (Illegality), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                           The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                            The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, in the case of a Revolving Facility Loan and if different, the amount of that participation to be made available in accordance with Clause 32.1 (Payments to the Agent), in each case, by the Specified Time.

5.5                         Cancellation of Commitment

(a)                           The Bridge Facility Commitments and the Commitments under each Term Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period applicable to the relevant Facility.

(b)                           The Revolving Facility Commitments which, at that time, are unutilised (taking into account a utilisation of the Revolving Facility by way of a Euro Swingline Loan or a U.S. Dollar Swingline Loan) shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.

6.                                UTILISATION — U.S. DOLLAR SWINGLINE LOANS

6.1                         General

(a)                           Clauses 4.2 (Further conditions precedent) and 4.3 (Conditions relating to Optional Currencies);

(b)                           Clause 5 (Utilisation);

(c)                            Clause 10 (Optional Currencies);

(d)                           Clause 13 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount (excluding Clause 13.7 (Minimum interest rates and payments));

(e)                            Clause 14 (Interest Periods); and

(f)                             Clause 15 (Changes to the calculation of interest),

do not apply to U.S. Dollar Swingline Loans.

6.2                         Delivery of a Utilisation Request for U.S. Dollar Swingline Loans

(a)                           A Borrower may utilise the U.S. Dollar Swingline Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)                           Each Utilisation Request for a U.S. Dollar Swingline Loan must be sent to the Agent to the address, fax number or, if relevant, electronic mail address or other such information in New York City notified by the Agent for this purpose with a copy to its address, fax number or, if relevant, electronic mail address or other such information referred to in Clause 34 (Notices).

6.3                         Completion of a Utilisation Request for U.S. Dollar Swingline Loans

(a)                           Each Utilisation Request for a U.S. Dollar Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)                                      it identifies the Borrower (which must be a U.S. Organised Borrower);

(ii)                                   it specifies that it is for a U.S. Dollar Swingline Loan;

(iii)                                the proposed Utilisation Date is a New York Business Day within the Availability Period applicable to the Revolving Facility;

(iv)                               the U.S. Dollar Swingline Loan is denominated in United States Dollars;

(v)                                  the amount of the proposed U.S. Dollar Swingline Loan is not more than the Available U.S. Dollar Swingline Facility and is a minimum of U.S.$1,000,000 or, if less, the Available U.S. Dollar Swingline Facility; and

(vi)                               the proposed Interest Period:

(A)                            does not extend beyond the Termination Date applicable to the Revolving Facility;

(B)                            is a period of not more than five New York Business Days; and

(C)                            ends on a New York Business Day.

(b)                           Only one U.S. Dollar Swingline Loan may be requested in each Utilisation Request.

6.4                         U.S. Dollar Swingline Lenders’ participation

(a)                           If the conditions set out in this Agreement have been met and subject to Clause 12.1 (Illegality), each U.S. Dollar Swingline Lender shall make its participation in each U.S. Dollar Swingline Loan available through its Facility Office in the United Kingdom (including the Channel Islands), New York City or Stamford (in the State of Connecticut).

(b)                           The U.S. Dollar Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                                      no Default is continuing or would result from the proposed Utilisation;

(ii)                                   the Repeating Representations to be made by each Obligor are true in all material respects; and

(iii)                                the Demerger Effective Date has occurred.

(c)                            The amount of each U.S. Dollar Swingline Lender’s participation in each U.S. Dollar Swingline Loan will be equal to the proportion borne by its Available U.S. Dollar Swingline Commitment to the Available U.S. Dollar Swingline Facility immediately prior to making the U.S. Dollar Swingline Loan, adjusted to take account of any limit applying under Clause 6.5 (U.S. Dollar Swingline Facility — relationship with the Revolving Facility).

(d)                           The Agent shall determine the Base Currency Amount of each U.S. Dollar Swingline Loan and notify each U.S. Dollar Swingline Lender of the amount of each U.S. Dollar Swingline Loan and its participation in that U.S. Dollar Swingline Loan by the Specified Time.

6.5                         U.S. Dollar Swingline Facility — relationship with the Revolving Facility

(a)                           This Clause 6.5 applies when a U.S. Dollar Swingline Loan is outstanding or is to be borrowed.

(b)                           The Revolving Facility may be used by way of U.S. Dollar Swingline Loans. The U.S. Dollar Swingline Facility is not independent of the Revolving Facility.

(c)                            Notwithstanding any other term of this Agreement, a Lender is only obliged to participate in a Revolving Facility Loan or a U.S. Dollar Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation, and that of a Lender which is its Affiliate in the Revolving Facility Loans, U.S. Dollar Swingline Loans and Euro Swingline Loans (provided that, for these purposes only, the Base Currency of the Euro Swingline Facility shall be deemed to be United States Dollars), exceeding its Overall Revolving Commitment.

(d)                           Where, but for the operation of paragraph (c) above, the Base Currency Amount of a Lender’s participation and that of a Lender which is its Affiliate in the Revolving Facility Loans, U.S. Dollar Swingline Loans and Euro Swingline Loans would have exceeded its Overall Revolving Commitment, the excess will be apportioned among the other Lenders required under this Agreement to make available a participation in the relevant Loan pro rata according to their relevant Commitments. This calculation will be applied as often as necessary until participations in the Loan are apportioned among the relevant Lenders in a manner consistent with paragraph (c) above.

6.6                         Cancellation of U.S. Dollar Swingline Commitment

The U.S. Dollar Swingline Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.

7.                                U.S. DOLLAR SWINGLINE LOANS

7.1                         U.S. Dollar Swingline

Subject to the terms of this Agreement, the U.S. Dollar Swingline Lenders make available to the Borrowers a U.S. Dollar swingline loan facility in an aggregate amount equal to the Total U.S. Dollar Swingline Commitments.

7.2                         Purpose

Each Borrower shall apply all amounts borrowed by it under the U.S. Dollar Swingline Facility towards the general corporate purposes of the Group. A U.S. Dollar Swingline Loan may not be applied in repayment or prepayment of another U.S. Dollar Swingline Loan.

7.3                         Repayment

Each Borrower that has drawn a U.S. Dollar Swingline Loan shall repay that U.S. Dollar Swingline Loan on the last day of its Interest Period.

7.4                         Voluntary prepayment of U.S. Dollar Swingline Loans

(a)                           The Borrower to which a U.S. Dollar Swingline Loan has been made may prepay at any time the whole of that U.S. Dollar Swingline Loan.

(b)                           Unless a contrary indication appears in this Agreement, any part of the U.S. Dollar Swingline Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

7.5                         Interest

(a)                           The rate of interest on each U.S. Dollar Swingline Loan for any day during its Interest Period is the higher of:

(i)                                      the prime commercial lending rate in United States Dollars announced by the Agent at the Specified Time and in force on that day; and

(ii)                                   0.5 per cent. per annum over the rate per annum determined by the Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) for that day, or, if not available, the rate which is the average of quotations on overnight federal funds transactions provided by depository institutions selected by the Agent and, if, in each case, the rate is less than zero, it shall be deemed to be zero.

(b)                           The Agent shall promptly notify the U.S. Dollar Swingline Lenders and the relevant Borrower of the determination of the rate of interest under paragraph (a) above.

(c)                            If any day during an Interest Period is not a New York Business Day, the rate of interest on a U.S. Dollar Swingline Loan on that day will be the rate applicable to the immediately preceding New York Business Day.

(d)                           Each Borrower shall pay accrued interest on each U.S. Dollar Swingline Loan made to it on the last day of its Interest Period.

7.6                         Interest Period

(a)                           Each U.S. Dollar Swingline Loan has one Interest Period only.

(b)                           The Interest Period for a U.S. Dollar Swingline Loan must be selected in the relevant Utilisation Request.

(c)                            The Interest Period for a U.S. Dollar Swingline Loan must not be more than five New York Business Days.

7.7                         U.S. Dollar Swingline Agent

(a)                           The Agent may perform its duties in respect of the U.S. Dollar Swingline Facility through an Affiliate acting as its agent.

(b)                           Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Lender shall (in proportion to its share of the Total Revolving Facility Commitments or, if the Total Revolving Facility Commitments are then zero, to its share of the Total Revolving Facility Commitments immediately prior to their reduction to zero) pay to or indemnify the Agent, within three Business Days of demand, for or against any cost, loss or liability (including, without limitation, for negligence or any other category of loss whatsoever) incurred by the Agent or its Affiliate (other than by reason of the Agent’s or the Affiliate’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to payment systems, etc.), notwithstanding the Agent’s or the Affiliate’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Affiliate in acting as Agent for the U.S. Dollar Swingline Facility under the Finance Documents (unless the Agent or its Affiliate has been reimbursed by an Obligor pursuant to a Finance Document).

7.8                         Partial payments — U.S. Dollar Swingline Facility

(a)                           If the Agent receives a payment in respect of the U.S. Dollar Swingline Facility that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents in respect of the U.S. Dollar Swingline Facility, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in respect of the U.S. Dollar Swingline Facility in the following order:

(i)                                      first, in or towards payment pro rata of any unpaid amount owing to the Agent or its Affiliate under the Finance Documents incurred in respect of the U.S. Dollar Swingline Facility;

(ii)                                   secondly, in or towards payment pro rata of any accrued interest on a U.S. Dollar Swingline Loan due but unpaid under this Agreement;

(iii)                                thirdly, in or towards payment pro rata of the principal of any U.S. Dollar Swingline Loan due but unpaid under this Agreement; and

(iv)                               fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents in respect of the U.S. Dollar Swingline Facility.

(b)                           The Agent shall, if so directed by all the U.S. Dollar Swingline Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                            Paragraphs (a) and (b) above will override any appropriation made by an Obligor, and Clause 32.6 (Partial payments) does not apply to the U.S. Dollar Swingline Facility.

7.9                         Loss sharing — U.S. Dollar Swingline Facility

(a)                           If a Revolving Facility Loan (including a U.S. Dollar Swingline Loan and a Euro Swingline Loan) or interest on a Revolving Facility Loan (including a U.S. Dollar Swingline Loan and a Euro Swingline Loan) is not paid in full on its due date, the Agent (if requested to do so in writing by any affected Lender) shall calculate the amount (if any) which needs to be paid or received by each Lender with a Revolving Facility Commitment to place that Lender in the position it would have been in had each Lender (or its Affiliate) with a Revolving Facility Commitment participated in that Loan in the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments and, if the Total Revolving Facility Commitments are then zero, the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments immediately prior to their reduction to zero.

(b)                           The calculation of the Agent is designed solely to allocate the unpaid amount proportionally between the Lenders with a Revolving Facility Commitment according to their Revolving Facility Commitments and will not take into account any commitment fee or other amount payable under the Finance Documents.

(c)                            The Agent will set a date (the “Loss Sharing Date”) on which payments must be made under this Clause 7.9. The Agent shall give at least three Business Days’ notice to each affected Lender of this date and the amount of the payment (if any) to be paid or received by it on this date.

(d)                           On the Loss Sharing Date:

(i)                                      each affected Lender who has to make a payment shall pay to the Agent the relevant amount set out in the notice referred to in paragraph (c) above; and

(ii)                                   out of the amounts the Agent receives, the Agent shall pay to each affected Lender who is entitled to receive a payment the amount set out in that notice.

(e)                            If the amount actually received by the Agent from the Lenders under paragraph (d) above is insufficient to pay the full amount required to be paid under that paragraph, the Agent shall distribute the amount it actually receives among the affected Lenders pro rata to the amounts they are entitled to receive under that paragraph.

(f)                             If a Lender makes a payment to the Agent under this Clause 7.9, then, to the extent that that payment is distributed by the Agent under paragraph (d) or (e) above, as between the relevant Obligor and that Lender, an amount equal to the amount of that distributed payment will be treated as not having been paid by the relevant Obligor.

(g)                            Any payment under this Clause 7.9 will not reduce the obligations in aggregate of any Obligor.

8.                                UTILISATION — EURO SWINGLINE LOANS

8.1                         General

(a)                           Clauses 4.2 (Further conditions precedent) and Clause 4.3 (Conditions relating to Optional Currencies);

(b)                           Clause 5 (Utilisation);

(c)                            Clause 10 (Optional Currencies);

(d)                           Clause 13 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount (excluding Clause 13.7 (Minimum interest rates and payments));

(e)                            Clause 14 (Interest Periods); and

(f)                             Clause 15 (Changes to the calculation of interest),

do not apply to Euro Swingline Loans.

8.2                         Delivery of a Utilisation Request for Euro Swingline Loans

(a)                           A Borrower may utilise the Euro Swingline Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)                           Each Utilisation Request for a Euro Swingline Loan must be sent to the Agent to the address, fax number or, if relevant, electronic mail address or such other information in London notified by the Agent for this purpose with a copy to its address, fax number or, if relevant, electronic mail address or such other information referred to in Clause 34 (Notices).

8.3                         Completion of a Utilisation Request for Euro Swingline Loans

(a)                           Each Utilisation Request for a Euro Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)                                      it identifies the Borrower (which must be a Borrower which is not a U.S. Organised Borrower);

(ii)                                   it specifies that it is for a Euro Swingline Loan;

(iii)                                the proposed Utilisation Date is a Euro Swingline Business Day within the Availability Period applicable to the Revolving Facility;

(iv)                               the Euro Swingline Loan is denominated in euro;

(v)                                  the amount of the proposed Euro Swingline Loan is not more than the Available Euro Swingline Facility and is a minimum of €1,000,000 or, if less, the Available Euro Swingline Facility; and

(vi)                               the proposed Interest Period:

(A)                            does not extend beyond the Termination Date applicable to the Revolving Facility;

(B)                            is a period of not more than five Euro Swingline Business Days; and

(C)                            ends on a Euro Swingline Business Day.

(b)                           Only one Euro Swingline Loan may be requested in each Utilisation Request.

8.4                         Euro Swingline Lenders’ participation

(a)                           If the conditions set out in this Agreement have been met and subject to Clause 12.1 (Illegality), each Euro Swingline Lender shall make its participation in each Euro Swingline Loan available through its Facility Office in the United Kingdom (including the Channel Islands), Geneva or Zurich, or the principal financial centre of a Participating Member State.

(b)                           The Euro Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                                      no Default is continuing or would result from the proposed Utilisation;

(ii)                                   the Repeating Representations to be made by each Obligor are true in all material respects; and

(iii)                                the Demerger Effective Date has occurred.

(c)                            The amount of each Euro Swingline Lender’s participation in each Euro Swingline Loan will be equal to the proportion borne by its Available Euro Swingline Commitment to the Available Euro Swingline Facility immediately prior to making the Euro Swingline Loan, adjusted to take account of any limit applying under Clause 8.5 (Euro Swingline Facility — relationship with the Revolving Facility).

(d)                           The Agent shall determine the Base Currency Amount of each Euro Swingline Loan and notify each Euro Swingline Lender of the amount of each Euro Swingline Loan and its participation in that Euro Swingline Loan by the Specified Time.

8.5                         Euro Swingline Facility — relationship with the Revolving Facility

(a)                           This Clause 8.5 applies when a Euro Swingline Loan is outstanding or is to be borrowed.

(b)                           The Revolving Facility may be used by way of Euro Swingline Loans. The Euro Swingline Facility is not independent of the Revolving Facility.

(c)                            Notwithstanding any other term of this Agreement, a Lender is only obliged to participate in a Revolving Facility Loan or a Euro Swingline Loan to the extent that it would not result in the Base Currency Amount (provided that, for these purposes only, the Base Currency of the Euro Swingline Facility shall be deemed to be United States Dollars) of its participation, and that of a Lender which is its Affiliate in the Revolving Facility Loans, the U.S. Dollar Swingline Loans and Euro Swingline Loans, exceeding its Overall Revolving Commitment.

(d)                           Where, but for the operation of paragraph (c) above, the Base Currency Amount of a Lender’s participation and that of a Lender which is its Affiliate in the Revolving Facility Loans, the U.S. Dollar Swingline Loans and the Euro Swingline Loans would have exceeded its Overall Revolving Commitment, the excess will be apportioned among the other Lenders required under this Agreement to make available a participation in the relevant Loan pro rata according to their relevant Commitments. This calculation will be applied as often as necessary until participations in the Loan are apportioned among the relevant Lenders in a manner consistent with paragraph (c) above.

8.6                         Cancellation of Euro Swingline Commitment

The Euro Swingline Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.

9.                                EURO SWINGLINE LOANS

9.1                         Euro Swingline

Subject to the terms of this Agreement, the Euro Swingline Lenders make available to the Borrowers a euro swingline loan facility in an aggregate amount equal to the Total Euro Swingline Commitments.

9.2                         Purpose

Each Borrower shall apply all amounts borrowed by it under the Euro Swingline Facility towards the general corporate purposes of the Group. A Euro Swingline Loan may not be applied in repayment or prepayment of another Euro Swingline Loan.

9.3                         Repayment

Each Borrower that has drawn a Euro Swingline Loan shall repay that Euro Swingline Loan on the last day of its Interest Period.

9.4                         Voluntary prepayment of Euro Swingline Loans

(a)                           The Borrower to which a Euro Swingline Loan has been made may prepay at any time the whole of that Euro Swingline Loan.

(b)                           Unless a contrary indication appears in this Agreement, any part of the Euro Swingline Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

9.5                         Interest

(a)                           The rate of interest on each Euro Swingline Loan for any day during its Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)                                      Euro Swingline Margin; and

(ii)                                   EONIA.

(b)                           The Agent shall promptly notify the Euro Swingline Lenders and the relevant Borrower of the determination of the rate of interest under paragraph (a) above.

(c)                            The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Euro Swingline Loan.

(d)                           If any day during an Interest Period is not a Euro Swingline Business Day, the rate of interest on a Euro Swingline Loan on that day will be the rate applicable to the immediately preceding Euro Swingline Business Day.

(e)                            Each Borrower shall pay accrued interest on each Euro Swingline Loan made to it on the Euro Swingline Business Day which immediately follows the last day of its Interest Period.

9.6                         Unavailability of Screen Rate — Euro Swingline Facility

(a)                           If no Screen Rate is available for EONIA for any day, the applicable EONIA for that day shall be the most recent applicable Screen Rate which is as of a day which is no more than four days before that day.

(b)                           If paragraph (a) above applies and there is no applicable Screen Rate which is as of a day which is no more than four days before that day, the applicable EONIA for that day shall be the Reference Bank Rate for that day.

(c)                            If paragraph (b) above applies but no Reference Bank Rate is available for that day, there shall be no EONIA for that day and Clause 9.8 (Cost of funds — Euro Swingline Facility) shall apply.

9.7                         Calculation of Reference Bank Rate — Euro Swingline Facility

(a)                           Subject to paragraph (b) below, if EONIA is to be determined on the basis of a Reference Bank Rate for a day but a Reference Bank does not supply a quotation by 11:30 a.m. (Brussels time) on the Euro Swingline Business Day which immediately follows that day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)                           If at or about noon (Brussels time) on the Euro Swingline Business Day which immediately follows that day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for that day.

9.8                         Cost of funds — Euro Swingline Facility

If this Clause 9.8 applies, the rate of interest on each Euro Swingline Lender’s share of the relevant Euro Swingline Loan for the relevant day shall be the percentage rate per annum which is the sum of:

(a)                                  the Euro Swingline Margin; and

(b)                                  the rate notified to the Agent by that Euro Swingline Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Euro Swingline Loan, to be that which expresses as a percentage rate per annum the cost to the relevant Euro Swingline Lender of funding its participation in that Euro Swingline Loan for that day from whatever source it may reasonably select.

9.9                         Interest Period

(a)                           Each Euro Swingline Loan has one Interest Period only.

(b)                           The Interest Period for a Euro Swingline Loan must be selected in the relevant Utilisation Request.

(c)                            The Interest Period for a Euro Dollar Swingline Loan must not be more than five TARGET Days.

9.10                  Euro Swingline Agent

(a)                           The Agent may perform its duties in respect of the Euro Swingline Facility through an Affiliate acting as its agent.

(b)                           Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Lender shall (in proportion to its share of the Total Revolving Facility Commitments or, if the Total Revolving Facility Commitments are then zero, to its share of the Total Revolving Facility Commitments immediately prior to their reduction to zero) pay to or indemnify the Agent, within three Business Days of demand, for or against any cost, loss or liability (including, without limitation, for negligence or any other category of loss whatsoever) incurred by the Agent or its Affiliate (other than by reason of the Agent’s or the Affiliate’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to payment systems, etc.), notwithstanding the Agent’s or the Affiliate’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Affiliate in acting as Agent for the Euro Swingline Facility under the Finance Documents (unless the Agent or its Affiliate has been reimbursed by an Obligor pursuant to a Finance Document).

9.11                  Partial payments — Euro Swingline Facility

(a)                           If the Agent receives a payment in respect of the Euro Swingline Facility that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents in respect of the Euro Swingline Facility, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in respect of the Euro Swingline Facility in the following order:

(i)                                      first, in or towards payment pro rata of any unpaid amount owing to the Agent or its Affiliate under the Finance Documents incurred in respect of the Euro Swingline Facility;

(ii)                                   secondly, in or towards payment pro rata of any accrued interest on a Euro Swingline Loan due but unpaid under this Agreement;

(iii)                                thirdly, in or towards payment pro rata of the principal of any Euro Swingline Loan due but unpaid under this Agreement; and

(iv)                               fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents in respect of the Euro Swingline Facility.

(b)                           The Agent shall, if so directed by all the Euro Swingline Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                            Paragraphs (a) and (b) above will override any appropriation made by an Obligor, and Clause 32.6 (Partial payments) does not apply to the Euro Swingline Facility.

9.12                  Loss sharing — Euro Swingline Facility

(a)                           If a Revolving Facility Loan (including a Euro Swingline Loan and a U.S. Dollar Swingline Loan) or interest on a Revolving Facility Loan (including a Euro Swingline Loan and a U.S. Dollar Swingline Loan) is not paid in full on its due date, the Agent (if requested to do so in writing by any affected Lender) shall calculate the amount (if any) which needs to be paid or received by each Lender with a Revolving Facility Commitment to place that Lender in the position it would have been in had each Lender (or its Affiliate) with a Revolving Facility Commitment participated in that Loan in the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments and, if the Total Revolving Facility Commitments are then zero, the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments immediately prior to their reduction to zero.

(b)                           The calculation of the Agent is designed solely to allocate the unpaid amount proportionally between the Lenders with a Revolving Facility Commitment according to their Revolving Facility Commitments and will not take into account any commitment fee or other amount payable under the Finance Documents.

(c)                            The Agent will set a date (the “Loss Sharing Date”) on which payments must be made under this Clause 9.12. The Agent shall give at least three Business Days’ notice to each affected Lender of this date and the amount of the payment (if any) to be paid or received by it on this date.

(d)                           On the Loss Sharing Date:

(i)                                      each affected Lender who has to make a payment shall pay to the Agent the relevant amount set out in the notice referred to in paragraph (c) above; and

(ii)                                   out of the amounts the Agent receives, the Agent shall pay to each affected Lender who is entitled to receive a payment the amount set out in that notice.

(e)                            If the amount actually received by the Agent from the Lenders under paragraph (d) above is insufficient to pay the full amount required to be paid under that paragraph, the Agent shall distribute the amount it actually receives among the affected Lenders pro rata to the amounts they are entitled to receive under that paragraph.

(f)                             If a Lender makes a payment to the Agent under this Clause 9.12, then, to the extent that that payment is distributed by the Agent under paragraph (d) or (e) above, as between the relevant Obligor and that Lender, an amount equal to the amount of that distributed payment will be treated as not having been paid by the relevant Obligor.

(g)                            Any payment under this Clause 9.12 will not reduce the obligations in aggregate of any Obligor.

10.                         OPTIONAL CURRENCIES

10.1                  Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Revolving Facility Loan in the Utilisation Request for that Revolving Facility Loan.

10.2                  Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)                                  a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)                                  a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower (or the Company on its behalf) to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 10.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

11.                         REPAYMENT

11.1                  Repayment of Bridge Facility Loans

(a)                           Each Borrower which has drawn a Bridge Facility Loan shall repay that Loan on the Bridge Facility Repayment Date.

(b)                           No Borrower may reborrow any part of the Bridge Facility which is repaid.

11.2                  Extension option — Bridge Facility

(a)                           The Termination Date applicable to the Bridge Facility shall, if the Company so requests (but subject to the terms of this Clause 11.2):

(i)                                      by notice received by the Agent not less than 15 (nor more than 30) days before the date falling one year after the date of this Agreement, be extended by six months with the effect that the Termination Date applicable to the Bridge Facility shall be the date falling 18 months after the date of this Agreement (the “Bridge Facility Extended Termination Date”); and

(ii)                                   (if the Termination Date applicable to the Bridge Facility has previously been extended pursuant to paragraph (i) above) by notice received by the Agent not less than 15 (nor more than 30) days before the Bridge Facility Extended Termination Date, be extended by a further six months with the effect that the Termination Date applicable to the Bridge Facility shall be the date falling 24 months after the date of this Agreement.

(b)                           A request pursuant to paragraph (a) above shall be irrevocable.

(c)                            The Agent shall promptly notify each Lender of any request received by it pursuant to paragraph (a) above.

(d)                           There may be only two extensions of the Termination Date applicable to the Bridge Facility, and in no event shall the Termination Date applicable to the Bridge Facility be extended beyond the date falling 24 months after the date of this Agreement.

(e)                            Notwithstanding any other provision in this Agreement, the Termination Date applicable to the Bridge Facility shall only be extended in accordance with this Clause 11.2 if on the date of any extension request, on the original Termination Date for the Bridge Facility and (to the extent applicable) on the Bridge Facility Extended Termination Date:

(i)                                      no Default is continuing or would result from the proposed extension; and

(ii)                                   the Repeating Representations to be made by each Obligor are true in all material respects.

(f)                             The Company shall, in respect of each extension to the Termination Date applicable to the Bridge Facility, pay an extension fee in accordance with Clause 16.6 (Extension fee — Bridge Facility).

11.3                  Repayment of Facility A Loans

(a)                           Each Borrower which has drawn a Facility A Loan shall repay that Loan on the Facility A Repayment Date.

(b)                           No Borrower may reborrow any part of Facility A which is repaid.

11.4                  Repayment of Facility B Loans

(a)                           Each Borrower which has drawn a Facility B Loan shall repay that Loan on the Facility B Repayment Date.

(b)                           No Borrower may reborrow any part of Facility B which is repaid.

11.5                  Repayment of Facility C Loans

(a)                           Each Borrower which has drawn a Facility C Loan shall repay that Loan on the Facility C Repayment Date.

(b)                           No Borrower may reborrow any part of Facility C which is repaid.

11.6                  Repayment of Revolving Facility Loans

(a)                           Each Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

(b)                           Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Revolving Facility Loans (other than Euro Swingline Loans and U.S. Dollar Swingline Loans) are to be made available to a Borrower:

(i)                                      on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(ii)                                   in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 10.2 (Unavailability of a currency)); and

(iii)                                in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan,

the aggregate amount of the new Revolving Facility Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)                            if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(I)                                the relevant Borrower will only be required to make a payment under Clause 32.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(II)                           each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and

(B)                            if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(I)                                the relevant Borrower will not be required to make a payment under Clause 32.1 (Payments to the Agent); and

(II)                           each Lender will be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation in the maturing Revolving Facility Loan, and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(c)                            For the purposes of paragraph (b) above, each reference to a “Lender” in paragraph (b) above shall be construed as including any of that Lender’s Lending Affiliates.

11.7                  Extension option — Revolving Facility

(a)                           At least 45 days, but not more than 60 days, prior to any anniversary of the date of this Agreement, the Company, by written notice to the Agent, may request an extension of the Termination Date applicable to the Revolving Facility in effect at such time so that the Termination Date is extended by one year from its then scheduled expiration, provided that there may only be up to two such extensions to the Termination Date applicable to the Revolving Facility pursuant to this Clause 11.7, and in no event shall the Termination Date applicable to the Revolving Facility extend beyond the date falling seven years after the date of this Agreement.

(b)                           The Agent shall promptly notify each Lender under the Revolving Facility of a request which has been received pursuant to paragraph (a) above, and each such Lender shall in turn, in its sole discretion, not later than 35 days prior to the applicable anniversary date, notify the Company and the Agent in writing as to whether such Lender will consent to such extension, provided that, if any Lender under the Revolving Facility shall fail to notify the Company and the Agent in writing of its consent to any such request at least 35 days prior to the applicable anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request.

(c)                            The Agent shall notify the Company not later than 30 days prior to the applicable anniversary date of the decision of the Lenders under the Revolving Facility regarding the Company’s request for an extension of the Termination Date applicable to the Revolving Facility.

(d)                           If all the Lenders under the Revolving Facility consent in writing to any request made in accordance with paragraph (a) above, the Termination Date applicable to the Revolving Facility in effect at such time shall, effective as at the applicable anniversary date (the “Extension Date”), be extended for one year, provided that as of the relevant Extension Date:

(i)                                      no Event of Default is continuing or would result from the proposed extension; and

(ii)                                   the Repeating Representations to be made by each Obligor are true in all material respects.

(e)                            If less than all of the Lenders under the Revolving Facility consent in writing to any request made in accordance with paragraph (a) above (but Lenders whose Revolving Facility Commitments aggregate more than half of the Total Revolving Facility Commitments have so consented, including in accordance with paragraph (i) below), the Termination Date applicable to the Revolving Facility in effect at such time shall, effective as at the applicable Extension Date and subject to paragraph (i) below, be extended by one year as to those Lenders that so consented

(each, a “Consenting Lender”) but shall not be extended as to any other Lender (each, a “Non-Consenting Lender”).

(f)                             To the extent that the Termination Date applicable to the Revolving Facility is not extended as to any Lender pursuant to this Clause 11.7 and the Revolving Facility Commitment of such Lender is not assumed in accordance with paragraph (g) below on or prior to the applicable Extension Date, the Revolving Facility Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Lender or any other Person. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Termination Date applicable to the Revolving Facility.

(g)                            If less than all of the Lenders under the Revolving Facility consent in writing to any request made pursuant to paragraph (a) above, the Agent shall promptly notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Extension Date of the amount of the Non-Consenting Lenders’ Revolving Facility Commitments for which it is willing to accept an assignment or transfer. If the Consenting Lenders notify the Agent that they are willing to accept assignments or transfers of Revolving Facility Commitments in an aggregate amount that exceeds the amount of the Revolving Facility Commitments of the Non-Consenting Lenders, such Revolving Facility Commitments shall be allocated among the Consenting Lenders willing to accept such assignments or transfers in such amounts as are agreed between the Company and the Agent. If, after giving effect to the assignments and transfers of Revolving Facility Commitments described above, there remains any Revolving Facility Commitments of Non-Consenting Lenders, the Company may arrange for one or more Consenting Lenders or other Eligible Institutions as New Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender’s Revolving Facility Commitment and the applicable obligations of such Non-Consenting Lender in accordance with paragraph (k) below, without recourse to or warranty by, or expense to, such Non-Consenting Lender, provided that, in the case of each transfer or assignment pursuant to this Clause 11.7:

(i)                                      the amount of the Revolving Facility Commitment of any such New Lender as a result of such transfer or assignment to the New Lender shall in no event be less than U.S.$10,000,000 unless the amount of the Revolving Facility Commitment of such Non-Consenting Lender is less than U.S.$10,000,000, in which case, such New Lender shall assume all of such lesser amount;

(ii)                                   any such Consenting Lender or other New Lender shall have paid to such Non-Consenting Lender:

(A)                            the aggregate principal amount of, and any interest accrued and unpaid (to the extent that the Agent has not given a notification under Clause 27.10 (Pro rata interest settlement)) to the effective date of the assignment or transfer on, such Non-Consenting Lender’s (and any of its Affiliate’s) participation in the Revolving Facility Loans, if any;

plus:

(B)                            (to the extent that the Agent has not given a notification under Clause 27.10 (Pro rata interest settlement)) any accrued but unpaid commitment fees and utilisation fees owing to such Non-Consenting Lender in respect of its Revolving Facility Commitment as of the effective date of such assignment or transfer;

(iii)                                all additional costs, fees reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment or transfer shall have been paid to such Non-Consenting Lender by the Company;

(iv)                               with respect to any such New Lender, the applicable fee required under Clause 27.4 (Assignment or transfer fee) for such assignment or transfer shall have been paid; and

(v)                                  such Non-Consenting Lender’s rights under Clause 17 (Tax gross-up and indemnities), Clause 18 (Increased Costs) and Clause 21 (Costs and expenses), and its obligations under Clause 29.11 (Lenders’ indemnity to the Agent) with respect to the Revolving Facility, shall survive such assignment or transfer as to matters occurring prior to the date of such assignment or transfer.

(h)                           At least three Business Days prior to any Extension Date:

(i)                                      each New Lender, if any, and (as applicable) each Consenting Lender that has accepted a transfer or assignment of a Revolving Facility Commitment pursuant to paragraph (g) above must have delivered to the Company and the Agent an Assignment Agreement or Transfer Certificate, duly executed by the parties thereto; and

(ii)                                   any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Agent as to the increase in the amount of its Revolving Facility Commitment, and, upon the payment of all applicable amounts referred to in paragraphs (g)(ii) to (g)(iv) above, each such Consenting Lender or New Lender, as of the Extension Date, will replace such Non-Consenting Lender under this Agreement in respect of the Revolving Facility Commitment of such Non-Consenting Lender so transferred or assigned, and shall be a Lender for all purposes of this Agreement, without any further acknowledgement by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall (as regards its Revolving Facility Commitment so transferred or assigned), by the provisions hereof, be released and discharged.

(i)                               If, after giving effect to any assignments or transfers pursuant to paragraph (g) above, Lenders having Revolving Facility Commitments which aggregate more than half of the Total Revolving Facility Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assignment Agreement, Transfer Certificate or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Company, and, subject to the satisfaction of the applicable conditions in paragraph (d) above, the Termination Date applicable to the Revolving Facility then in effect shall be extended for the additional one-year period as described in paragraph (a) above, and all references in this Agreement to the “Termination Date” applicable to the Revolving Facility shall, with respect to each Consenting Lender and each New Lender for such Extension Date (but not any Non-Consenting Lender), refer to the Termination Date applicable to the Revolving Facility as so extended.

(j)                              Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each New Lender) of the extension of the scheduled Termination Date applicable to the Revolving Facility in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such New Lender.

(k)                           Any transfer or assignment made in respect of the matters referred to this Clause 11.7 must be made in accordance with, and comply with the requirements of, Clause 27 (Changes to the Lenders), provided that the Company shall be treated as having consented, for the purposes of Clause 27.2 (Company consent), to any such transfer or assignment.

12.                         PREPAYMENT AND CANCELLATION

12.1                  Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)                                  that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                  upon the Agent notifying the Company, each Available Commitment of that Lender and of any Affiliate of that Lender which is a Euro Swingline Lender or U.S. Dollar Swingline Lender will be immediately cancelled (to the greatest extent possible which does not result in that Lender (or its Affiliate) failing to meet the requirement set out in paragraph (f) or (g) of Clause 27.3 (Other conditions of assignment or transfer)) (or, if such unlawfulness relates to a particular Borrower or Borrowers only (but not all of the Borrowers), each Available Commitment of that Lender and its Affiliates shall not be cancelled or otherwise reduced, but shall no longer be available to be utilised by that particular Borrower or Borrowers); and

(c)                                   to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 12.11 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall, to the extent necessary to avoid such unlawfulness, repay that Lender’s (and any such Affiliate’s) participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid (or, if such unlawfulness relates to a particular Borrower or Borrowers only (but not all of the Borrowers), to the extent that any such Commitments of that Lender are Revolving Facility Commitments, they shall no longer be available to be utilised by that particular Borrower or Borrowers, but may otherwise be utilised in accordance with the terms of this Agreement).

12.2                  Change of control

(a)                           If any person (other than, prior to the Demerger Effective Date, Novartis or a member of the Novartis Group), directly or indirectly or acting in concert with other persons, acquires, after the date of this Agreement, shares in the Company which, together with shares already owned, exceed 50 per cent. of the voting rights in the Company:

(i)                                      the Company shall promptly notify the Agent upon becoming aware of that event;

(ii)                                   a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan);

(iii)                                without prejudice to paragraph (iv) below, the Lenders and the Company will negotiate in good faith for a period of not more than 30 Business Days beginning with the date of the notification by the Company pursuant to paragraph (i) above, with a view to seeking to achieve agreement on the terms for a continuation of the Facilities (the “Negotiation Period”); and

(iv)                               if, following the conclusion of the Negotiation Period, a Lender so requires and accordingly notifies the Agent within 10 Business Days following the last day of the Negotiation Period, the Agent shall, by not less than 20 Business Days’ notice to the Company, cancel the Commitment(s) of that Lender and declare the participation(s) of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, immediately due and payable, whereupon the Commitment(s) of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)                           Any alternative terms agreed, pursuant to paragraph (a)(iii) above, for the continuation of the Facilities shall, with the prior consent of the Company and each Lender which does not make an election under paragraph (a)(iv) above, be binding on all Parties.

(c)                            If a Borrower (other than the Company) ceases to be a Subsidiary of the Company:

(i)                                      the Company shall promptly notify the Agent upon becoming aware of that event;

(ii)                                   a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan) to that Borrower; and

(iii)                                the relevant Borrower shall (and the Company shall ensure that the relevant Borrower will), by no later than the date falling five Business Days from the date on which the relevant Borrower ceases to be a Subsidiary of the Company:

(A)                            repay all outstanding Loans borrowed by that Borrower, together with accrued interest, and all other amounts accrued under the Finance Documents in respect of that Borrower; and

(B)                            resign as a Borrower in accordance with Clause 28.3 (Resignation of a Borrower).

(d)                           For the purposes of paragraph (a) above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate to acquire, directly or indirectly, shares in the Company.

12.3                  Mandatory prepayment from Debt Capital Markets Proceeds

(a)                           For the purposes of this Clause 12.3:

“Debt Capital Markets Proceeds” means the cash proceeds received by the Group from a Relevant Debt Capital Markets Transaction, net of Tax and less any costs and expenses reasonably incurred by members of the Group in connection with the Relevant Debt Capital Markets Transaction; and

“Relevant Debt Capital Markets Transaction” means a fund raising conducted after the date of this Agreement by the Group by way of a bond issuance, a schuldschein transaction or U.S. private placement issued or raised in the international capital markets.

(b)                           The Company shall notify the Agent if it (or a member of the Group) has undertaken a Relevant Debt Capital Markets Transaction as soon as reasonably practicable following the receipt by or on behalf of it or the relevant member of the Group of the relevant Debt Capital Markets Proceeds.

(c)                            The Company shall ensure that the Borrowers prepay Bridge Facility Loans, and/or cancel Available Commitments in respect of the Bridge Facility, in an amount equal to any Debt Capital Markets Proceeds, at the times and in the order of application specified in paragraphs (d) to (g) below, with any Debt Capital Markets Proceeds denominated in a currency other than United States Dollars converted by (or on behalf of) the Company and/or the relevant Borrowers into United States Dollars using a market rate of exchange in order to effect the prepayments and cancellations contemplated by this Clause 12.3.

(d)                           Debt Capital Markets Proceeds which are to be applied, pursuant to this Clause 12.3, in prepayment of Bridge Facility Loans and/or the cancellation of Available Commitments in respect of the Bridge Facility, shall be so applied in the following order:

(i)                                      first, in cancellation of Available Commitments under the Bridge Facility (and the Available Commitments of the Lenders under the Bridge Facility shall be cancelled rateably); and

(ii)                                   secondly, in prepayment of Bridge Facility Loans such that outstanding Bridge Facility Loans shall be prepaid on a pro rata basis, and cancellation of the corresponding Bridge Facility Commitments.

(e)                            Any cancellation of Available Commitments required pursuant to paragraph (d)(i) above shall take place automatically on the date on which the Debt Capital Markets Proceeds are received by or on behalf of the relevant member of the Group.

(f)                             Subject to paragraph (g) below, any prepayment under this Clause 12.3 shall be applied in prepayment of a Bridge Facility Loan on the last day of the Interest Period relating to that Bridge Loan, such that a proportion of the relevant Bridge Facility Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

(g)                            If, prior to the application of the relevant Debt Capital Markets Proceeds in full in prepayment of the relevant Bridge Facility Loan(s), an Event of Default occurs (and for so long as it is continuing), then any prepayment under this Clause 12.3 shall be applied in prepayment of the relevant Bridge Facility Loans on the earlier of:

(i)                                      the date falling one month following the date of receipt by (or on behalf of) the relevant member of the Group of the relevant Debt Capital Markets Proceeds; and

(ii)                                   the last day of the Interest Period relating to each relevant Bridge Loan, such that a proportion of each relevant Bridge Facility Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

12.4                  Mandatory prepayment — Demerger

If the Demerger Effective Date does not occur on or before 30 June 2019, then the Total Commitments shall be automatically cancelled in full on such day, and any outstanding Utilisations shall be prepaid on the next following Business Day.

12.5                  Voluntary cancellation

(a)                           Subject to paragraph (b) below, the Company may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part of an Available Facility, being:

(i)                                      in respect of the Bridge Facility, a minimum of U.S.$5,000,000 or, if less, the Available Facility;

(ii)                                   in respect of Facility A, a minimum of U.S.$5,000,000 or, if less, the Available Facility;

(iii)                                in respect of Facility B, a minimum of U.S.$5,000,000 or, if less, the Available Facility;

(iv)                               in respect of Facility C, a minimum of EUR5,000,000 or, if less, the Available Facility;

(v)                                  in respect of the Revolving Facility, a minimum of U.S.$10,000,000 or, if less, the Available Facility;

(vi)                               in respect of the Euro Swingline Facility, a minimum of EUR5,000,000 or, if less, the Available Facility; and

(vii)                            in respect of the U.S. Dollar Swingline Facility, a minimum of U.S.$5,000,000 or, if less, the Available Facility.

(b)                           Any cancellation pursuant to paragraph (a) above shall be made such that (to the extent applicable) the requirements set out in paragraphs (f) and (g) of Clause 27.3 (Other conditions of assignment or transfer) are complied with post that cancellation.

12.6                  Voluntary prepayment of Bridge Facility Loans

(a)                           A Borrower to which a Bridge Facility Loan has been made may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Lenders under the Bridge Facility may agree) prior notice, prepay the whole or any part of any Bridge Facility Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Bridge Facility Loan by a minimum amount of U.S.$1,000,000).

(b)                           A Bridge Facility Loan may only be prepaid after the last day of the Availability Period for the Bridge Facility (or, if earlier, the day on which the applicable Available Facility is zero).

12.7                  Voluntary prepayment of Facility A Loans

(a)                           A Borrower to which a Facility A Loan has been made may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Lenders under Facility A may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Facility A Loan by a minimum amount of U.S.$1,000,000).

(b)                           A Facility A Loan may only be prepaid after the last day of the Availability Period for Facility A (or, if earlier, the day on which the applicable Available Facility is zero).

12.8                  Voluntary prepayment of Facility B Loans

(a)                           A Borrower to which a Facility B Loan has been made may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Lenders under Facility B may agree) prior notice, prepay the whole or any part of any Facility B Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Facility B Loan by a minimum amount of U.S.$1,000,000).

(b)                           A Facility B Loan may only be prepaid after the last day of the Availability Period for Facility B (or, if earlier, the day on which the applicable Available Facility is zero).

12.9                  Voluntary prepayment of Facility C Loans

(a)                           A Borrower to which a Facility C Loan has been made may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Lenders under Facility C may agree) prior notice, prepay the whole or any part of any Facility C Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Facility C Loan by a minimum amount of EUR1,000,000).

(b)                           A Facility C Loan may only be prepaid after the last day of the Availability Period for Facility C (or, if earlier, the day on which the applicable Available Facility is zero).

12.10           Voluntary prepayment of Revolving Facility Loans

A Borrower to which a Revolving Facility Loan has been made may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Lenders under the Revolving Facility may agree) prior notice, prepay the whole or any part of a Revolving Facility Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Loan by a minimum amount of U.S.$1,000,000).

12.11           Right of replacement or repayment and cancellation in relation to a single Lender

(a)                           If:

(i)                                      any sum payable to any Lender by an Obligor is required to be increased under Clause 13.7 (Minimum interest rates and payments) or paragraph (c) of Clause 17.2 (Tax gross-up); or

(ii)                                   any Lender claims indemnification from the Company under Clause 17.3 (Tax indemnity) or Clause 18.1 (Increased Costs) or interest payments under Clause 15.3 (Market disruption), the Company may, while the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and of any Affiliate of that Lender which is a Euro Swingline Lender or a U.S. Dollar Swingline Lender and its intention to procure the repayment of that Lender’s and any such Affiliate’s participation in the Loans or give the Agent notice of its intention to replace that Lender (together with any Affiliate of that Lender) in accordance with paragraph (d) below.

(b)                           On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment(s) of that Lender and any such Affiliate shall immediately be reduced to zero.

(c)                            On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

(d)                           If:

(i)                                      any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)                                   an Obligor becomes obliged to pay any amount in accordance with Clause 12.1 (Illegality) to any Lender,

the Company may, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender (together with any Affiliate of that Lender) by requiring that Lender and that Affiliate to (and, to the extent permitted by law, that Lender and that Affiliate shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender and transferring Affiliate in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s and such Affiliate’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                            The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                      the Company shall have no right to replace the Agent;

(ii)                                   neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)                                in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents;

(iv)                               the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer; and

(v)                                  the Swiss Non-Bank Rules would not be breached as a result of the proposed transfer.

(f)                             A Lender shall perform the checks described in paragraph (e)(iv) above in good faith and as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(g)

(i)                                      If any Lender becomes a Defaulting Lender, the Company may, at any time while the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(ii)                                   On the notice referred to in paragraph (i) above becoming effective, each Available Commitment of the Defaulting Lender shall (other than as set out in paragraph (iv) below) immediately be reduced to zero.

(iii)                                The Agent shall, as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

(iv)                               That Lender’s Available Commitment relating to the Revolving Facility shall immediately be reduced to the lowest amount possible which does not result in that Lender (or its Affiliate) failing to meet the requirement set out in paragraph (f) or (g) of Clause 27.3 (Other conditions of assignment or transfer).

12.12           Restrictions

(a)                           Any notice of cancellation or prepayment given by any Party under this Clause 12 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                           Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                            No Borrower may reborrow any part of the Bridge Facility or a Term Facility which is prepaid.

(d)                           Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(e)                            The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)                             Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)                            If the Agent receives a notice under this Clause 12, it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h)                           If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

12.13           Application of prepayments

Any prepayment of a Loan pursuant to Clause 12.3 (Mandatory prepayment from Debt Capital Markets Proceeds), Clause 12.4 (Mandatory prepayment — Demerger), Clause 12.6 (Voluntary prepayment of Bridge Facility Loans), Clause 12.7 (Voluntary prepayment of Facility A Loans), Clause 12.8 (Voluntary prepayment of Facility B Loans), Clause 12.9 (Voluntary prepayment of

Facility C Loans) or Clause 12.10 (Voluntary prepayment of Revolving Facility Loans) shall be applied pro rata to each Lender’s participation in that Loan.

SECTION 5

COSTS OF UTILISATION

13.                         INTEREST

13.1                  Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                  Margin; and

(b)                                  LIBOR or, in relation to any Loan in euro, EURIBOR.

13.2                  Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

13.3                  Default interest

(a)                           If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 1 per cent. and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 13.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)                           If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                      the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                   the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1 per cent. and the rate which would have applied if the overdue amount had not become due.

(c)                            Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

13.4                  Notification of rates of interest

(a)                           The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

(b)                           The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

13.5                  Margin — Bridge Facility

The Margin in respect of the Bridge Facility is the percentage rate per annum as determined below:

(a)                                  in respect of the period from (and including) the date of this Agreement to (but excluding) the date falling seven Months after the date of this Agreement, 0.30 per cent. per annum;

(b)                                  in respect of the period from (and including) the date falling seven Months after the date of this Agreement to (but excluding) the date falling 10 Months after the date of this Agreement, 0.40 per cent. per annum;

(c)                                   in respect of the period from (and including) the date falling 10 Months after the date of this Agreement to (but excluding) the date falling 13 Months after the date of this Agreement, 0.50 per cent. per annum;

(d)                                  in respect of the period from (and including) the date falling 13 Months after the date of this Agreement to (but excluding) the date falling 16 Months after the date of this Agreement, 0.65 per cent. per annum;

(e)                                   in respect of the period from (and including) the date falling 16 Months after the date of this Agreement to (but excluding) the date falling 19 Months after the date of this Agreement, 0.80 per cent. per annum;

(f)                                    in respect of the period from (and including) the date falling 19 Months after the date of this Agreement to (but excluding) the date falling 22 Months after the date of this Agreement, 1.00 per cent. per annum; and

(g)                                   in respect of the period from and including the date falling 22 Months after the date of this Agreement and thereafter, 1.20 per cent. per annum,

provided that:

(i)                                  0.10 per cent. per annum shall be added to each of the above Margin levels for the Bridge Facility if (and for so long as) a long-term credit rating of:

(A)                            BBB- (or lower) is assigned by S&P; or

(B)                            Baa3 (or lower) is assigned by Moody’s; and

(ii)                               0.05 per cent. per annum shall be deducted from each of the above Margin levels for the Bridge Facility if (and for so long as) a long-term credit rating of:

(A)                            BBB+ (or better) is assigned by S&P; or

(B)                            Baa1 (or better) is assigned by Moody’s,

with any change to the Margin for the Bridge Facility pursuant to paragraph (i) or (ii) above taking effect on the third Business Day following the publication of the relevant long-term credit rating without retrospective effect. In the event that one long-term credit rating is assigned which, individually, would otherwise result in an increase in the Margin for the Bridge Facility pursuant to paragraph (i) above and at the same time another long-term credit rating is assigned which, individually, would otherwise result in a reduction in the Margin for the Bridge Facility pursuant to paragraph (ii) above, then, for so long as such circumstance continues, an amount of 0.025 per cent. per annum shall be added to each of the Margin levels for the Bridge Facility set out in paragraphs (a) to (g) above.

13.6                  Margin — each Term Facility and the Revolving Facility

(a)                           The Margin in respect of each Term Facility and the Revolving Facility is, subject to any adjustment in accordance with paragraph (b) below, as follows:

(i)                                      for Facility A, 0.60 per cent. per annum;

(ii)                                   for Facility B, 0.65 per cent. per annum;

(iii)                                for Facility C, 0.50 per cent. per annum; and

(iv)                               for the Revolving Facility, 0.35 per cent. per annum.

(b)                           The Margin for Facility A, Facility B, Facility C and the Revolving Facility shall, on and from the date of the publication of the first long-term credit rating by either S&P or Moody’s and thereafter, be determined by reference to the long-term credit ratings assigned by Moody’s and S&P last published (and not withdrawn) in accordance with the following table (subject to paragraphs (i) to (v) below):

	Margin (% p.a.)
Moody’s/S&P rating	Facility A	Facility B	Facility C	Revolving Facility
Greater than or equal to A3/A-	0.45	0.50	0.35	0.20
Baa1/BBB+	0.50	0.55	0.40	0.25
Baa2/BBB	0.60	0.65	0.50	0.35
Baa3/BBB-	0.70	0.75	0.60	0.45
Equal to or less than Ba1/BB+	1.00	1.05	0.90	0.75

However:

(i)                                  if either S&P or Moody’s ceases to publish a long-term credit rating, the equivalent long-term credit ratings assigned by Fitch or any other internationally recognised rating agency selected by the Company as a replacement agency and which is acceptable to the Agent (acting on the instructions of all of the Lenders, acting reasonably) (any such other ratings agency, a “Replacement Agency”) may be used (for the purposes of computing the Margin for each Term Facility and the Revolving Facility in accordance with the table above) in substitution for the long-term credit rating of S&P or Moody’s, as applicable;

(ii)                               if the long-term credit ratings assigned by Moody’s and S&P differ, the Margin for each Term Facility and the Revolving Facility will be determined on the basis of the average of the relevant Margins based on each such rating;

(iii)                            if there is only one long-term credit rating, the Margin for each Term Facility and the Revolving Facility will be determined on the basis of that rating;

(iv)                           if at any time there is no current long-term credit rating assigned by either S&P, Moody’s, Fitch or a Replacement Agency, or at any time an Event of Default is continuing, the Margin for each Term Facility and the Revolving Facility will be the highest Margin specified for that Facility in the table above; and

(v)                              any change in the calculation of a Margin in accordance with this paragraph (b) shall take effect on and from the third Business Day following the date of publication, or the date of withdrawal (as the case may be), of the relevant long-term credit rating.

13.7                  Minimum interest rates and payments

(a)                           The rates of interest provided for in this Agreement, including, without limitation, this Clause 13, are minimum interest rates.

(b)                           By entering into this Agreement, the Parties have assumed in bona fide that the interest payable hereunder is not and will not become subject to any Tax Deduction on account of Swiss Withholding Tax. Nevertheless, if a Tax Deduction for Swiss Withholding Tax is required by Swiss law to be made by an Obligor in respect of any interest payable by it under this Agreement and should it be unlawful for the relevant Obligor to comply with paragraph (c) of Clause 17.2 (Tax gross-up) for any reason (where it would otherwise be required to comply with the terms of Clause 17.2 (Tax gross-up)), then:

(i)                                      the applicable interest rate in relation to that interest payment shall be:

(A)                            the interest rate which would have applied to that interest payment (as provided for in Clause 13.1 (Calculation of interest) or otherwise in this Agreement in the absence of this Clause 13.7);

divided by:

(B)                            one minus the rate at which the relevant Tax Deduction for Swiss Withholding Tax is required to be made (where the rate at which such Tax Deduction is required to be made is for this purpose expressed as a fraction of one rather than as a percentage); and

(ii)                                   the relevant Obligor shall be obliged:

(A)                            to pay the relevant interest at the adjusted rate in accordance with paragraph (i) above; and

(B)                            to make the Tax Deduction for Swiss Withholding Tax on the interest so recalculated; and

all references to a rate of interest in 13.1 (Calculation of interest) or otherwise in this Agreement shall be construed accordingly.

(c)                            To the extent that any interest payable by an Obligor under this Agreement becomes subject to Swiss Withholding Tax, each relevant Finance Party and the relevant Obligor shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to allow the Finance Parties to prepare claims for the refund of any Swiss Withholding Tax so deducted.

(d)                           If a Finance Party receives a refund in respect of Swiss Withholding Tax, that Finance Party shall pay an amount to the Obligor in respect of which the Swiss Withholding Tax relates, which that Finance Party determines will leave it, after that payment, in the same after-Tax position as it would have been in had that Swiss Withholding Tax not been required to be paid.

13.8                  Highest lawful interest rate

(a)                           Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the obligations under any of the Finance Documents, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Utilisations made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest (including any applicable default interest) due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Utilisations made hereunder are repaid in full the total interest due hereunder (taking into account the foregoing and the increase provided for under Clause 13.7 (Minimum interest rates and payments)) is less than the total amount of interest (including any applicable default interest) which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then, to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest (including any applicable default interest) which would have been paid if the stated rates of interest set out in this Agreement had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Finance Parties and the Obligors to conform strictly to any applicable usury laws. Accordingly, if any Finance Party contracts for, charges or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Finance Party’s option be applied to the outstanding amount of the Utilisations made hereunder or be refunded to the relevant Borrower. If default interest would otherwise be payable pursuant to Clause 13.3 (Default interest), such default interest shall also be payable in connection with the application of this Clause 13.8.

(b)                           For the purposes of this Clause 13.8, the “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged or received in accordance with applicable law.

14.                         INTEREST PERIODS

14.1                  Selection of Interest Periods

(a)                           A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)                           Each Selection Notice for a Bridge Facility Loan or a Term Facility Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of a Borrower) to which that Bridge Facility Loan or Term Facility Loan was made not later than the Specified Time.

(c)                            If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)                           Subject to this Clause 14, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months or any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan.

(e)                            An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)                             Each Interest Period for a Bridge Facility Loan or a Term Facility Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)                            A Revolving Facility Loan has one Interest Period only.

14.2                  Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.3                  Consolidation and division of Bridge Facility Loans and Term Facility Loans

(a)                           Subject to paragraph (b) below, if two or more Interest Periods:

(i)                                      relate to Bridge Facility Loans or Term Facility Loans in the same currency made to the same Borrower and under the same Facility; and

(ii)                                   end on the same date,

those Bridge Facility Loans or Term Facility Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Bridge Facility or Term Facility Loan (as applicable, under the relevant Facility) on the last day of the Interest Period.

(b)                           Subject to Clauses 4.4 (Maximum number of Loans) and 5.3 (Currency and amount), if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Bridge Facility Loan or a Term Facility Loan be divided into two or more Bridge Facility Loans or Term Facility Loans under the same Facility, that Bridge Facility Loan or that Term Facility Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Bridge Facility or Term Facility Loan immediately before its division.

15.                         CHANGES TO THE CALCULATION OF INTEREST

15.1                  Unavailability of Screen Rate

(a)                           Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or, if applicable, EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)                           Reference Bank Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for:

(i)                                      the currency of a Loan; or

(ii)                                   the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR or, if applicable, EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)                            Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period, there shall be no LIBOR or, if applicable, EURIBOR for that Loan and Clause 15.4 (Cost of funds) shall apply to that Loan for that Interest Period.

15.2                  Calculation of Reference Bank Rate

(a)                           Subject to paragraph (b) below, if LIBOR or, if applicable, EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)                           If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

15.3                  Market disruption

If, before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR, then Clause 15.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

15.4                  Cost of funds

(a)                           If this Clause 15.4 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                      the Margin; and

(ii)                                   the rate notified to the Agent by that Lender as soon as practicable, and in any event within five Business Days of the first day of that Interest Period (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)                           If this Clause 15.4 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)                            Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)                           If this Clause 15.4 applies pursuant to Clause 15.3 (Market disruption) and:

(i)                                      a Lender’s Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or

(ii)                                   a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to any Loan in euro, EURIBOR.

15.5                  Notification to Company

If Clause 15.4 (Cost of funds) applies, the Agent shall, as soon as is practicable, notify the Company.

15.6                  Break Costs

(a)                           Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                           Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

16.                         FEES

16.1                  Commitment fee — Revolving Facility

(a)                           The Company shall pay to the Agent (for the account of each Lender with a Revolving Facility Commitment) a fee in the Base Currency computed at the rate of 35 per cent. of the Margin applicable to the Revolving Facility from time to time on that Lender’s Available Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility.

(b)                           The accrued commitment fee is payable at the end of each calendar quarter on the relevant Business Day during the Availability Period applicable to the Revolving Facility, on the last day of the Availability Period applicable to the Revolving Facility and, if cancelled in full, on the cancelled amount of the relevant Lender’s Revolving Facility Commitment at the time the cancellation is effective.

(c)                            No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender in respect of the Revolving Facility for any day on which that Lender is a Defaulting Lender.

16.2                  Participation fee

The Company shall pay to the Agent (for the account of each Lender) a participation fee in the amount and at the times agreed in a Fee Letter.

16.3                  Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

16.4                  USD swingline agency fee

The Company shall pay to the Swingline Agent in respect of the U.S. Dollar Swingline Facility (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

16.5                  EUR swingline agency fee

The Company shall pay to the Swingline Agent in respect of the Euro Swingline Facility (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

16.6                  Extension fee — Bridge Facility

If the Company requests an extension to the Termination Date applicable to the Bridge Facility, the Company shall pay to the Agent (for the account of each Lender with a Bridge Facility Commitment) a fee as follows:

(a)                                  in respect of an extension pursuant to paragraph (a)(i) of Clause 11.2 (Extension option — Bridge Facility), 0.075 per cent. flat on the amount of the Bridge Facility Commitment of that Lender as at the date of the notice delivered by the Company to the Agent in accordance with that paragraph requesting the relevant extension to the Termination Date, and that fee shall be payable no later than the third Business Day after the date of such notice to the Agent; and

(b)                                  in respect of an extension pursuant to paragraph (a)(ii) of Clause 11.2 (Extension option — Bridge Facility), 0.15 per cent. flat on the amount of the Bridge Facility Commitment of that Lender as at the date of the notice delivered by the Company to the Agent in accordance with that paragraph requesting the relevant extension to the Termination Date, and that fee shall be payable no later than the third Business Day after the date of such notice to the Agent.

16.7                  Utilisation fee

(a)                           The Company shall pay to the Agent (for the account of each Lender with a Revolving Facility Commitment) a fee in the Base Currency computed at the applicable rate on that Lender’s participation in the Revolving Facility Loans. The “applicable rate” for any day on which the amount of a Lender’s participation in the Revolving Facility Loans:

(i)                                      exceeds zero, but is equal to or less than 33 1/3 per cent. of the amount of its Revolving Facility Commitment on that day is 0.075 per cent. per annum;

(ii)                                   is more than 33 1/3 per cent., but is equal to or less than 66 2/3 per cent., of the amount of its Revolving Facility Commitment on that day is 0.15 per cent. per annum; and

(iii)                                is more than 66 2/3 per cent. of the amount of its Revolving Facility Commitment on that day is 0.30 per cent. per annum.

(b)                           In relation to any day on which a Lender’s Revolving Facility Commitment equals zero but its participation in the Loans does not, for the purpose of calculating the utilisation fee, its Revolving Facility Commitment shall be deemed to be the amount at which it stood immediately before it first equalled zero.

(c)                            The accrued utilisation fee is payable:

(i)                                      at the end of each calendar quarter on the relevant Business Day during the Availability Period applicable to the Revolving Facility;

(ii)                                   on the Termination Date applicable to the Revolving Facility; and

(iii)                                at the time the cancellation of the relevant Lender’s Revolving Facility Commitment is effective or, if later, the last day on which any part of its participation in the Revolving Facility Loans becomes repayable.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

17.                         TAX GROSS-UP AND INDEMNITIES

17.1                  Definitions

(a)                           In this Agreement:

“Exempt Lender” means, in relation to an Obligor resident in the Federal Republic of Germany for Tax purposes, a Lender which is (otherwise than by reason of being a Treaty Lender) able to receive interest from that Obligor without a Tax Deduction in respect of Tax imposed by the Federal Republic of Germany at any time when it becomes a Lender.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means, in respect of interest payable by an Obligor resident in the Federal Republic of Germany for Tax purposes, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)                                      lending through a Facility Office in the Federal Republic of Germany;

(ii)                                   a Treaty Lender; or

(iii)                                an Exempt Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 17.2 (Tax gross-up) or a payment under Clause 17.3 (Tax indemnity).

“Treaty Lender” means a Lender which

(i)                                      is treated as a resident of a Treaty State for the purposes of a relevant Treaty and has its Facility Office (to which the Loan is effectively connected) in such Treaty State;

(ii)                                   does not carry on a business in the jurisdiction of incorporation of the relevant Borrower through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)                                fulfils any other conditions which are required in order to obtain full exemption under the treaty from tax imposed by the jurisdiction of incorporation of the relevant Borrower on interest and other payments from the relevant Borrower (subject to the completion of any procedural formalities).

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the jurisdiction of incorporation of the relevant Borrower which makes provision for full exemption from tax imposed by the jurisdiction of incorporation of the relevant Borrower on interest.

“U.S. Withholding Tax Form” means whichever of the following is relevant (including, in each case, any successor form):

(i)                                      IRS Form W-8BEN or W-8BEN-E;

(ii)                                   IRS Form W-8IMY (with appropriate attachments);

(iii)                                IRS Form W-8ECI;

(iv)                               IRS Form W-8EXP;

(v)                                  IRS Form W-9;

(vi)                               in the case of a Lender relying on the so-called “portfolio interest exemption”, IRS Form W-8BEN or W-8BEN-E and a certificate to the effect that such Lender is not: (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code; (B) a “10 percent shareholder” of the relevant Obligor within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code; or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code; or

(vii)                            any other IRS form by which a person may claim complete exemption from, or reduction in the rate of, withholding (including backup withholding) of U.S. federal income tax on interest and other payments to that person.

(b)                           Unless a contrary indication appears, in this Clause 17, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

17.2                  Tax gross-up

(a)                           Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                           The Company shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender, it shall notify the Company and that Obligor.

(c)                            If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                           A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the Federal Republic of Germany, if on the date on which the payment falls due:

(i)                                      the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of)

any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)                                   the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) below.

(e)                            A payment shall not be increased under paragraph (c) above by reason of a Tax imposed by the United States if, on the date the payment falls due:

(i)                                      a Tax Deduction is required to be made in respect of any payment under or in connection with a Loan to a U.S. Organised Borrower for U.S. federal withholding Tax except: (A) to the extent any such Tax Deduction is required as a result of a change in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority binding on such Lender after the date on which it became a Lender under this Agreement; or (B) to the extent any such increased amounts were payable to such Lender’s assignor immediately before the Lender became a party hereto pursuant to paragraph (A) above; or

(ii)                                   that Lender has not complied with its obligations under paragraph (j) below.

(f)                             The Obligors shall not be required to make an increased payment to a specific Lender (but shall to all others) under paragraph (c) above by reason of a Tax Deduction for Swiss Withholding Tax in relation to interest payments by an Obligor in connection with this Agreement which is due to a breach of the Swiss Non-Bank Rules solely caused by such specific Lender by having:

(i)                                      incorrectly declared its status as a Qualifying Bank or not a Qualifying Bank as required pursuant to Clause 17.6 (Qualifying Bank status confirmation);

(ii)                                   breached the increase, assignment, transfer or exposure transfer provisions pursuant to Clause 2.2 (Increase) or Clause 27 (Changes to the Lenders); or

(iii)                                ceased to be a Qualifying Bank other than as a result of any change after the date it became a Lender in (or in the interpretation, administration or application of) any law or any published practice or published concession of any relevant taxing authority.

(g)                            If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(h)                           Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(i)                               A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(j)                              On or prior to the date on which a Lender or Agent to a U.S. Organised Borrower becomes a Party to this Agreement (and from time to time thereafter) upon the request of such Borrower or the Agent, as applicable, or on the invalidity of any previously delivered U.S. Withholding Tax Form, such Lender or Agent shall provide to each such Borrower and Agent, as applicable, two copies of properly completed U.S. Withholding Tax Forms. However, no Lender or Agent shall be required to submit any U.S. Withholding Tax Form if that Lender or Agent is not legally entitled to do so.

(k)                           If any Obligor which is not incorporated or organised in Switzerland, the Federal Republic of Germany or the United States becomes a Party after the date of this Agreement, any applicable exclusions or exceptions, if any, to the obligations under this Clause 17.2 of such Obligor or any other Obligor in respect of Tax Deductions imposed by such jurisdiction, may be set out in the applicable Accession Letter, and, if so set out, shall be deemed incorporated in this Clause 17.2 and binding on the Parties.

17.3                  Tax indemnity

(a)                           The Company shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                           Paragraph (a) above shall not apply:

(i)                                      with respect to any Tax assessed on a Finance Party:

(A)                            under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                            under the law of the jurisdiction in which that Finance Party’s Facility Office is located (or permanent establishment to which the Loan is effectively connected) in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income or branch profits received or receivable (but not any sum deemed to be received or receivable) by that Finance Party, however denominated, is a franchise or similar Tax; or

(ii)                                   to the extent a loss, liability or cost:

(A)                            is compensated for by an increased payment under Clause 13.7 (Minimum interest rates and payments) or Clause 17.2 (Tax gross-up);

(B)                            would have been compensated for by an increased payment under Clause 13.7 (Minimum interest rates and payments) or Clause 17.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d), (e) or (f) (or any exclusion inserted pursuant to paragraph (k)) of Clause 17.2 (Tax gross-up) applied; or

(C)                            relates to a FATCA Deduction required to be made by a Party.

(c)                            A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)                           A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.3, notify the Agent.

17.4                  Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                  a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                                  that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

17.5                  Lender status confirmation

Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)                                  not a Qualifying Lender;

(b)                                  a Qualifying Lender (other than a Treaty Lender and an Exempt Lender);

(c)                                   a Treaty Lender; or

(d)                                  an Exempt Lender.

If such a Lender fails to indicate its status in accordance with this Clause 17.5, then that New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 17.5.

17.6                  Qualifying Bank status confirmation

(a)                           On the date of this Agreement, each Original Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it qualifies as a Qualifying Bank as of the date hereof and a New Lender on the date it becomes a Lender under this Agreement in accordance with Clause 27 (Changes to the Lenders), and an Increase Lender, on the date it becomes a Lender under this Agreement in accordance with Clause 2.2 (Increase), shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, that it is a Qualifying Bank.

(b)                           Upon written request of the Company to a Lender (such request to be made not more than once per calendar year unless the Company has reasonable grounds to believe that a Lender will cease to be a Qualifying Bank or is no longer a Qualifying Bank), that Lender shall indicate to the

Company, without any liability to any Obligor, whether or not: (i) it qualifies as a Qualifying Bank; (ii) it has applied to withdraw a banking licence; or (iii) it has received a notification of the loss of (or that it will lose) its banking licence. The Company may upon receipt of a notification from the relevant Lender confirming that: (A) it does not qualify as a Qualifying Bank; (B) it has applied to withdraw its banking licence; or (C) it has received a notification of the loss of (or that it will lose) its banking licence, on five Business Days’ prior written notice to the Agent and such Lender, replace that Lender (together with any Affiliate of that Lender which is a Euro Swingline Lender or a U.S. Dollar Swingline Lender) by requiring that Lender and that Affiliate to (and, to the extent permitted by law, that Lender and that Affiliate shall) transfer for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s and such Affiliate’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents, and pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an existing Lender or another Qualifying Bank which is acceptable to the Agent (acting reasonably) and which is prepared to take such transfer.

(c)                            The replacement of a Lender as set out in paragraph (b) above shall be subject to the following conditions:

(i)                                      the Company shall have no right to replace the Agent;

(ii)                                   neither the Agent nor the Lender shall have any obligation to find a replacement Lender;

(iii)                                in no event shall the Lender replaced be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)                               the Lender shall only be obliged to transfer its rights and obligations as set out above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(d)                           A Lender shall perform the checks described in paragraph (c)(iv) above in good faith as soon as reasonably practicable following delivery of a request referred to in paragraph (b) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

Alternatively, the relevant Borrower(s) shall have the option to prepay the outstanding principal amount of such Lender’s (and its Affiliates’ which are Euro Swingline Lenders or U.S. Dollar Swingline Lenders) participation in the outstanding Loans (together with all interest and other amounts in respect thereof) on not less than five Business Days’ prior written notice to the Agent (and upon such prepayment all the Commitments of that Lender (and those Affiliates) shall be cancelled in full).

17.7                  Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

17.8                  VAT

(a)                           All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party) provided that the reverse charge mechanism is not applicable.

(b)                           If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)                                      (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)                                   (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)                            Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                           Any reference in this Clause 17.8 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)                            In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

17.9                  FATCA information

(a)                           Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)                                      confirm to that other Party whether it is:

(A)                            a FATCA Exempt Party; or

(B)                            not a FATCA Exempt Party;

(ii)                                   supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                                supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                           If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                            Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                      any law or regulation;

(ii)                                   any fiduciary duty; or

(iii)                                any duty of confidentiality.

(d)                           If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                            If a Borrower is a U.S. Tax Obligor, or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:

(i)                                      where an Original Borrower is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)                                   where a Borrower is a U.S. Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)                                the date a new U.S. Tax Obligor accedes as a Borrower; or

(iv)                               where a Borrower is not a U.S. Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)                            a withholding certificate on IRS Form W-8, IRS Form W-9 or any other relevant form; or

(B)                            any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)                             The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)                            If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case, the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)                           The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

17.10           FATCA Deduction

(a)                           Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                           Each Party shall, promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent, and the Agent shall notify the other Finance Parties.

18.                         INCREASED COSTS

18.1                  Increased Costs

(a)                           Subject to Clause 18.3 (Exceptions), the Company shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or (ii) compliance with any law or regulation made after the date of this Agreement; or

(iii) the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)                           In this Agreement:

“Basel III” means:

(i)                                      the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)                                   the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                                any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)                                      Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)                                   Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Increased Costs” means:

(i)                                      a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                   an additional or increased cost; or

(iii)                                a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

18.2                  Increased Cost claims

(a)                           A Finance Party intending to make a claim pursuant to Clause 18.1 (Increased Costs) shall, promptly upon becoming aware of the same, notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)                           Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

(c)                            A Finance Party intending to make a claim for Increased Costs pursuant to Clause 18.1 (Increased Costs) which are attributable to the implementation or application of, or compliance with, Basel III or CRD IV (or any law or regulation that implements or applies Basel III or CRD IV) shall not be entitled to make such a claim to the extent that such Increased Costs could reasonably have been known to, or could reasonably have been calculated by, such Finance Party as at the date such Finance Party became a Party to this Agreement.

18.3                  Exceptions

(a)                           Clause 18.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)                                      attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                   attributable to a FATCA Deduction required to be made by a Party;

(iii)                                the subject of a claim under Clause 13.7 (Minimum interest rates and payments) or compensated for by Clause 17.3 (Tax indemnity) (or would have been compensated for under Clause 13.7 (Minimum interest rates and payments) or under Clause 17.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 17.3 (Tax indemnity) applied); or

(iv)                               attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)                           In this Clause 18.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 17.1 (Definitions).

19.                         OTHER INDEMNITIES

19.1                  Currency indemnity

(a)                           If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                      making or filing a claim or proof against that Obligor; or

(ii)                                   obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion, including any discrepancy between: (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                           Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

19.2                  Other indemnities

The Company shall (or shall procure that the respective Obligor will), upon presentation of duly documented evidence thereof, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                  the occurrence of any Event of Default;

(b)                                  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(c)                                   funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone or together only with other Finance Parties); or

(d)                                  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

19.3                  Indemnity to the Agent

The Company shall promptly indemnify the Agent, upon presentation of duly documented evidence thereof, against any cost, loss or liability reasonably incurred by the Agent (acting reasonably) as a result of:

(a)                                  investigating any event which it reasonably believes is a Default;

(b)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)                                   instructing lawyers, accountants, tax advisers or other professional advisers as permitted under this Agreement.

20.                         MITIGATION BY THE LENDERS

20.1                  Mitigation

(a)                           Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 12.1 (Illegality), Clause 13.7 (Minimum interest rates and payments), Clause 17 (Tax gross-up and indemnities) or Clause 18 (Increased Costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                           Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

20.2                  Limitation of liability

(a)                           The Company shall, within five Business Days of demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 20.1 (Mitigation).

(b)                           A Finance Party is not obliged to take any steps under Clause 20.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so could reasonably be expected to be prejudicial to it.

21.                         COSTS AND EXPENSES

21.1                  Transaction expenses

(a)                           The Company shall, within five Business Days of demand, pay the Agent and the Arranger the amount of all costs and expenses (including legal fees, subject to any agreed cap and scope of work) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(i)                                      this Agreement and any other documents referred to in this Agreement; and

(ii)                                   any other Finance Documents executed after the date of this Agreement.

(b)                           The Company shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Agreement.

21.2                  Amendment costs

If:

(a)                                  an Obligor requests an amendment, waiver or consent; or

(b)                                  an amendment is required pursuant to Clause 32.10 (Change of currency),

the Company shall, within five Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including, after prior consultation with the Company and subject to any separately agreed cap and scope of work, legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

21.3                  Enforcement costs

The Company shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

GUARANTEE

22.                         GUARANTEE AND INDEMNITY

22.1                  Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)                                  guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)                                  undertakes with each Finance Party that, whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                   agrees with each Finance Party that, if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 22 if the amount claimed had been recoverable on the basis of a guarantee.

22.2                  Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

22.3                  Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 22 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

22.4                  Waiver of defences

The obligations of the Guarantor under this Clause 22 will not be affected by an act, omission, matter or thing which, but for this Clause 22, would reduce, release or prejudice any of its obligations under this Clause 22 (without limitation and whether or not known to it or any Finance Party), including:

(a)                                  any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person, or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                   any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security, including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                   any insolvency or similar proceedings.

22.5                  Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 22. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

22.6                  Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                  refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)                                  hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 22.

22.7                  Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 22:

(a)                                  to be indemnified by a Borrower;

(b)                                  to claim any contribution from any other guarantor of any Borrower’s obligations under the Finance Documents;

(c)                                   to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                  to bring legal or other proceedings for an order requiring any Borrower to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 22.1 (Guarantee and indemnity);

(e)                                   to exercise any right of set-off against any Borrower; and/or

(f)                                    to claim or prove as a creditor of any Borrower in competition with any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights, it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment mechanics).

22.8                  Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

23.                         REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 23 to each Finance Party on the date of this Agreement.

23.1                  Status

(a)                           It is a corporation, joint stock company or limited liability company duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                           It and each of the Material Companies has the power to own its assets and carry on its business as it is being conducted.

(c)                            Each Obligor (other than the Company) is, directly or indirectly, wholly owned by the Company.

23.2                  Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

23.3                  Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                  any law or regulation applicable to it;

(b)                                  its or any of the Material Companies’ constitutional documents; or

(c)                                   any agreement or instrument binding upon it or any of the Material Companies or any of its or any of the Material Companies’ assets, breach of which could reasonably be expected to have a Material Adverse Effect.

23.4                  Power and authority

Subject to the Legal Reservations, it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

23.5                  Validity and admissibility in evidence

Subject to the Legal Reservations, all Authorisations required:

(a)                                  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                  to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

23.6                  Governing law and enforcement

Subject to the Legal Reservations:

(a)                                  the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

(b)                                  any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

23.7                 No default

(a)                           No Event of Default is continuing or could reasonably be expected to result from the making of any Utilisation.

(b)                           No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which could reasonably be expected to have a Material Adverse Effect.

23.8                  No misleading information

(a)                           Any factual information provided by or on behalf of any member of the Group for the purposes of the Information Package was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                           Nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in the information contained in the Information Package being untrue or misleading in any material respect as at the date it was provided or as at the date (if any) at which it is stated.

23.9                  Financial statements

(a)                           The financial statements most recently delivered (or deemed to be delivered) to the Agent pursuant to this Agreement (including, for the avoidance of doubt, the Original Financial Statements, but excluding any financial statements delivered pursuant to paragraph (e) of Clause 24.3 (“Know your customer” checks)) were prepared in accordance with GAAP consistently applied except as otherwise noted therein.

(b)                           The Original Financial Statements and, thereafter, the financial statements most recently delivered (or deemed to be delivered) to the Agent pursuant to paragraph (b) of Clause 24.1 (Reporting requirements) fairly present the financial condition of the Group as at the end of the relevant financial year and the results of operations of the Group as at the end of and for the relevant financial year except as otherwise noted therein.

(c)                            There has been no material adverse change in the business or combined financial condition of the Group since 31 December 2018.

23.10           Pari passu ranking

Subject to the Legal Reservations, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

23.11           No proceedings

(a)                           No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined (taking into account the likelihood of success of those proceedings), could reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened in writing against it or any of its Subsidiaries.

(b)                           No judgment or order of a court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.

23.12           Sanctions

(a)                           Except as otherwise disclosed in a report of the Company filed with or furnished to the SEC prior to the date of this Agreement, neither the Company nor any of the Company’s consolidated Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Company’s consolidated Subsidiaries is currently the subject of any Sanctions.

(b)                           Any provision of this Clause 23.12 or Clause 25.9 (Sanctions/U.S. Anti-Terrorism Laws — use of proceeds) shall not apply to or for the benefit of any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any applicable Blocking Law.

(c)                            For the purposes of this Clause 23.12, “Blocking Law” means:

(i)                                      any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom);

(ii)                                   section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or

(iii)                                any similar blocking or anti-boycott law.

23.13           U.S. Government regulation

The Company is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

23.14           U.S. margin regulations

The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock for any purpose which violates, or which would be inconsistent with, the Margin Regulations.

23.15           Repetition

The Repeating Representations and:

(a)                                  in the case of paragraph (ii) below, the representations set out in Clause 23.8 (No misleading information); and

(b)                                  in the case of paragraph (iii) below, the representations set out in Clause 23.5 (Validity and admissibility in evidence),

are deemed to be made by each Obligor by reference to the facts and circumstances then existing:

(i)                                  on the date of each Utilisation Request and the first day of each Interest Period;

(ii)                               on the date on which primary syndication of the Facilities is completed;

(iii)                            in the case of an Additional Borrower, on the day on which the company becomes an Additional Borrower; and

(iv)                           in relation to any extension request made pursuant to Clause 11.2 (Extension option — Bridge Facility) and/or Clause 11.7 (Extension option — Revolving Facility) on the date(s) specified in each of those Clauses upon which the Repeating Representations are deemed to be made, provided that, to the extent the representations in Clause 23.6 (Governing law and enforcement) are deemed to be made after the date of this Agreement, the reference to “Legal Reservations” in that Clause shall be deemed to include any qualifications or reservations as to matters of law of general application which would be included in legal opinions of the type and nature customarily provided by experienced legal counsel in the relevant jurisdictions at the applicable time that such representations are so deemed to be made in respect of transactions of a similar nature to those documented by this Agreement, and to the extent that any such qualifications or legal reservations are customarily accepted by lenders in transactions of a similar nature to those documented by this Agreement at the applicable time.

24.                         INFORMATION UNDERTAKINGS

The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1                  Reporting requirements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                  as soon as available after the end of each quarterly accounting period of the Company, starting with the second quarter of 2019, the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such period, prepared in accordance with GAAP;

(b)                                  as soon as available and in any event within 180 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Subsidiaries, containing the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case, including an opinion acceptable to the Majority Lenders by PricewaterhouseCoopers AG or other internationally recognised independent public accountants;

(c)                                   promptly upon becoming aware of the occurrence of a Default, and in any event within 15 days of such Default occurring, a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company or the Obligors have taken and propose to take with respect thereto;

(d)                                  promptly after the sending or filing thereof, copies of all reports the Company sends to any of its shareholders (but only on or after the Demerger Effective Date), and copies of all reports and registration statements that the Company or any Subsidiary files with the SEC; and

(e)                                   notice of all litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency of the type described in Clause 23.11 (No proceedings) when reported to the SEC.

Reports and financial statements required to be delivered by the Company pursuant to paragraphs (a), (b), (d) and (e) above shall be deemed to have been delivered by the Company on the date on which it posts such reports, or reports containing such financial statements, on its website on the Internet at www.alcon.com or when such reports, or reports containing such financial statements, are posted on the SEC’s website at www.sec.gov, provided that the Company shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b), (d) and (e) above to the Agent or any Lender who requests it to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender.

24.2                  Notification of long-term credit rating

The Company shall notify the Agent as soon as practicable (and, in any event, within three Business Days) following the date of publication of, or any change to, or the withdrawal of, any long-term credit rating(s) assigned in respect of the Company.

24.3                  “Know your customer” checks

(a)                           If:

(i)                                      the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                   the requirements of the USA Patriot Act or the Beneficial Ownership Regulation;

(iii)                                any change in the status of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iv)                               a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iv) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall, promptly upon the request of the Agent or any Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iv) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iv) above, any prospective new Lender to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                           Each Lender shall, promptly upon the request of the Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied that it has complied with all necessary “know your customer”

or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                            The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 28 (Changes to the Obligors).

(d)                           Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Borrower obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Agent or any Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

(e)                            If and only to the extent an Obligor (other than the Company) has prepared annual financial statements, with regard to a particular year, then the Company shall make available, as soon as practicable following a written request by a Lender (or by the Agent on behalf of a Lender), a copy of such financial statements (audited and, if the Obligor itself has Subsidiaries, consolidated, in each case, only if and to the extent available) to each Lender which so requested (itself or through the Agent) a copy of such financial statements.

(f)                             In this Clause 24.3, the term “Beneficial Ownership Regulation” means 31. C.F.R. § 1010.230.

24.4                  Demerger information

The Company shall:

(a)                                  keep the Agent reasonably informed as to the status and progress of the Demerger; and

(b)                                  notify the Agent as soon as practicable of the Demerger Effective Date having occurred and the shares in the Company having been admitted to trading on the SIX Swiss Exchange and/or the New York Stock Exchange.

25.                         GENERAL UNDERTAKINGS

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1                  Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure (subject to the Legal Reservations) the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

25.2                  Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject if failure so to comply could reasonably be expected to have a Material Adverse Effect.

25.3                  Negative pledge

(a)                           No Obligor shall, and the Company shall procure that no other member of the Group will, create or permit to subsist any Security over any of its assets.

(b)                           Paragraph (a) above does not apply to:

(i)                                      any Security over any bank account in favour of the bank with which such account is held, in each case, granted by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances, or arising under the general business conditions used by the relevant bank;

(ii)                                   any Security arising under a Cash Management Agreement entered into in the ordinary course of the banking arrangements of the relevant member(s) of the Group;

(iii)                                any Security arising by operation of law;

(iv)                               any Security contained in, or created in connection with, a contract for sale or supply entered into in the ordinary course of trading, where such Security is granted to such seller or, as the case may be, supplier and is limited in recourse to the asset sold or, as the case may be, supplied;

(v)                                  any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)                            the Security was not created in contemplation of the acquisition of that asset by a member of the Group; and

(B)                            the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group;

(vi)                               any Security over or affecting any asset of a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

(A)                            the Security was not created in contemplation of the acquisition of that company; and

(B)                            the principal amount secured has not increased in contemplation of or since the acquisition of that company;

(vii)                            any Security provided by one member of the Group to another member of the Group;

(viii)                         any Security created in respect of any Securitisation Assets and related assets in connection with a Qualified Securitisation Financing;

(ix)                               any Security created to secure obligations under or in relation to any hedging arrangements entered into for non-speculative purposes;

(x)                                  any Security to which the Agent, acting on the instructions of the Majority Lenders, has given its prior written consent;

(xi)                               any Security securing indebtedness falling within the permission under paragraph (b)(vi) of Clause 25.4 (Restrictions on Subsidiary indebtedness);

(xii)                            any Security securing indebtedness of a member of the Group incurred to finance the acquisition, construction or improvement of fixed or capital assets, provided that:

(A)                            such Security shall be created prior to or upon such acquisition or the completion of such construction or improvement; and

(B)                            such Security does not at any time encumber any other property or assets of a member of the Group;

(xiii)                         any Security consisting of an agreement to sell, transfer or dispose of any asset entered into by a member of the Group in the ordinary course of business, and where the relevant Security extends only to the relevant asset sold, transferred or disposed of;

(xiv)                        any Security in the form of:

(A)                            pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; or

(B)                            deposits securing a liability for premia to insurance carriers under insurance or self-insurance arrangements in respect of such obligations or to maintain self-insurance, in each case, where the foregoing are made or transacted in the ordinary course of business or, in the case of insurance or self-insurance arrangements, are of a type which a prudent company carrying on a business similar to that of the Group may put in place;

(xv)                           any Security or deposits to qualify a member of the Group to conduct business or to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, judgments for the payment of money, surety, appeal bonds, performance bonds, customer deposits and other obligations of a like nature incurred in the ordinary course of business (including deposits to secure letters of credit issued to secure any such obligation);

(xvi)                        any Security consisting of easements, rights-of-way, zoning restrictions and other similar encumbrances required by law or incurred in the ordinary course of business affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Group considered as a whole;

(xvii)                     to the extent that the following constitute Security, licences, leases or subleases granted to other Persons in the ordinary course of business not interfering in any material respect with the ordinary conduct of the business of the Group considered as a whole;

(xviii)                  any Security in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xix)                        any Security for taxes, assessments or governmental charges or levies not delinquent for a period of more than 60 days or Security for taxes, assessments or governmental charges or levies already delinquent for a period of more than 60 days, but the validity of which is being contested in good faith and for which reasonable reserves have been established;

(xx)                           any Security on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions; or

(xxi)                        any Security not falling within any of paragraphs (i) to (xx) above (inclusive), provided that the aggregate outstanding principal amount of Financial Indebtedness secured by any Security outstanding pursuant to this paragraph (xxi) would not at any time exceed an amount equal to 10 per cent. of the consolidated (or combined, in the case of the Original Financial Statements) total assets of the Group as set out in the latest consolidated (or combined, in the case of the Original Financial Statements) financial statements of the Company delivered (or deemed to be delivered) to the Agent pursuant to Clause 24.1 (Reporting requirements).

25.4                  Restrictions on Subsidiary indebtedness

(a)                           The Company will not permit any member of the Group which is not an Obligor to create, assume, incur, guarantee or otherwise be liable for or in respect of any Financial Indebtedness.

(b)                           Paragraph (a) above does not apply to:

(i)                                      Financial Indebtedness under this Agreement;

(ii)                                   any indebtedness for or in respect of the transactions and arrangements described in paragraphs (d) and (g) of the definition of “Financial Indebtedness”;

(iii)                                Financial Indebtedness of Group Treasury Companies to the extent that the proceeds of the relevant Financial Indebtedness are on-lent to an Obligor;

(iv)                               Financial Indebtedness of companies acquired after the date of this Agreement, provided that the relevant Financial Indebtedness is discharged within six months of the date of acquisition of the relevant company;

(v)                                  Financial Indebtedness in respect of bonds, commercial paper and/or other debt instruments issued by members of the Group that are Group Treasury Companies; and

(vi)                               Financial Indebtedness of Subsidiaries of the Company that are not Obligors, not falling within paragraphs (i) to (v) above (inclusive), where, after the creation, assumption, incurrence or guarantee of such Financial Indebtedness, the sum (without duplication) of the aggregate outstanding principal amount of the Financial Indebtedness (excluding Financial Indebtedness falling within paragraphs (i) to (v) above (inclusive)) of all the Subsidiaries which are not Obligors does not exceed an amount equal to 10 per cent. of the consolidated (or combined, in the case of the Original Financial Statements) total assets of the Group as set out in the latest consolidated (or combined, in the case of the Original Financial Statements) financial statements of the Company delivered (or deemed to be delivered) to the Agent pursuant to Clause 24.1 (Reporting requirements).

25.5                  Restriction on mergers

(a)                           No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction (including a division of a limited liability company pursuant to the laws of its jurisdiction of organisation).

(b)                           Paragraph (a) above does not apply to the Demerger or to any amalgamation, demerger, merger or corporate reconstruction:

(i)                                      if:

(A)                            it is executed between two or more Obligors only, or where it is executed between an Obligor and one or more members of the Group which is/are not Obligors, then the relevant Obligor is the surviving entity and provided always that any Obligor which is party to any such transaction, arrangement or reconstruction is solvent at the time of such transaction, arrangement or reconstruction; and

(B)                            the Company, prior to any such amalgamation, demerger, merger or corporate reconstruction, delivers a certificate to the Agent (signed by a duly appointed officer of the Company) confirming that the relevant Obligor’s obligations under the Finance Documents will continue to be the legal, valid and binding and (subject to the Legal Reservations) enforceable obligations of the surviving entity of such transaction;

(ii)                                   which is effected as part of an intra-Group reorganisation on a solvent basis and does not involve an Obligor (save to the extent permitted by, and satisfying the requirements of, paragraph (i) above); or

(iii)                                which is approved by the Majority Lenders.

25.6                  Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Group, taken as a whole, from that carried on at the date of this Agreement such that the principal activities of the Group, taken as a whole, are no longer consistent with such business.

25.7                  Ownership of Obligors by the Company

The Company shall ensure that each Obligor (other than the Company) is, directly or indirectly, wholly owned by the Company at all times.

25.8                  Compliance with Swiss Non-Bank Rules

Each Swiss Obligor shall ensure that it is at all times in compliance with the Ten Non-Bank Rule and the Twenty Non-Bank Rule, provided that a Swiss Obligor shall not be in breach of this undertaking if the Ten Non-Bank Rule and/or Twenty Non-Bank Rule is violated solely because a Lender has:

(a)                                  incorrectly declared its status as a (non-)Qualifying Bank as required pursuant to Clause 17.6 (Qualifying Bank status confirmation);

(b)                                  breached the assignment, transfer or exposure transfer provisions pursuant to Clause 27 (Changes to the Lenders); or

(c)                                   ceased to be a Qualifying Bank other than as a result of any change after the date it became a Lender in (or in the interpretation, administration or application of) any law, or any published practice or published concession of any relevant taxing authority.

25.9                  Sanctions/U.S. Anti-Terrorism Laws — use of proceeds

The Company shall not, and the Company shall ensure that no Obligor will, directly or indirectly, use the proceeds of Loans advanced under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, to fund any activities or business of or with any person or entity, or in any country, region or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, to the extent that such funding, activities or business would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state.

26.                         EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 26 is an Event of Default (save for Clause 26.11 (Acceleration)).

26.1                  Non-payment

An Obligor does not pay: (i) on the due date any principal amount of any Loan; or (ii) within five Business Days of its due date any interest on any Loan or other amount payable pursuant to a Finance Document, in each case, at the place at and in the currency in which it is expressed to be payable, provided that any failure to pay any principal amount on its due date shall not be an Event of Default if:

(a)                                  such failure to pay is caused by:

(i)                                  administrative or technical error; or

(ii)                               a Disruption Event; and

(b)                                  payment is made within five Business Days of its due date.

26.2                  Other obligations

(a)                           An Obligor does not comply with any provision of the Finance Documents (other than as referred to in Clause 26.1 (Non-payment)).

(b)                           No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 Business Days of the earlier of:

(i)                                      the Agent giving notice to the Company; and

(ii)                                   the relevant Obligor becoming aware of the failure to comply.

26.3                  Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the circumstances giving rise to the misrepresentation:

(a)                                  are capable of remedy; and

(b)                                  are remedied within 20 Business Days of the earlier of:

(i)                                  the Agent giving notice to the Company; and

(ii)                               the relevant Obligor becoming aware of the misrepresentation.

26.4                  Cross acceleration

(a)                           Any Financial Indebtedness of any Material Company is not paid when due nor within any originally applicable grace period.

(b)                           Any Financial Indebtedness of any Material Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                            Any commitment for any Financial Indebtedness of any Material Company is cancelled or suspended by a creditor of the Material Company as a result of an event of default (however described).

(d)                           No Event of Default will occur under this Clause 26.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than U.S.$125,000,000 (or its equivalent in any other currency or currencies).

26.5                  Insolvency

(a)                           A Material Company:

(i)                                      is unable or admits in writing its inability to pay its debts as they fall due and, in respect of a German Entity (which is a Material Company), that entity is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung); or

(ii)                                   suspends making payments on its debts generally.

(b)                           A German Entity which is a Material Company is over-indebted (überschuldet) within the meaning of section 19 of the German Insolvency Code.

(c)                            A Material Company incorporated in Switzerland is overindebted (überschuldet) within the meaning of art. 725 para. 2 of the Swiss Code of Obligations, provided that loans granted to a Material Company incorporated in Switzerland which are subordinated pursuant to art. 725 para. 2 of the Swiss Code of Obligations shall be considered share capital (and not liabilities) for the purposes of this paragraph (c).

(d)                           With regard to any Material Company which is not incorporated in Switzerland, Germany or the United States, the occurrence of any event or circumstances analogous to those described in paragraphs (b) and (c) above under the insolvency laws of its jurisdiction of incorporation.

(e)                            A moratorium is declared in respect of any indebtedness of any Material Company.

26.6                  Insolvency proceedings

(a)                           Any corporate action, legal proceedings or other formal procedure or step is taken in relation to:

(i)                                      a moratorium in respect of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), in each case, of any Material Company other than a solvent liquidation or reorganisation of any Material Company which is not an Obligor or to the extent permitted by Clause 25.5 (Restriction on mergers);

(ii)                                   a composition, compromise, assignment or arrangement with any creditor of any Material Company other than on a solvent basis or to the extent permitted by Clause 25.5 (Restriction on mergers);

(iii)                                the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Company which is not an Obligor or to the extent permitted by Clause 25.5 (Restriction on mergers)), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Material Company or any of its assets having an aggregate value of at least U.S.$125,000,000;

(iv)                               enforcement of any Security over any assets having an aggregate value of at least U.S.$125,000,000 of any Material Company by reason of a default or event of default (howsoever described) occurring under the relevant agreement relating to the Financial Indebtedness secured by such Security; or

(v)                                  the postponement of the declaration of bankruptcy in accordance with art. 725a of the Swiss Code of Obligations in relation to a Swiss Obligor which is a Material Company, or any analogous procedure or step is taken in any jurisdiction.

(b)                           In respect of a German Entity (which is a Material Company), a reference in this Clause 26.6 to any “analogous procedure or step” means:

(i)                                      a petition for insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines Insolvenzverfahrens) is filed, threatened to be filed or any event occurs which constitutes a cause for the initiation of insolvency proceedings (Eröffnungsgrund) as set out in sections 17 et seq. of the German Insolvency Code (Insolvenzordnung); or

(ii)                                   actions are taken pursuant to section 21 of the German Insolvency Code by a competent court.

(c)

(i)                                      An involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction in the United States seeking:

(A)                            relief in respect of any Material Company, or of a substantial part of the property or assets of any Material Company, under U.S. Bankruptcy Law; or

(B)                            the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Material Company or for a substantial part of the property or assets of any Material Company, and, in each case, such proceeding or petition shall continue undismissed and unstayed for 60 days or an order for relief shall be entered in any such proceeding.

(ii)                                   Any Material Company shall:

(A)                            voluntarily commence any proceeding or file any petition seeking relief under U.S. Bankruptcy Law;

(B)                            consent to the institution of any proceeding or the filing of any petition described in paragraph (A) above; or

(C)                            apply for or consent to the appointment, pursuant to the laws of the United States or any state thereof, of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Material Company or for a substantial part of the property or assets of any Material Company.

(d)                           This Clause 26.6 shall not apply to any winding-up petition or other proceeding instituted against a Material Company (but not instituted by it):

(i)                                      which is:

(A)                            manifestly without substance, frivolous or vexatious; or

(B)                            discharged, stayed, dismissed or opposed in good faith within 60 days of commencement; or

(ii)                                   where the assets which are the subject of the relevant proceeding have an aggregate value of less than U.S.$125,000,000.

26.7                  Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Material Company and such expropriation, attachment, sequestration, distress or execution could, or could reasonably be expected to have, a Material Adverse Effect and is not discharged, stayed, dismissed or opposed in good faith within 60 days.

26.8                  Unlawfulness

Subject to the Legal Reservations, it is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

26.9                  Repudiation

An Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document.

26.10           ERISA

The Company or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability in excess of U.S.$350,000,000 (or its equivalent in another currency or currencies) in aggregate as a result of one or more of the following:

(a)                                  the occurrence of any ERISA Event;

(b)                                  the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or

(c)                                   the insolvency or termination of a Multiemployer Plan.

26.11           Acceleration

(a)                           On and at any time after the occurrence of an Event of Default (other than an Event of Default referred to in paragraph (b) below) which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(i)                                      cancel the Total Commitments, whereupon they shall immediately be cancelled;

(ii)                                   declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                                declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

(b)                           If an Event of Default occurs under paragraph (c) of Clause 26.6 (Insolvency proceedings):

(i)                                      the Total Commitments shall immediately be cancelled; and

(ii)                                   all Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall be immediately due and payable;

in each case, automatically and without any direction, notice, declaration or other act.

SECTION 9

CHANGES TO PARTIES

27.                         CHANGES TO THE LENDERS

27.1                  Assignments and transfers by the Lenders

Subject to this Clause 27, a Lender (the “Existing Lender”) may:

(a)                                  assign any of its rights; or

(b)                                  transfer by novation any of its rights and obligations,

to another bank or financial institution which is a Qualifying Bank (the “New Lender”).

27.2                  Company consent

(a)                           The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)                                      to another Lender or a Lender’s Affiliate (if such Affiliate of a Lender is a Qualifying Bank); or

(ii)                                   made at a time when an Event of Default is continuing (provided the transfer or assignment is to a Qualifying Bank).

(b)                           The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)                            An Existing Lender shall notify the Company of any proposed assignment or transfer to be made pursuant to paragraph (a)(i) or (a)(ii) above, prior to executing the relevant Transfer Certificate or Assignment Agreement.

27.3                  Other conditions of assignment or transfer

(a)                           An assignment or transfer of part of a Lender’s Commitments shall, unless such assignment or transfer is of all of that Lender’s remaining Commitment with regard to a Facility, be in a minimum amount of USD1,000,000 and EUR1,000,000 (as applicable).

(b)                           An assignment will only be effective on:

(i)                                      receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender;

(ii)                                   performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iii)                                recordation of the assignment in the Register.

(c)                            A transfer will only be effective if the procedure set out in Clause 27.6 (Procedure for transfer) is complied with and the transfer is recorded in the Register.

(d)                           If:

(i)                                      a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                   as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 17 (Tax gross-up and indemnities) or Clause 18 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

This paragraph (d) shall not apply:

(A)                            in respect of Swiss Withholding Tax but without prejudice to paragraph (f) of Clause 17.2 (Tax gross-up); or

(B)                            in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility.

(e)                            Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement, and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(f)                             Notwithstanding any other term of this Agreement, each Lender shall ensure that, at all times, its Overall Revolving Commitment is not less than:

(i)                                      its Euro Swingline Commitment; or

(ii)                                   if it does not have a Euro Swingline Commitment, the Euro Swingline Commitment of a Lender which is its Affiliate.

(g)                            Notwithstanding any other term of this Agreement, each Lender shall ensure that, at all times, its Overall Revolving Commitment is not less than:

(i)                                      its U.S. Dollar Swingline Commitment; or

(ii)                                   if it does not have a U.S. Dollar Swingline Commitment, the U.S. Dollar Swingline Commitment of a Lender which is its Affiliate.

27.4                  Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD3,000 and EUR3,000 (as applicable).

27.5                  Limitation of responsibility of Existing Lenders

(a)                           Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                      the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                   the financial condition of any Obligor;

(iii)                                the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                               the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                           Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                      has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement, and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                   will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                            Nothing in any Finance Document obliges an Existing Lender to:

(i)                                      accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)                                   support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.6                  Procedure for transfer

(a)                           Subject to the conditions set out in Clauses 27.2 (Company consent) and 27.3 (Other conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                           The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                            Subject to Clause 27.10 (Pro rata interest settlement), on the Transfer Date:

(i)                                      to the extent that, in the Transfer Certificate, the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents, and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                   each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                                the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer, and, to that extent, the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                               the New Lender shall become a Party as a “Lender”.

27.7                  Procedure for assignment

(a)                           Subject to the conditions set out in Clauses 27.2 (Company consent) and 27.3 (Other conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                           The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                            Subject to Clause 27.10 (Pro rata interest settlement), on the Transfer Date:

(i)                                      the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                   the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)                                the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                           Lenders may utilise procedures other than those set out in this Clause 27.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders, nor the assumption of equivalent obligations by a New Lender), provided that they comply with the conditions set out in Clauses 27.2 (Company consent) and 27.3 (Other conditions of assignment or transfer).

27.8                  Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

27.9                  Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may, without consulting with or obtaining consent from any Obligor, at any time, charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender, including, without limitation:

(a)                                  any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                  any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                  release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                               require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents, and further provided that any such charge, assignment or other Security shall provide that, upon any enforcement thereof, any resulting assignment, transfer or sub-participation of any such rights under the Finance Documents shall be made in accordance with this Clause 27.

27.10           Pro rata interest settlement

(a)                           If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders, then (in respect of any transfer pursuant to Clause 27.6 (Procedure for transfer) or any assignment pursuant to Clause 27.7 (Procedure for assignment), the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)                                      any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six-Monthly intervals after the first day of that Interest Period); and

(ii)                                   the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)                            when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)                            the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)                           In this Clause 27.10, references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)                            An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 27.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

27.11           Exposure transfers (including sub-participations and sub-contracts)

Save for assignments and transfers pursuant to Clause 27.1 (Assignments and transfers by the Lenders) to 27.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company) (inclusive) and Security granted in accordance with Clause 27.9 (Security over Lender’s rights), no Lender shall at any time enter into a sub-participation, derivative transaction, insurance or any other arrangement with any third party under which such Lender transfers all or part of its exposure under this Agreement to that other person, unless under, and throughout the term of, such arrangement:

(a)                                  the relationship between the Lender and the third party is that of a debtor and creditor (including during the bankruptcy or similar event affecting the Lender or an Obligor);

(b)                                  the third party has no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement;

(c)                                   the Lender does not divest itself, either expressly or implicitly or based on any common understanding with the third party, of any of its voting rights under the Finance Documents; and

(d)                                  the third party under no circumstances will:

(i)                                  be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement; or

(ii)                               otherwise have any contractual relationship with, or rights against, an Obligor under or in relation to this Agreement.

28.                         CHANGES TO THE OBLIGORS

28.1                  Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2                  Additional Borrowers

(a)                           Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.3 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)                                      either:

(A)                            that Subsidiary is incorporated in, and has its domicile for Tax purposes in, the United States, Switzerland or Germany; or

(B)                            all of the Lenders approve such Subsidiary becoming an Additional Borrower;

(ii)                                   the Company delivers to the Agent a duly completed and executed Accession Letter;

(iii)                                the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)                               the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)                           The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)                            Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

28.3                  Resignation of a Borrower

(a)                           The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)                           The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                      no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                   the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

28.4                  Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations and the representations set out in Clause 23.5 (Validity and admissibility in evidence) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10

FINANCE PARTIES

29.                         ROLE OF THE AGENT, THE ARRANGER AND THE REFERENCE BANKS

29.1                  Appointment of the Agent

(a)                           Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                           Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2                  Instructions

(a)                           The Agent shall:

(i)                                      unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)                            all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                            in all other cases, the Majority Lenders; and

(ii)                                   not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)                           The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)                            Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                           The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)                            In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)                             The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

29.3                  Duties of the Agent

(a)                           The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                           Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)                            Without prejudice to Clause 27.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)                           Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                            If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)                             If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement, it shall promptly notify the other Finance Parties.

(g)                            The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.4                  Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.5                  No fiduciary duties

(a)                           Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)                           Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.6                  Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.7                  Rights and discretions

(a)                           The Agent may:

(i)                                      rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                                   assume that:

(A)                            any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)                            unless it has received notice of revocation, those instructions have not been revoked; and

(iii)                                rely on a certificate from any person:

(A)                            as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                            to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                           The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                      no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)                                   any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)                                any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                            The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)                           Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders), if the Agent, in its reasonable opinion, deems this to be necessary.

(e)                            The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party), and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)                             The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)                            Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)                           Without prejudice to the generality of paragraph (g) above, the Agent:

(i)                                      may disclose; and

(ii)                                   on the written request of the Company or the Majority Lenders, shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(i)                               Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)                              Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(k)                           The Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Swiss law, the laws of the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

29.8                  Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)                                  the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the Information Package or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)                                   any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9                  No duty to monitor

The Agent shall not be bound to enquire:

(a)                                  whether or not any Default has occurred;

(b)                                  as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)                                   whether any other event specified in any Finance Document has occurred.

29.10           Exclusion of liability

(a)                           Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)                                      any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)                                   exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)                                without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Agent) arising as a result of:

(A)                            any act, event or circumstance not reasonably within its control; or

(B)                            the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                           No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, and any officer, employee or agent of the Agent may rely on this Clause 29.10 subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Act.

(c)                            The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                           Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)                                      any “know your customer” or other checks in relation to any person; or

(ii)                                   any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender, and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)                            Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default), but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

29.11           Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability, including, without limitation, for negligence or any other category of liability whatsoever incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to payment systems, etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

29.12           Resignation of the Agent

(a)                           The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b)                           Alternatively, the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case, the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)                            If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent.

(d)                           If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 29 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates, and those amendments will bind the Parties.

(e)                            The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)                             The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)                            Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above), but shall remain entitled to the benefit of Clause 19.3 (Indemnity to the Agent) and this Clause 29 (and any fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Its successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(h)                           The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if, on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)                                      the Agent fails to respond to a request under Clause 17.9 (FATCA information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                   the information supplied by the Agent pursuant to Clause 17.9 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                                the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

29.13           Replacement of the Agent

(a)                           After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders), replace the Agent by appointing a successor Agent.

(b)                           The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                            The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above), but shall remain entitled to the benefit of Clause 19.3 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                           Any successor Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

29.14           Confidentiality

(a)                           In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division, which shall be treated as a separate entity from any other of its divisions or departments.

(b)                           If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

29.15           Relationship with the Lenders

(a)                           Subject to Clause 27.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                      entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                   entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                           Any Lender may, by notice to the Agent, appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made), and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (ii) of Clause 34.6 (Electronic communication), and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.16           Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including, but not limited to:

(a)                                  the financial condition, status and nature of each member of the Group;

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                   whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                  the adequacy, accuracy or completeness of the Information Package and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

29.17           Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

29.18           Role of Reference Banks

(a)                           No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)                           No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)                            No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 29.18 subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Act.

29.19           Third party Reference Banks

A Reference Bank which is not a Party may rely on Clauses 29.18 (Role of Reference Banks), 38.3 (Other exceptions) and 40 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Act.

29.20           The Register

The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, will maintain (and make available for inspection by the Borrower upon reasonable prior notice at reasonable times) a register for the recordation of, and will record, the names and addresses of the Lenders, the respective amounts of the Commitments of, principal amounts (and stated interest) owing to, and the participation in Utilisations of each Lender from time to time (the “Register”). Absent manifest error, the entries in the Register shall be conclusive and binding for all purposes, and the Borrower, the Agent and the Lenders shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

30.                         CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                  interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                   oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.                         SHARING AMONG THE FINANCE PARTIES

31.1                  Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents, then:

(a)                                  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)                                  the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                   the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.6 (Partial payments).

31.2                  Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3                  Recovering Finance Party’s rights

On a distribution by the Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4                  Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                  each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that

Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                  as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5                  Exceptions

(a)                           This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 31, have a valid and enforceable claim against the relevant Obligor.

(b)                           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                      it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                   that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice, and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

32.                         PAYMENT MECHANICS

32.1                  Payments to the Agent

(a)                           On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                           Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in such Participating Member State or the United Kingdom (including the Channel Islands), as specified by the Agent) and with such bank as the Agent, in each case, specifies.

32.2                  Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clauses 32.3 (Distributions to an Obligor) and 32.4 (Clawback and pre-funding), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or the United Kingdom (including the Channel Islands), as specified by that Party).

32.3                  Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4                  Clawback and pre-funding

(a)                           Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                           Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall, on demand, refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)                            If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders, then, if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)                                      the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall, within three Business Days of demand, refund it to the Agent; and

(ii)                                   the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available shall, on demand, pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

32.5                  Impaired Agent

(a)                           If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 32.1 (Payments to the Agent) may instead either:

(i)                                      pay that amount direct to the required recipient(s); or

(ii)                                   if, in its absolute discretion, it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case, such payments must be made on the due date for payment under the Finance Documents.

(b)                           All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)                            A Party which has made a payment in accordance with this Clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                           Promptly upon the appointment of a successor Agent in accordance with Clause 29.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 32.2 (Distributions by the Agent).

(e)                            A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)                                      that it has not given an instruction pursuant to paragraph (d) above; and

(ii)                                   that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

32.6                  Partial payments

(a)                           Subject to Clauses 9.11 (Partial payments — Euro Swingline Facility) and 7.8 (Partial payments — U.S. Dollar Swingline Facility), if the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                      first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Arranger under the Finance Documents;

(ii)                                   secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                                thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                               fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                           The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                            Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.7                  No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.8                  Business Days

(a)                           Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                           During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.9                  Currency of account

(a)                           Subject to paragraphs (b) to (e) below, the applicable Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                           A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)                            Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)                           Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                            Any amount expressed to be payable in a currency other than the applicable Base Currency shall be paid in that other currency.

32.10           Change of currency

(a)                           Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                      any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)                                   any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                           If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

32.11           Disruption to payment systems, etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)                                  the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)                                  the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances, and, in any event, shall have no obligation to agree to such changes;

(c)                                   the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above, but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                  any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and waivers);

(e)                                   the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.11; and

(f)                                    the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33.                         SET-OFF

While an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.                         NOTICES

34.1                  Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2                  Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                  in the case of the Company, that identified with its name below;

(b)                                  in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                   in the case of the Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

34.3                  Delivery

(a)                           Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                      if by way of fax, when received in legible form; or

(ii)                                   if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)                           Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                            All notices from or to an Obligor shall be sent through the Agent.

(d)                           Any communication or document made or delivered to the Company in accordance with this Clause 34 will be deemed to have been made or delivered to each of the Obligors.

(e)                            Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.4                  Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

34.5                  Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

34.6                  Electronic communication

(a)                           Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)                                      notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)                                   notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                           Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)                            Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and, in the case of any electronic communication made by a Party to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)                           Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m., in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement, shall be deemed only to become effective on the following day.

(e)                            Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 34.6.

34.7                  English language

(a)                           Any notice given under or in connection with any Finance Document must be in English.

(b)                           All other documents provided under or in connection with any Finance Document must be:

(i)                                      in English; or

(ii)                                   if not in English, and if so required by the Agent, accompanied by a certified English translation, and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.8                  USA Patriot Act

Each Lender hereby notifies each Obligor that, pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

35.                         CALCULATIONS AND CERTIFICATES

35.1                  Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2                  Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3                  Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

36.                         PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.                         REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No waiver or election to affirm any Finance Document on the part of any Finance Party shall be effective unless in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

38.                         AMENDMENTS AND WAIVERS

38.1                  Required consents

(a)                           Subject to Clauses 38.2 (All Lender matters) and 38.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company, and any such amendment or waiver will be binding on all Parties.

(b)                           The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

(c)                            Paragraph (c) of Clause 27.10 (Pro rata interest settlement) shall apply to this Clause 38.

38.2                  All Lender matters

Subject to Clause 38.7 (Replacement of Screen Rate), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)                                  the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)                                  the definition of “Sanctions” in Clause 1.1 (Definitions);

(c)                                   an extension to the date of payment of any amount under the Finance Documents;

(d)                                  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(e)                                   a change in currency of payment of any amount under the Finance Documents;

(f)                                    an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(g)                                   a change to the Borrowers other than in accordance with Clause 28 (Changes to the Obligors);

(h)                                  a change to the Guarantor;

(i)                                      any provision which expressly requires the consent of all the Lenders;

(j)                                     Clause 2.3 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 6.2 (Delivery of a Utilisation Request for U.S. Dollar Swingline Loans), Clause 8.2 (Delivery of a Utilisation Request for Euro Swingline Loans), Clause 12.1 (Illegality), Clause 12.2 (Change of control), Clause 12.3 (Mandatory prepayment from Debt Capital Markets Proceeds), Clause 12.4 (Mandatory prepayment — Demerger), Clause 12.13 (Application of prepayments), Clause 23.12 (Sanctions), Clause 25.9 (Sanctions/U.S. Anti-Terrorism Laws — use of proceeds), Clause 27 (Changes to the Lenders), Clause 28 (Changes to the Obligors), Clause 31 (Sharing among the Finance Parties), this Clause 38, Clause 44 (Governing law) or Clause 45.1 (Jurisdiction); or

(k)                                  the nature or scope of the guarantee and indemnity granted under Clause 22 (Guarantee and indemnity),

shall not be made without the prior consent of all the Lenders.

38.3                  Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger or that Reference Bank, as the case may be.

38.4                  Disenfranchisement of Defaulting Lenders

(a)                           For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)                                      the Majority Lenders; or

(ii)                                   whether:

(A)                            any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)                            the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and:

(I)                                to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above;

(II)                           to the extent that that reduction results in that Defaulting Lender’s Euro Swingline Commitment being zero, that Defaulting Lender shall be deemed not to be a Euro Swingline Lender for the purposes of paragraph (ii)(B) above; and

(III)                      to the extent that that reduction results in that Defaulting Lender’s U.S. Dollar Swingline Commitment being zero, that Defaulting Lender shall be deemed not to be a U.S. Dollar Swingline Lender for the purposes of paragraph (ii)(B) above.

(b)                           For the purposes of this Clause 38.4, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                      any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                   any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b), (c) or (d) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

38.5                  Excluded Commitments

If any Defaulting Lender fails to respond to a request for a consent, waiver or amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this

Agreement within five Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made:

(a)                                  its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)                                  its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

38.6                  Replacement of a Defaulting Lender

(a)                           The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:

(i)                                      replace such Lender by requiring such Lender and any Affiliate of that Lender which is a Euro Swingline Lender or a U.S. Dollar Swingline Lender to (and, to the extent permitted by law, such Lender and any such Affiliate shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)                                   require such Lender and any Affiliate of that Lender which is a Euro Swingline Lender or a U.S. Dollar Swingline Lender to (and, to the extent permitted by law, such Lender and any such Affiliate shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of:

(A)                            the undrawn Revolving Facility Commitment of the Lender;

(B)                            the undrawn Euro Swingline Commitment of the Lender or its Affiliate; and

(C)                            the undrawn U.S. Dollar Swingline Commitment of the Lender or its Affiliate; or

(iii)                                require such Lender and any Affiliate of that Lender which is a Euro Swingline Lender or a U.S. Dollar Swingline Lender to (and, to the extent permitted by law, such Lender and any such Affiliate shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Facility, the Euro Swingline Facility and the U.S. Dollar Swingline Facility,

to a Lender or other bank or financial institution, which is a Qualifying Bank (a “Replacement Lender”) selected by the Company and which confirms its willingness to assume, and does assume, all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 27 (Changes to the Lenders).

(b)                           Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 38.6 shall be subject to the following conditions:

(i)                                      the Company shall have no right to replace the Agent;

(ii)                                   neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                                subject to any extension to such date in order for a Defaulting Lender to be satisfied pursuant to paragraph (v) below, the transfer must take place no later than five Business Days after the notice referred to in paragraph (a) above;

(iv)                               in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents;

(v)                                  the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender; and

(vi)                               the Swiss Non-Bank Rules (to the extent applicable) would not be breached as a result of the proposed transfer.

(c)                            The Defaulting Lender shall perform the checks described in paragraph (b)(v) above in good faith and as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above, and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

38.7                  Replacement of Screen Rate

(a)                           Subject to Clause 38.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)                                      providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(ii)

(A)                            aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)                            enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)                            implementing market conventions applicable to that Replacement Benchmark;

(D)                            providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)                             adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and, if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)                           If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 15 Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i)                                      its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)                                   its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

39.                         CONFIDENTIAL INFORMATION

39.1                  Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clauses 39.2 (Disclosure of Confidential Information) and 39.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

39.2                  Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                  to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                  to any person:

(i)                                  to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Representatives and professional advisers;

(ii)                               with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors, and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)                            appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.15 (Relationship with the Lenders));

(iv)                           who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)                              to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                           to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)                        to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.9 (Security over Lenders’ rights);

(viii)                     who is a Party; or

(ix)                           with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                            in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking, except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                            in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                            in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                   to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents, including, without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)                                  to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

39.3                  Disclosure to numbering service providers

(a)                           Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)                                      names of Obligors;

(ii)                                   country of domicile of Obligors;

(iii)                                place of incorporation of Obligors;

(iv)                               date of this Agreement;

(v)                                  Clause 44 (Governing law);

(vi)                               names of the Agent and the Arranger;

(vii)                            date of each amendment and restatement of this Agreement;

(viii)                         amounts of, and names of, the Facilities (and any tranches);

(ix)                               amount of Total Commitments;

(x)                                  currencies of the Facilities;

(xi)                               type of Facilities;

(xii)                            ranking of Facilities;

(xiii)                         Termination Date for Facilities;

(xiv)                        changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)                           such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                           The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                            Each Obligor represents that none of the information set out in paragraphs (a)(i) to (xv) above is, nor will at any time be, unpublished price-sensitive information.

(d)                           The Agent shall notify the Company and the other Finance Parties of:

(i)                                      the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)                                   the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

39.4                  Entire agreement

This Clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.5                  Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse, and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

39.6                  Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)                                  of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 39.2 (Disclosure of Confidential Information), except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                  upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39.

39.7                  Continuing obligations

The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)                                  the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                  the date on which such Finance Party otherwise ceases to be a Finance Party.

39.8                  Bank secrecy waiver

In relation to any Confidential Information which is permitted to be disclosed by a Finance Party pursuant to this Clause 39 (together with information referred to in Clause 39.3 (Disclosure to numbering service providers)), each Party agrees to waive any restrictions on such disclosure pursuant to laws or regulations relating to bank secrecy in effect in Switzerland or any other jurisdiction.

40.                         CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

40.1                  Confidentiality and disclosure

(a)                           The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)                           The Agent may disclose:

(i)                                      any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 9.5 (Interest) or Clause 13.4 (Notification of rates of interest); and

(ii)                                   any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)                            The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)                                      any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)                                   any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information, except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)                                any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information, except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)                               any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)                           The Agent’s obligations in this Clause 40 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 9.5 (Interest) or Clause 13.4 (Notification of rates of interest), provided that the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

40.2                  Related obligations

(a)                           The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse, and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)                           The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)                                      of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 40.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                                   upon becoming aware that any information has been disclosed in breach of this Clause 40.

41.                         LENDING AFFILIATES

41.1                  Lending Affiliate definitions

In this Agreement:

“Appointing Lender” means:

(a)                                  in relation to an Original Lending Affiliate, the Lender specified as an Original Lender opposite that Original Lending Affiliate’s name in Schedule 10 (Original Lending Affiliates); and

(b)                                  in relation to a New Lending Affiliate, the Lender which is party to the New Lending Affiliate Appointment Notice relating to that New Lending Affiliate.

“Appointment Date” means, in relation to the appointment of a New Lending Affiliate, the later of:

(a)                                  the proposed Appointment Date specified in the relevant New Lending Affiliate Appointment Notice; and

(b)                                  the date on which the Agent executes the relevant New Lending Affiliate Appointment Notice.

“Lending Affiliate” means, in relation to a Lender:

(a)                                  an Original Lending Affiliate of that Lender; and

(b)                                  a New Lending Affiliate of that Lender,

which, in each case, has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Lending Affiliate Loan” means, in relation to a Lending Affiliate, a Loan in which that Lending Affiliate has been nominated to participate pursuant to Clause 41.4 (Nomination of Lending Affiliate Loans).

“Lending Affiliate Loan Notice” means a notice substantially in the form set out in Schedule 12 (Form of Lending Affiliate Loan Notice).

“Lending Affiliate Resignation Notice” means a notice substantially in the form set out in Schedule 13 (Form of Lending Affiliate Resignation Notice).

“New Lending Affiliate” means, in relation to a Lender, an entity which has become a Party as a “New Lending Affiliate” of that Lender in accordance with Clause 41.2 (Appointment of New Lending Affiliates).

“New Lending Affiliate Appointment Notice” means a notice substantially in the form set out in Schedule 11 (Form of New Lending Affiliate Appointment Notice).

“Original Lending Affiliate” means, in relation to an Original Lender, any entity (which must be a Qualifying Bank) specified as an Original Lending Affiliate opposite that Original Lender’s name in Schedule 10 (Original Lending Affiliates).

41.2                  Appointment of New Lending Affiliates

(a)                           Subject to this Clause 41.2, an entity shall become a Party as a “New Lending Affiliate” of a Lender on the relevant Appointment Date if:

(i)                                      that entity is an Affiliate of that Lender;

(ii)                                   that Affiliate is a bank or financial institution which is a Qualifying Bank which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets;

(iii)                                that Lender and that Affiliate deliver to the Agent a duly completed New Lending Affiliate Appointment Notice in relation to that Affiliate; and

(iv)                               the Agent executes that New Lending Affiliate Appointment Notice.

(b)                           The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed New Lending Affiliate Appointment Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that New Lending Affiliate Appointment Notice.

(c)         The Agent shall only be obliged to execute a New Lending Affiliate Appointment Notice delivered to it by a Lender and an Affiliate of that Lender once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that Affiliate becoming a Party as a New Lending Affiliate.

(d)         The Agent shall, as soon as reasonably practicable after it has executed a New Lending Affiliate Appointment Notice, send to the Company a copy of that New Lending Affiliate Appointment Notice.

(e)         If a proposed appointment of an Affiliate of a Lender as a New Lending Affiliate obliges that Affiliate to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall, promptly upon the request of that Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Lender (on behalf of that Affiliate) in order for that Affiliate to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

41.3      Lending Affiliates as Lenders

(a)         Subject to this Clause 41, any reference in a Finance Document to a “Lender” shall be construed to include a Lending Affiliate, any reference to an “Original Lender” shall be construed to include an Original Lending Affiliate and, to the extent that a Lending Affiliate is nominated to participate in a Euro Swingline Loan or a U.S. Dollar Swingline Loan, any reference to a “Euro Swingline Lender” or a “U.S. Dollar Swingline Lender” (as applicable) shall be construed to include that Lending Affiliate.

(b)         An Appointing Lender and each of its Lending Affiliates shall be treated as a single Lender for the purposes of:

(i)             determining an Appointing Lender’s Available Commitment, Available Euro Swingline Commitment or Available U.S. Dollar Swingline Commitment, or whether participations exceed an Appointing Lender’s Overall Revolving Commitment; and

(ii)            Clause 7.9 (Loss sharing — U.S. Dollar Swingline Facility), Clause 9.12 (Loss sharing — Euro Swingline Facility), Clause 12.1 (Illegality), Clause 12.2 (Change of control), Clause 12.11 (Right of replacement or repayment and cancellation in relation to a single Lender), paragraph (d) of Clause 14.1 (Selection of Interest Periods) and Clause 38.6 (Replacement of a Defaulting Lender).

41.4      Nomination of Lending Affiliate Loans

(a)         Each Original Lending Affiliate is nominated by its Appointing Lender to participate in any Loan, or class of Loan, specified opposite the name of that Original Lending Affiliate in Schedule 10 (Original Lending Affiliates).

(b)         An Appointing Lender may, by delivery of a duly completed Lending Affiliate Loan Notice to the Agent and the Company no later than the applicable time specified in paragraph (c) below, nominate any of its Lending Affiliates to participate in any Loan, or class of Loan, specified in that Lending Affiliate Loan Notice.

(c)         Any Lending Affiliate Loan Notice delivered pursuant to paragraph (b) above shall be delivered:

(i)             to the extent that a Loan specified in that Lending Affiliate Loan Notice is a Revolving Facility Loan to which paragraph (b) of Clause 11.6 (Repayment of Revolving Facility Loans) applies, no later than three Business Days before the proposed Utilisation Date of that Revolving Facility Loan; and

(ii)            in any other case, no later than three Business Days before the proposed Utilisation Date of any Loan specified in that Lending Affiliate Loan Notice,

or, in each case, at such later time agreed by the Agent and the Company.

(d)         A Loan, or class of Loan, may only be specified pursuant to paragraphs (a) or (b) above by reference to any of:

(i)             the Borrower(s) of that Loan or those Loans;

(ii)            the jurisdiction of incorporation of the Borrower(s) of that Loan or those Loans;

(iii)           the currency of that Loan or those Loans; or

(iv)          in the case of the specification of an individual Loan, the proposed Utilisation Date of that Loan.

(e)         Clause 27 (Changes to the Lenders) shall not apply to any nomination of a Lending Affiliate or a Lending Affiliate Loan or to the effects of that nomination pursuant to this Clause 41.

41.5      Participation by Lending Affiliate

(a)         An Appointing Lender which nominates its Lending Affiliate to participate in any Loan, or class of Loan, pursuant to Clause 41.4 (Nomination of Lending Affiliate Loans) will be released from its obligations under the Finance Documents which relate to that Loan, or class of Loan, and that Lending Affiliate will be bound by obligations equivalent to those obligations.

(b)         Without prejudice to Clause 29.11 (Lenders’ indemnity to the Agent) an Appointing Lender shall not be responsible for, or liable for any damages, costs or losses to any person arising as a result of, the non-performance by any Lending Affiliate of that Appointing Lender of that Lending Affiliate’s obligations under the Finance Documents.

41.6      Payments

(a)         Notwithstanding Clause 29.15 (Relationship with the Lenders), and subject to paragraph (b) below, any obligation under any Finance Document to pay an amount to a Lender, or to the Agent on a Lender’s behalf, in relation to a Lending Affiliate Loan shall be construed as an obligation to pay that amount to the Lending Affiliate nominated by that Lender to participate in that Lending Affiliate Loan or to the Agent on behalf of that Lending Affiliate.

(b)         If and to the extent the Agent or the applicable Lending Affiliate is unable to make payments directly to one another in accordance with, and as contemplated by, paragraph (a) above, then this paragraph (b) shall apply such that each Lending Affiliate appoints its Appointing Lender as its agent for the purpose of receipt of payments under the Finance Documents and, notwithstanding Clause 32.2 (Distributions by the Agent), and subject to Clause 32.4 (Clawback and pre-funding), each payment received by the Agent under the Finance Documents for such a Lending Affiliate shall be made available by the Agent as soon as practicable after receipt to the Appointing Lender of that Lending Affiliate to such account as that Appointing Lender may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Appointing Lender in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or the United Kingdom (including the Channel Islands), as specified by that Appointing Lender).

41.7      Commitments and voting

(a)         Without prejudice to Clause 41.5 (Participation by Lending Affiliate), a Lending Affiliate has no Commitment, and any portion of a Commitment which relates to any Lending Affiliate Loan of that Lending Affiliate remains part of the Commitment of the Appointing Lender of that Lending Affiliate.

(b)         Any term of this Agreement which acts to cancel or reduce a Commitment on the repayment or prepayment of a Loan shall, in the case of the repayment or prepayment of a Lending Affiliate Loan of a Lending Affiliate, operate to cancel or reduce the corresponding portion of the Commitment of the Appointing Lender of that Lending Affiliate.

(c)         No reference in a Finance Document to a “Lender” shall be construed to include any Lending Affiliate for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or any other vote of Lenders under the Finance Documents. The agreement of any Lending Affiliate is not required to approve a request for any such consent, waiver, amendment or vote.

41.8      Effect on assignments and transfers

(a)         Any assignment or transfer by an Appointing Lender pursuant to Clause 27 (Changes to the Lenders) of its rights and/or obligations under the Finance Documents which relate to that portion of its Commitment which relates to a Lending Affiliate Loan shall be construed to include an assignment or transfer, as the case may be, by it, on behalf of its Lending Affiliate nominated to participate in that Lending Affiliate Loan, of that Lending Affiliate’s rights and/or obligations under the Finance Documents which relate to that Lending Affiliate Loan.

(b)         Subject to paragraph (c) below, the rights and/or obligations of a Lending Affiliate under the Finance Documents may not be assigned or transferred other than pursuant to an assignment or transfer by its Appointing Lender described in paragraph (a) above.

(c)         A Lending Affiliate (the “Existing Lending Affiliate”) may, subject to Clause 27 (Changes to the Lenders), assign any of its rights under any Finance Document which relate to an outstanding Lending Affiliate Loan to another Lending Affiliate of its Appointing Lender (the “Alternative Lending Affiliate”) or to its Appointing Lender.

(d)         An assignment described in paragraph (c) above will only be effective on receipt by the Agent of written confirmation from the Alternative Lending Affiliate or, as the case may be, the Appointing Lender (in form and substance satisfactory to the Agent) that the Alternative Lending Affiliate or, as the case may be, the Appointing Lender will assume the same obligations to the other Finance Parties as it would have been under if, in the case of an Alternative Lending Affiliate, it had been nominated to participate in that Lending Affiliate Loan or, in the case of an Appointing Lender, the Existing Lending Affiliate had not been nominated to participate in that Lending Affiliate Loan.

(e)         Paragraph (a) of Clause 27.3 (Other conditions of assignment or transfer) shall not apply to an assignment described in paragraph (c) above.

41.9      Communications

(a)         Each Lending Affiliate shall be represented by its Appointing Lender for all administrative purposes under the Finance Documents, and each Lending Affiliate shall deal with each other Party exclusively through its Appointing Lender.

(b)         The Agent shall be entitled to carry out all dealings with a Lending Affiliate through the Appointing Lender of that Lending Affiliate and may give to that Appointing Lender any notice, document or other communication required to be given by the Agent to that Lending Affiliate.

41.10    Defaulting Lenders

An Appointing Lender shall be treated as a Defaulting Lender if any Lending Affiliate of that Appointing Lender is a Defaulting Lender, and a Lending Affiliate shall be treated as a Defaulting Lender if its Appointing Lender is a Defaulting Lender.

41.11    Other adjustments

(a)         Any obligation under this Agreement for a Lending Affiliate to transfer its rights and obligations under this Agreement shall be construed as an obligation for the Appointing Lender of that Lending Affiliate to transfer its rights and obligations under this Agreement which relate to that portion of its Commitment which relates to any Lending Affiliate Loan of that Lending Affiliate.

(b)         If:

(i)             a Lending Affiliate is nominated to participate in any Loan, or class of Loan, pursuant to the delivery of a Lending Affiliate Loan Notice; and

(ii)            as a result of circumstances existing at the date of delivery of that Lending Affiliate Loan Notice an Obligor would be obliged to make a payment to that Lending Affiliate under Clause 13.7 (Minimum interest rates and payments), Clause 17 (Tax gross-up and indemnities) or Clause 18 (Increased Costs), then that Lending Affiliate is only entitled to receive payment under those Clauses in respect of a Lending Affiliate Loan which is the subject of that Lending Affiliate Loan Notice to the same extent as its Appointing Lender would have been if that Loan had not been a Lending Affiliate Loan. This paragraph (b) shall not apply:

(A)         in respect of a Lending Affiliate Loan which is the subject of a Lending Affiliate Loan Notice delivered by an Appointing Lender at or about the same time as that Appointing Lender becomes a Party as a Lender in the ordinary course of the primary syndication of the Facilities; or

(B)         in relation to Clause 17.2 (Tax gross-up), to a Lending Affiliate that is a Treaty Lender.

(c)         References to an Affiliate of a Lender (the “Relevant Lender”) or to a Lender which is an Affiliate of the Relevant Lender in:

(i)             the definition of “Overall Revolving Commitment”;

(ii)            Clause 6.5 (U.S. Dollar Swingline Facility — relationship with the Revolving Facility);

(iii)           Clause 7.9 (Loss sharing — U.S. Dollar Swingline Facility);

(iv)          Clause 8.5 (Euro Swingline Facility — relationship with the Revolving Facility);

(v)           Clause 9.12 (Loss sharing — Euro Swingline Facility);

(vi)          paragraphs (b) and (c) of Clause 12.1 (Illegality);

(vii)         Clause 12.2 (Change of control);

(viii)        Clause 12.11 (Right of replacement or repayment and cancellation in relation to a single Lender);

(ix)          paragraphs (f) and (g) of Clause 27.3 (Other conditions of assignment or transfer); and

(x)           Clause 38.6 (Replacement of a Defaulting Lender),

shall not include either a Lending Affiliate of the Relevant Lender in its capacity as such or, if the Relevant Lender is a Lending Affiliate, the Appointing Lender of the Relevant Lender in its capacity as such.

41.12    Resignation of Lending Affiliate

(a)         If no Lending Affiliate Loan in respect of which a Lending Affiliate has rights or obligations under this Agreement is outstanding, that Lending Affiliate and its Appointing Lender may request that such Lending Affiliate (the “Resigning Lending Affiliate”) ceases to be a Lending Affiliate by delivering to the Agent a Lending Affiliate Resignation Notice.

(b)         The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Lending Affiliate Resignation Notice appearing on its face to comply with the terms of this Agreement, and delivered in accordance with the terms of this Agreement, accept that Lending Affiliate Resignation Notice and notify the Appointing Lender of that Resigning Lending Affiliate and the Company of its acceptance.

(c)         Upon notification by the Agent to that Appointing Lender and the Company of its acceptance of the resignation of that Resigning Lending Affiliate:

(i)             that Resigning Lending Affiliate shall cease to be a Lending Affiliate and shall have no further rights or obligations under the Finance Documents as a Lending Affiliate; and

(ii)            any nomination of that Lending Affiliate to participate in any Loan, or class of Loan, shall be cancelled.

(d)         A Lending Affiliate shall, and its Appointing Lender shall procure that such Lending Affiliate will, resign pursuant to this Clause 41.12 if:

(i)             that Lending Affiliate ceases to be an Affiliate of its Appointing Lender; or

(ii)            its Appointing Lender ceases to be a Party.

42.        COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

43.        CONTRACTUAL RECOGNITION OF BAIL-IN

(a)         Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)             any Bail-In Action in relation to any such liability, including (without limitation):

(A)         a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(B)         a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(C)         a cancellation of any such liability; and

(ii)            a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)         In this Clause 43:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(i)             in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(ii)            in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the LMA (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means:

(i)             in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(ii)            in relation to any other applicable Bail-In Legislation:

(A)         any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(B)         any similar or analogous powers under that Bail-In Legislation.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

44.        GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

45.        ENFORCEMENT

45.1      Jurisdiction

(a)         The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)         The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)         Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

45.2      Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)           irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)           agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

45.3      WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY LITIGATION IN ANY UNITED STATES FEDERAL OR STATE COURT DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FINANCE DOCUMENTS OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE LENDER/BORROWER/GUARANTOR RELATIONSHIP. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, IT HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND IT WILL CONTINUE TO RELY ON THIS WAIVER IN RELATED FUTURE DEALINGS. EACH PARTY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED OTHER THAN BY A WRITTEN WAIVER SPECIFICALLY REFERRING

TO THIS CLAUSE 45.3 AND EXECUTED BY EACH PARTY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL BORROWERS

Name of Original Borrower	Registration number (or equivalent, if any) and jurisdiction of incorporation
Alcon Inc.	CHE-234.781.164/Switzerland
Alcon Pharmaceuticals Ltd	CHE-113.996.020/Switzerland
Alcon Finance Corporation	7190822/State of Delaware in the United States
Alcon Vision, LLC	7178807/State of Delaware in the United States

PART II  A

THE ORIGINAL LENDERS

Name of Original Lender	Bridge Facility Commitment (USD)		Facility A Commitment (USD)		Facility B Commitment (USD)		Facility C Commitment (EUR)	Revolving Facility Commitment (USD)
Bank of America, N.A., London Branch	300,000,000		100,000,000		0		0	0
Bank of America Merrill Lynch International Designated Activity Company	0		0		160,000,000		70,000,000	200,000,000
BNP Paribas Fortis SA/NV	300,000,000		100,000,000		160,000,000		70,000,000	0
BNP Paribas (Suisse) S.A.	0		0		0		0	200,000,000
Citibank N.A., Jersey Branch	300,000,000		100,000,000		160,000,000		70,000,000	200,000,000
Morgan Stanley Bank, N.A.	300,000,000		100,000,000		160,000,000		70,000,000	200,000,000
UBS AG, London Branch	300,000,000		100,000,000		160,000,000		70,000,000	200,000,000
Total	U.S.$	1,500,000,000	U.S.$	500,000,000	U.S.$	800,000,000	€350,000,000	U.S.$	1,000,000,000

PART II B

THE ORIGINAL LENDERS – SWINGLINE LENDERS

Name of Original U.S. Dollar Swingline Lender	U.S. Dollar Swingline Commitment (USD)
Bank of America, N.A.	50,000,000
BNP Paribas (Suisse) S.A.	50,000,000
Citibank N.A., Jersey Branch	50,000,000
Morgan Stanley Bank, N.A.	50,000,000
UBS AG, London Branch	50,000,000
Total	U.S.$	250,000,000

Name of Original Euro Swingline Lender	Euro Swingline Commitment (EUR)
Bank of America Merrill Lynch International Designated Activity Company	20,000,000
BNP Paribas (Suisse) S.A.	20,000,000
Citibank N.A., Jersey Branch	20,000,000
Morgan Stanley Bank, N.A.	20,000,000
UBS AG, London Branch	20,000,000
Total	€100,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.                                Original Obligors

(a)                           A copy of the constitutional documents of each Original Obligor including, in respect of each Swiss Obligor, its articles of association.

(b)                           In respect of each Swiss Obligor, a copy of the up-to-date, complete and correct excerpt from the commercial register recently certified by the relevant commercial registry authority.

(c)                            In respect of each U.S. Organised Borrower, a certificate as to the existence and good standing of such U.S. Organised Borrower from the appropriate governmental authorities in such U.S. Organised Borrower’s jurisdiction of organisation, in form and substance satisfactory to the Agent and its counsel.

(d)                           A copy of a resolution (or a relevant excerpt thereof) of the board of directors of each Original Obligor:

(i)                                      approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                   authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                                authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(e)                            A certificate of each Original Obligor (signed by a duly authorised signatory of the relevant Original Obligor) certifying the names and true signatures of each person authorised to sign the documents referred to in paragraph (d) above on its behalf.

(f)                             A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in paragraphs 1(a), 1(b) and 1(d) above is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                Legal opinions

(a)                           A legal opinion of Linklaters LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                           A legal opinion of Bär & Karrer AG, legal advisers to the Swiss Obligors in Switzerland, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)                            A legal opinion as to certain matters of United States, New York and Delaware law of Mayer Brown International LLP, legal advisers to the Company, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.                                Other documents and evidence

(a)                           Evidence that any process agent referred to in Clause 45.2 (Service of process) has accepted its appointment.

(b)                           Evidence that the fees, costs and expenses then due and payable from the Company pursuant to Clauses 16 (Fees) and 21 (Costs and expenses) have been paid, or the Agent being satisfied that they will be paid on or by the first Utilisation Date.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL BORROWER

1.                                An Accession Letter, duly executed by the Additional Borrower and the Company.

2.                                A copy of the constitutional documents of the Additional Borrower.

3.                                A copy of a resolution (or a relevant excerpt thereof) of the board of directors of the Additional Borrower:

(a)                                  approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)                                  authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)                                   authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.                                A certificate of the Additional Borrower (signed by one or more duly authorised officers of the Additional Borrower) certifying the names and true specimen of the signatures of each person authorised to sign the documents referred to in paragraph 3 above on its behalf.

5.                                If the Additional Borrower is incorporated in the United States, a certificate as to the existence and good standing of the U.S. Organised Borrower from the appropriate governmental authorities in such U.S. Organised Borrower’s jurisdiction of organisation, in form and substance satisfactory to the Agent and its counsel.

6.                                A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7.                                A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

8.                                A legal opinion of Linklaters LLP, legal advisers to the Arranger and the Agent in England.

9.                                If the Additional Borrower is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Borrower is incorporated, or, if customary in the relevant jurisdiction for such legal opinion to be provided by the legal advisers to the relevant Additional Borrower, such legal opinion shall be so provided by the Additional Borrower’s legal advisers in that jurisdiction.

10.                         If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 45.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Borrower.

11.                         If the Additional Borrower is incorporated in the Federal Republic of Germany:

(a)                                  a certified copy of the constitutional documents (Satzung or Gesellschaftsvertrag, as applicable) of the Additional Borrower;

(b)                                  an extract from the commercial register (Handelsregister) of each Additional Borrower of recent date not dated earlier than 14 days prior to the date of the Accession Letter;

(c)                                   a copy of the shareholder list (Gesellschafterliste) of each Additional Borrower, as filed with the commercial register (Handelsregister) relating to it, of recent date not dated earlier than 14 days prior to the date of its accession; and

(d)                                  a copy of a resolution (Gesellschafterbeschluss) signed by all the shareholders or partners of that Additional Borrower approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and instructing the managing director(s) of that Additional Borrower to execute the Finance Documents to which it is a party and each such other resolution which might be required by that Additional Borrower’s Articles of Association (Satzung or Gesellschaftsvertrag, as applicable).

SCHEDULE 3

REQUESTS

PART I  A

UTILISATION REQUEST

(APPLICABLE TO BRIDGE FACILITY LOANS, TERM FACILITY LOANS AND REVOLVING FACILITY LOANS)

From:     [Name of relevant Borrower]/[The Company]

To:          [                           ]

Dated:

Dear Sirs

Alcon Inc. – U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                           ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Bridge Facility]/[Facility A]/[Facility B]/[Facility C]/[Revolving Facility]*

Borrower of Loan:	[ ]

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.                                We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.                                [This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Revolving Facility Loan].]/[The proceeds of this Loan should be credited to [account].]

5.                                This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[name of relevant Borrower]/[Alcon Inc.]

*        Delete as appropriate

PART I B

UTILISATION REQUEST

(APPLICABLE TO EURO SWINGLINE LOANS)

From:     [Name of relevant Borrower]/[The Company]

To:          [                         ]

Dated:

Dear Sirs

Alcon Inc. – U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                           ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation request unless given a different meaning in this Utilisation Request.

2.                                We wish to borrow a Euro Swingline Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Euro Swingline Business Day, the next Euro Swingline Business Day)

Facility to be utilised:	Euro Swingline Facility

Borrower:	[ ]

Amount:	€[ ] or, if less, the Available Euro Swingline Facility

Interest Period:	[ ]

3.                                We confirm that each condition specified in paragraph (b) of Clause 8.4 (Euro Swingline Lenders’ participation) of the Agreement is satisfied on the date of this Utilisation Request.

4.                                The proceeds of this Euro Swingline Loan should be credited to [account].

5.                                This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[Name of relevant Borrower]/[Alcon Inc.]

PART I C

UTILISATION REQUEST

(APPLICABLE TO U.S. DOLLAR SWINGLINE LOANS)

From:     [Name of relevant Borrower]/[The Company]

To:          [                        ]

Dated:

Dear Sirs

Alcon Inc. – U.S.$3,800,000,000 and 350,000,000 Facilities Agreement
dated [                         ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation request unless given a different meaning in this Utilisation Request.

2.                                We wish to borrow a U.S. Dollar Swingline Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a New York Business Day, the next New York Business Day)

Facility to be utilised:	U.S. Dollar Swingline Facility

Borrower:	[ ]

Amount:	U.S.$[ ] or, if less, the Available U.S. Dollar Swingline Facility

Interest Period:	[ ]

3.                                We confirm that each condition specified in paragraph (b) of Clause 6.4 (U.S. Dollar Swingline Lenders’ participation) of the Agreement is satisfied on the date of this Utilisation Request.

4.                                The proceeds of this U.S. Dollar Swingline Loan should be credited to [account].

5.                                This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[Name of relevant Borrower]/[Alcon Inc.]

PART II

SELECTION NOTICE

From:     [Name of relevant Borrower]/[The Company]

To:          [                       ]

Dated:

Dear Sirs

Alcon Inc. – U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                      ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                We refer to the following [Bridge Facility Loan]/[Facility A Loan]/[Facility B Loan]/[Facility C Loan][s] in [identify currency] with an Interest Period ending on [                         ].(1)

3.                                We request that the above [Bridge Facility Loan]/[Facility A Loan]/[Facility B Loan]/[Facility C Loan][s] be divided into [                        ] [Bridge Facility Loan]/[Facility A Loan]/[Facility B Loan]/[Facility C Loan][s] with the following Base Currency Amounts and Interest Periods:(2)

[            ]

or

We request that the next Interest Period for the above [Bridge Facility Loan]/[Facility A Loan]/[Facility B Loan]/[Facility C Loan] [s] is [                       ].(3)

4.                                This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

[Name of relevant Borrower]/[Alcon Inc.]

(1)    Insert details of all Bridge Facility Loans/Facility A Loans/Facility B Loans/Facility C Loans which have an Interest Period ending on the same date.

(2)    Use this option if division of Loans is requested.

(3)    Use this option if sub-division is not required.

SCHEDULE 4

 FORM OF TRANSFER CERTIFICATE

To:                             [                   ] as Agent

From:               [                   ] (the “Existing Lender”) and [                   ] (the “New Lender”)

Dated:

Alcon Inc. — U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                We refer to Clause 27.6 (Procedure for transfer) of the Agreement:

(a)                                  The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 27.6 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)                                  The proposed Transfer Date is [                   ].

(c)                                   The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Agreement are set out in the Schedule.

3.                                The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.                                The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is [not a Qualifying Lender]/[a Qualifying Lender (other than a Treaty Lender and an Exempt Lender)/[an Exempt Lender]/[a Treaty Lender](4).

5.                                The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a Qualifying Bank.

6.                                This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

7.                                This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.                                This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

(4)          Delete as applicable — each New Lender is required to confirm which of these categories it falls within.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [                   ].

[                   ]

By:

SCHEDULE 5

 FORM OF ASSIGNMENT AGREEMENT

To:                             [                   ] as Agent and Alcon Inc. as Company, for and on behalf of each Obligor

From:               [                   ] (the “Existing Lender”) and [                   ] (the “New Lender”)

Dated:

Alcon Inc. — U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.                                We refer to Clause 27.7 (Procedure for assignment) of the Agreement:

(a)                                  The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)                                  The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement specified in the Schedule.

(c)                                   The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.(5)

3.                                The proposed Transfer Date is [                   ].

4.                                On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender.

5.                                The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Agreement are set out in the Schedule.

6.                                The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.                                The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is [not a Qualifying Lender]/[a Qualifying Lender (other than a Treaty Lender and an Exempt Lender)/[an Exempt Lender]/[a Treaty Lender].(6)

8.                                The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a Qualifying Bank.

(5)          If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2(c). This issue should be addressed at primary documentation stage.

(6)          Delete as applicable — each New Lender is required to confirm which of these categories it falls within.

9.                                This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company) of the Agreement, to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

10.                         This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

11.                         This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.                         This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [                   ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[                   ]

By:

SCHEDULE 6

 FORM OF ACCESSION LETTER

To:                             [                   ] as Agent

From:               [Subsidiary] and Alcon Inc.

Dated:

Dear Sirs

Alcon Inc. — U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 28.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                                We confirm to each Finance Party that each of the Repeating Representations and the additional representations referred to in paragraph (b) of Clause 23.15 (Repetition) of the Agreement is true and correct in relation to us as at the date hereof as if made by reference to the facts and circumstances existing on the date hereof.

4.                                [It is agreed that the following additional paragraph(s) shall be inserted into Clause 17.2 (Tax gross-up) in relation to payments made by the Additional Borrower under the Finance Documents and such Clause shall be deemed to be amended accordingly: [relevant additional paragraphs]].

5.                                Alcon Inc. confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.

6.                                [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

7.                                This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[This Accession Letter has been delivered as a deed on the date stated at the beginning of this Accession Letter.]

By:	By:

Alcon Inc.	[Subsidiary]

SCHEDULE 7

 FORM OF RESIGNATION LETTER

To:                             [                   ] as Agent

From:               [resigning Borrower] and Alcon Inc.

Dated:

Dear Sirs

Alcon Inc. — U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                Pursuant to Clause 28.3 (Resignation of a Borrower) of the Agreement, we request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement.

3.                                We confirm that no Default is continuing or would result from the acceptance of this request.

4.                                This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

By:	By:

Alcon Inc.	[Subsidiary]

SCHEDULE 8

TIMETABLES

“D –    “ refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

	Loans in USD	Loans in EUR	Loans in CHF	Loans in other currencies

Request for approval as an Optional Currency, if required (Clause 4.3 (Conditions relating to Optional Currencies))	Not applicable	Not applicable	Not applicable	D – 5 10:00 a.m.

Agent notifies the Lenders of the request, if applicable (Clause 4.3 (Conditions relating to Optional Currencies))	Not applicable	Not applicable	Not applicable	Promptly

Responses by Lenders to the request, if applicable (Clause 4.3 (Conditions relating to Optional Currencies))	Not applicable	Not applicable	Not applicable	D – 4 1:00 p.m.

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies), if applicable	Not applicable	Not applicable	Not applicable	Promptly

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 14.1 (Selection of Interest Periods))	D – 3 10:00 a.m.	D – 3 10:00 a.m.	D – 3 10:00 a.m.	D – 3 10:00 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)

	Promptly	Promptly	Promptly	Promptly

LIBOR or EURIBOR is fixed	Quotation Day 11:00 a.m.	Quotation Day 11:00 a.m. (Brussels time)	Quotation Day 11:00 a.m.	Quotation Day 11:00 a.m.

Agent receives a notification from a Lender under Clause 10.2 (Unavailability of a currency) (if applicable)	Not applicable	Quotation Day 3:00 p.m.	Quotation Day 3:00 p.m.	Quotation Day 3:00 p.m.

Agent gives notice in accordance with Clause 10.2 (Unavailability of a currency) (if applicable)	Not applicable	Quotation Day 5:00 p.m.	Quotation Day 5:00 p.m.	Quotation Day 5:00 p.m.

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 15.2 (Calculation of Reference Bank Rate)	Noon on the Quotation Day in respect of LIBOR	Quotation Day 11:30 a.m. (Brussels time) in respect of EURIBOR	Noon on the Quotation Day in respect of LIBOR	Noon on the Quotation Day in respect of LIBOR

Delivery of a duly completed Utilisation Request (Clause 8.2 (Delivery of a Utilisation Request for Euro Swingline Loans))	Not applicable	D 10:00 a.m. (London time)	Not applicable	Not applicable

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Euro Swingline Loan, if required under Clause 8.4 (Euro Swingline Lenders’ participation) and notifies each Euro Swingline Lender of the amount of its participation in the Euro Swingline Loan under Clause 8.4 (Euro Swingline Lenders’ participation)

	Not applicable	Promptly	Not applicable	Not applicable

Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for U.S. Dollar Swingline Loans))	D 10:00 a.m. (New York time)	Not applicable	Not applicable	Not applicable

Agent announces prime commercial lending rate in dollars under Clause 7.5 (Interest)	D 10:00 a.m. (New York time)	Not applicable	Not applicable	Not applicable

Agent determines (in relation to a Utilisation) the Base Currency Amount of the U.S. Dollar Swingline Loan, if required under Clause 6.4 (U.S. Dollar Swingline Lenders’ participation) and notifies each U.S. Dollar Swingline Lender of the amount of its participation in the U.S. Dollar Swingline Loan under Clause 6.4 (U.S. Dollar Swingline Lenders’ participation)

	Promptly	Not applicable	Not applicable	Not applicable

SCHEDULE 9

FORM OF INCREASE CONFIRMATION

To:                             [                   ] as Agent and Alcon Inc. as Company, for and on behalf of each Obligor

From:               [the Increase Lender] (the “Increase Lender”)

Dated:

Alcon Inc. — U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.                                We refer to Clause 2.2 (Increase) of the Agreement.

3.                                The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitments specified in the Schedule (the “Relevant Commitments”) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitments.

4.                                The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitments is to take effect (the “Increase Date”) is [                   ].

5.                                [The Increase Lender confirms, for the purposes of paragraph (g) of Clause 2.2 (Increase) of the Agreement, that the Termination Date applicable to the Relevant Commitment is [                   ].]

6.                                On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

7.                                The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 34.2 (Addresses) of the Agreement are set out in the Schedule.

8.                                The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase) of the Agreement.

9.                                The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is [not a Qualifying Lender]/[a Qualifying Lender (other than a Treaty Lender and an Exempt Lender)]/[an Exempt Lender]/[a Treaty Lender].(7)

10.                         The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a Qualifying Bank.

11.                         This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

12.                         This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.                         This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

(7)         Delete as applicable — each Increase Lender is required to confirm which of these three categories it falls within.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[Insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [                   ].

Agent

By:

SCHEDULE 10

ORIGINAL LENDING AFFILIATES

Name of Original Lender	Name of Original Lending Affiliate(s)	Lending Affiliate Loan(s)
Bank of America Merrill Lynch International Designated Activity Company	Bank of America, N.A., London Branch	Each Revolving Facility Loan
UBS AG, London Branch	UBS AG, Stamford Branch	Each U.S. Dollar Swingline Loan

SCHEDULE 11

FORM OF NEW LENDING AFFILIATE APPOINTMENT NOTICE

To:                             [                   ] as Agent

From:               [The Appointing Lender] (the “Appointing Lender”) and [The New Lending Affiliate] (the “New Lending Affiliate”)

Dated:

Alcon Inc. — U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is a New Lending Affiliate Appointment Notice. Terms defined in the Agreement have the same meaning in this New Lending Affiliate Appointment Notice unless given a different meaning in this New Lending Affiliate Appointment Notice.

2.                                We refer to Clause 41.2 (Appointment of New Lending Affiliates) of the Agreement:

(a)                                  The Appointing Lender appoints the New Lending Affiliate as a Party to the Agreement as a New Lending Affiliate of the Appointing Lender and the New Lending Affiliate agrees to that appointment.

(b)                                  The proposed Appointment Date is [                   ].

(c)                                   The Facility Office of the New Lending Affiliate is set out in the Schedule.

3.                                The Appointing Lender confirms, for the benefit of the Agent and without liability to any Obligor, that that the New Lending Affiliate is [not a Qualifying Lender]/[a Qualifying Lender (other than a Treaty Lender and an Exempt Lender)]/[an Exempt Lender]/[a Treaty Lender].(8)

4.                                The Appointing Lender confirms, for the benefit of the Agent and without liability to any Obligor, that the New Lending Affiliate is a Qualifying Bank.

5.                                This New Lending Affiliate Appointment Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this New Lending Affiliate Appointment Notice.

6.                                This New Lending Affiliate Appointment Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.                                This New Lending Affiliate Appointment Notice has been entered into on the date stated at the beginning of this New Lending Affiliate Appointment Notice.

(8)         Delete as applicable — each Appointing Lender is required to confirm which of these three categories the New Lending Affiliate falls within.

THE SCHEDULE

[New Lending Affiliate’s Facility Office and account details for payments]

[Appointing Lender]	[New Lending Affiliate]

By:	By:

This New Lending Affiliate Appointment Notice is accepted by the Agent and the Appointment Date is confirmed as [                   ].

[Agent]

By:

SCHEDULE 12

FORM OF LENDING AFFILIATE LOAN NOTICE

To:                             [                   ] as Agent and Alcon Inc. as Company

From:               [The Appointing Lender] (the “Appointing Lender”) and [the Lending Affiliate] (the “Lending Affiliate”)

Dated:

Alcon Inc. — U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Lending Affiliate Loan Notice. Terms defined in the Agreement have the same meaning in this Lending Affiliate Loan Notice unless given a different meaning in this Lending Affiliate Loan Notice.

2.                                We refer to Clause 41.4 (Nomination of Lending Affiliate Loans) of the Agreement. The Appointing Lender nominates the Lending Affiliate to participate in:

[specify, by reference to one or more of the criteria listed in paragraph (d) of Clause 41.4 (Nomination of Lending Affiliate Loans) of the Agreement, each individual Loan, or class of Loan, in which the Lending Affiliate is to participate in place of the Appointing Lender]

(the “Lending Affiliate Loan[s]”).

3.                                The Lending Affiliate confirms that it is a Party as a Lending Affiliate, acknowledges the nomination described in paragraph 2 above and confirms that it shall participate in the Lending Affiliate Loan[s] to the extent required by the Agreement.

[Appointing Lender]	[Lending Affiliate]

By:	By:

SCHEDULE 13

FORM OF LENDING AFFILIATE RESIGNATION NOTICE

To:                             [                   ] as Agent

From:               [Resigning Lending Affiliate] (the “Resigning Lending Affiliate”) and [Appointing Lender] (the “Appointing Lender”)

Dated:

Alcon Inc. — U.S.$3,800,000,000 and €350,000,000 Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Lending Affiliate Resignation Notice. Terms defined in the Agreement have the same meaning in this Lending Affiliate Resignation Notice unless given a different meaning in this Lending Affiliate Resignation Notice.

2.                                We refer to Clause 41.12 (Resignation of Lending Affiliate) of the Agreement and request that the Resigning Lending Affiliate cease to be a Lending Affiliate under the Agreement.

3.                                We confirm that:

(a)                                  no Lending Affiliate Loan in respect of which the Resigning Lending Affiliate has rights or obligations under the Agreement is outstanding; and

(b)                                  any nomination of the Lending Affiliate to participate in any Loan, or class of Loan, shall be cancelled on the Agent’s acceptance of this Lending Affiliate Resignation Notice.

4.                                This Lending Affiliate Resignation Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Resigning Lending Affiliate]

By:

[Appointing Lender]

By:

Acknowledged by the Agent:

By:

SIGNATURES TO THE AGREEMENT

The Company

Alcon Inc.

Address:	6, Rue Louis-d’Affry

CH-1701 Fribourg

Switzerland

Fax No:	+41 58911 32 22

Attention:	General Counsel / Corporate Secretary

By:	/s/ David Endicott

Name: David Endicott

Title: Authorised Signatory

By:	/s/ David Murray

Name: David Murray

Title: Authorised Signatory

[Signature page — Facilities Agreement]

The Original Borrowers

Alcon Inc.

By:	/s/ David Endicott

Name: David Endicott

Title: Authorised Signatory

By:	/s/ David Murray

Name: David Murray

Title: Authorised Signatory

[Signature page — Facilities Agreement]

Alcon Pharmaceuticals Ltd

By:	/s/ David Endicott

Name: David Endicott

Title: Authorised Signatory

By:	/s/ David Murray

Name: David Murray

Title: Authorised Signatory

[Signature page – Facilities Agreement]

Alcon Finance Corporation

By:	/s/ David Murray

Name: David Murray

Title: Director

By:	/s/ Jan Hjalber

Name: Jan Hjalber

Title: Director

[Signature page – Facilities Agreement]

Alcon Vision, LLC

By:	/s/ David Endicott

Name: David Endicott

Title: Director

By:	/s/ David Murray

Name: David Murray

Title: Director

[Signature page – Facilities Agreement]

The Arranger

Bank of America Merrill Lynch International Designated Activity Company

By:	/s/ David Pepper

Name: David Pepper

Title: Authorised Signatory

[Signature page – Facilities Agreement]

BNP Paribas Fortis SA/NV

By:	/s/ Pascal Gilliard

Name: Pascal Gilliard

Title: Head of Financing Solutions EMEA

By:	/s/ David Peythieu

Name: David Peythieu

Title: Authorised Signatory

[Signature page – Facilities Agreement]

Citigroup Global Markets Limited

By:	/s/ Lucy Devlin

Name: Lucy Devlin

Title: Director

[Signature page – Facilities Agreement]

Morgan Stanley Bank International Limited

By:	/s/ Nils Oqvist

Name: Nils Oqvist

Title: Authorised Signatory

[Signature page – Facilities Agreement]

UBS AG, London Branch

By:	/s/ Abudy Taha

Name: Abudy Taha

Title: Managing Director

By:	/s/ Damien Hedderwick

Name: Damien Hedderwick

Title: Executive Director

[Signature page – Facilities Agreement]

The Original Lenders

Bank of America Merrill Lynch International Designated Activity Company

By:	/s/ Louise Dendle

Name: Louise Dendle

Title: Authorised Signatory

[Signature page – Facilities Agreement]

Bank of America, N.A.

By:	/s/ Albert Wheeler

Name: Albert Wheeler

Title: Vice President

[Signature page – Facilities Agreement]

Bank of America, N.A., London Branch

By:	/s/ Sharon Pandji

Name: Sharon Pandji

Title: Authorised Signatory

[Signature page – Facilities Agreement]

BNP Paribas Fortis SA/NV

By:	/s/ Pascal Gilliard

Name: Pascal Gilliard

Title: Head of Financing Solutions EMEA

By:	/s/ David Peythieu

Name: David Peythieu

Title: Authorised Signatory

[Signature page – Facilities Agreement]

BNP Paribas (Suisse) S.A.

By:	/s/ Patrick Voegeli

Name: Patrick Voegeli

Title: Authorised Signatory

By:	/s/ Thierry Tomizioli

Name: Thierry Tomizioli

Title: Authorised Signatory

[Signature page – Facilities Agreement]

Citibank N.A., Jersey Branch

By:	/s/ Jitendra Pal

Name: Jitendra Pal

Title: Vice President

[Signature page – Facilities Agreement]

Morgan Stanley Bank, N.A.

By:	/s/ Jennifer DeFazio

Name: Jennifer DeFazio

Title: Authorised Signatory

[Signature page – Facilities Agreement]

UBS AG, London Branch

By:	/s/ Abudy Taha

Name: Abudy Taha

Title: Authorised Signatory

By:	/s/ Damien Hedderwick

Name: Damien Hedderwick

Title: Authorised Signatory

[Signature page – Facilities Agreement]

The Original Lending Affiliates

Bank of America, N.A., London Branch

By:	/s/ Sharon Pandji

Name: Sharon Pandji

Title: Authorised Signatory

[Signature page – Facilities Agreement]

UBS AG, Stamford Branch

By:	/s/ Jaël Gebhard

Name: Jaël Gebhard

Title: Associate Director

By:	/s/ Houssern Daly

Name: Houssern Daly

Title: Associate Director

[Signature page – Facilities Agreement]

The Agent

Citibank Europe PLC, UK Branch

Address:	Citibank Europe plc, UK Branch
5th Floor, Citigroup Centre
25 Canada Square
Canary Wharf
London
E14 5LB

Fax No:	+44 207 492 3980

Attention:	Loans Agency

By:	/s/ Jane Styles

Name: Jane Styles

Title: Authorised Signatory

[Signature page – Facilities Agreement]